SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ]  Confidential, for Use of the Commission
          Only (as permitted by Rule 14a-6(e)(2))

     [x]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Under Rule 14a-12


                         The Charles Schwab Corporation
                ________________________________________________
                (Name or Registrant as Specified in Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

     [x]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applied:

________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

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     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

________________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________

     (3)  Filing Party:

________________________________________________________________________________

     (4)  Date Filed:

________________________________________________________________________________

                              2003 PROXY STATEMENT
        ==============================================================









                         THE CHARLES SCHWAB CORPORATION

                                                          LETTER TO STOCKHOLDERS


                                                                  MARCH 28, 2003
DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 2003 annual meeting of stockholders. The meeting will be held on Friday, May 9, 2003, at 2:00 p.m., Pacific time, at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California.

At the meeting we will:

 o elect four directors for three-year terms,
 o vote on a proposal to approve an amendment to the 2001 Stock Incentive Plan regarding grants to non-employee directors,
 o vote on a proposal to approve the Long-Term Incentive Plan,
 o vote on a proposal to approve the annual bonus provisions contained in Charles R. Schwab's amended Employment Agreement,
 o vote on a proposal to approve an incentive plan for Lon Gorman,
 o vote on a stockholder proposal regarding the expensing of stock options, and
 o conduct any other business properly coming before the meeting.

We also will report on our corporate performance in 2002 and answer your questions.

We are continuing to make our proxy statement and annual report available over the Internet and to make it possible for all stockholders to vote on the Internet. WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET VOTING. IT IS A SIMPLE PROCESS AND THE LEAST EXPENSIVE WAY FOR US TO PROCESS YOUR VOTE. When you vote on the Internet, you will have the option to enroll in Internet delivery. WE ENCOURAGE STOCKHOLDERS WHO HAVE NOT YET DONE SO TO ENROLL IN INTERNET DELIVERY. IT IS THE LEAST EXPENSIVE AND QUICKEST WAY FOR US TO SEND PROXY MATERIALS TO YOU.

You will find a form in the proxy materials which enables us, as the SEC now permits, to deliver just one set of proxy materials to households with multiple stockholders. If you live in such a household (and choose not to enroll in Internet delivery), we encourage you to allow us to send your household a single set of proxy materials to help us reduce future proxy printing and distribution costs.

As we reflect on significant recent developments in our corporate governance, we are pleased that our Board has appointed two new directors. In April 2002, Paula A. Sneed joined our Board, and Robert N. Wilson, whose appointment was approved in March 2003, will join our Board beginning at the time of our annual meeting. Ms. Sneed is Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc. Mr. Wilson has had a long and prominent career at Johnson & Johnson, and will be retiring from his current position as Senior Vice Chairman of its board of directors in May 2003. Mr. Wilson is also a director of Amerada Hess Corporation and U.S. Trust Corporation (which became a subsidiary of the Company through a merger in May 2000).

We also want to express our appreciation to Arun Sarin, who will retire from our Board at the time of our annual meeting, for his valued contributions to the Company as a director since 1998. Mr. Sarin's decision to retire from our Board was prompted by his appointment to be Chief Executive Officer of Vodafone PLC, requiring his relocation to London where Vodafone is headquartered. We also want to thank Jeffrey Maurer, who recently retired from his director and executive officer positions with both the Company and U.S. Trust, for the significant services he provided following the Company's merger with U. S. Trust, and we wish to acknowledge his long and distinguished career at U.S. Trust.

We look forward to seeing you at our annual meeting. If you cannot attend the meeting in person, we hope you will join us via our Webcast.


Sincerely,

/s/ CHARLES R. SCHWAB                /s/ DAVID S. POTTRUCK
__________________________           __________________________
CHARLES R. SCHWAB                    DAVID S. POTTRUCK
CHAIRMAN OF THE BOARD AND            PRESIDENT AND
CO-CHIEF EXECUTIVE OFFICER           CO-CHIEF EXECUTIVE OFFICER

[side bar]

[PHOTO OF CHARLES R. SCHWAB AND DAVID S. POTTRUCK]

TABLE OF CONTENTS


         NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS.............  3

         PROXY STATEMENT...........................................  4
             QUESTIONS AND ANSWERS.................................  5
             PROPOSALS TO BE VOTED ON..............................  9
             THE BOARD OF DIRECTORS................................ 22
             BOARD AND COMMITTEE MEETINGS.......................... 26
             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
               PARTICIPATION....................................... 28
             DIRECTOR COMPENSATION................................. 29
             PRINCIPAL STOCKHOLDERS................................ 31
             PERFORMANCE GRAPH..................................... 33
             SUMMARY COMPENSATION TABLE............................ 34
             OPTION GRANTS......................................... 37
             OPTIONS EXERCISED..................................... 39
             PENSION PLAN TABLE.................................... 40
             SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
               COMPENSATION PLANS.................................. 41
             COMPENSATION COMMITTEE REPORT......................... 43
             AUDIT COMMITTEE REPORT................................ 50
             AUDITOR INDEPENDENCE.................................. 51
             OTHER INFORMATION..................................... 53
               CERTAIN TRANSACTIONS................................ 53
               CERTAIN RELATIONSHIPS............................... 54
               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                 COMPLIANCE........................................ 55
               STOCKHOLDER PROPOSALS............................... 55
               EFFECT OF NOT RETURNING PROXY....................... 55
               COSTS OF PROXY SOLICITATION......................... 56
               INCORPORATION BY REFERENCE.......................... 56
               HOUSEHOLDING........................................ 57

         TICKETS AND INTERNET ACCESS TO THE ANNUAL MEETING......... 58

         APPENDIX A
             DESCRIPTION OF CHARLES R. SCHWAB'S EMPLOYMENT AND
               LICENSE AGREEMENTS.................................. 59

         APPENDIX B
             DESCRIPTION OF H. MARSHALL SCHWARZ'S SEPARATION AND
               EMPLOYMENT AGREEMENTS............................... 62

         APPENDIX C
             DESCRIPTION OF JEFFREY S. MAURER'S SEPARATION AND
               EMPLOYMENT AGREEMENTS............................... 64

         APPENDIX D
             DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN.......... 66

         APPENDIX E
             NEW PLAN BENEFITS TABLE FOR THE 2001 STOCK INCENTIVE
               PLAN................................................ 72

         APPENDIX F
             DESCRIPTION OF THE LONG-TERM INCENTIVE PLAN........... 73

         APPENDIX G
             NEW PLAN BENEFITS TABLE FOR THE LONG-TERM INCENTIVE
               PLAN................................................ 75

         APPENDIX H
             DESCRIPTION OF LON GORMAN'S EMPLOYMENT AGREEMENT...... 76

         APPENDIX I
             AUDIT COMMITTEE CHARTER............................... 79

                                   NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS


The 2003 annual meeting of stockholders of The Charles Schwab Corporation will be held on Friday, May 9, 2003, at 2:00 p.m., Pacific time, at the Nob Hill Masonic Center, 1111 California Street, San Francisco, California, to conduct the following items of business:

 o elect four directors for three-year terms,

 o vote on a proposal to approve an amendment to the 2001 Stock Incentive Plan regarding grants to non-employee directors,

 o vote on a proposal to approve the Long-Term Incentive Plan,

 o vote on a proposal to approve the annual bonus provisions contained in Charles R. Schwab's amended employment agreement,

 o vote on a proposal to approve an incentive plan for Lon Gorman,

 o vote on a stockholder proposal regarding the expensing of stock options, and

 o conduct any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 10, 2003 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 120 Kearny Street, San Francisco, California 94108.

By Order of the Board of Directors,

/s/ CARRIE E. DWYER
________________________
CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

[side bar]

THE 2003 ANNUAL
MEETING OF
STOCKHOLDERS WILL BE
HELD ON FRIDAY, MAY 9,
2003, AT 2:00 P.M., AT
THE NOB HILL MASONIC
CENTER IN
SAN FRANCISCO,
CALIFORNIA

PROXY STATEMENT


As a stockholder of The Charles Schwab Corporation, you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains important information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

In this proxy statement, we refer to The Charles Schwab Corporation as the "Company." We also refer to this proxy statement, the proxy card and our 2002 annual report as the "proxy materials."

The Board of Directors is sending proxy materials to you and all other stockholders on or about March 28, 2003. The Board is asking you to vote your shares by completing and returning the proxy card or otherwise submitting your vote in one of the ways described on pages 5 and 6 of this proxy statement under "Questions and Answers--How Do I Vote?"

[side bar]

STOCKHOLDERS OWNING
COMPANY SHARES AT
THE CLOSE OF BUSINESS
ON MARCH 10, 2003  ARE
ENTITLED TO ATTEND AND
VOTE AT THE MEETING.

                                                           QUESTIONS AND ANSWERS


Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Company common stock on March 10, 2003 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,352,529,053 shares of Company common stock outstanding on March 10, 2003.

Q: WHAT IS IN THIS PROXY STATEMENT?

A: This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Charles R. Schwab and David S. Pottruck as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Schwab and Mr. Pottruck to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q: WHAT AM I VOTING ON?

A: We are asking you to vote on:

o  the election of four directors for terms of three years,

o a proposal to approve an amendment to the 2001 Stock Incentive Plan regarding grants to non-employee directors,

o  a proposal to approve the Long-Term Incentive Plan,

o a proposal to approve the annual bonus provisions contained in Charles R. Schwab's amended employment agreement,

o  a proposal to approve an incentive plan for Lon Gorman, and

o  a stockholder proposal regarding the expensing of stock options.

The section entitled "Proposals To Be Voted On," beginning on page 9, gives you more information on these matters.

Q: HOW DO I VOTE?

A: You may vote by mail or telephone, on the Internet or in person at the meeting, as discussed below.

YOU MAY VOTE BY MAIL.

You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

o  as you instruct, and

o according to the best judgment of Mr. Schwab and Mr. Pottruck if a proposal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card you mail in, your shares will be voted:

o  FOR the four named nominees for directors,

[side bar]

WHO CAN VOTE AT THE
ANNUAL MEETING?

WHAT IS IN THIS PROXY
STATEMENT?

WHAT IS THE PROXY
CARD?

WHAT AM I VOTING ON?

HOW DO I VOTE?

QUESTIONS AND ANSWERS

o FOR approval of the amendment to the 2001 Stock Incentive Plan regarding grants to non-employee directors,

o  FOR approval of the Long-Term Incentive Plan,

o FOR approval of the annual bonus provisions contained in Charles R. Schwab's amended employment agreement,

o  FOR approval of the incentive plan for Lon Gorman,

o AGAINST the stockholder proposal regarding the expensing of stock options, and

o according to the best judgment of Mr. Schwab and Mr. Pottruck if a proposal comes up for a vote at the meeting that is not on the proxy card.

YOU MAY VOTE BY TELEPHONE.

You do this by following the "Vote by Telephone" instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

YOU MAY VOTE ON THE INTERNET.

You do this by following the "Vote by Internet" instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card.

YOU MAY VOTE IN PERSON AT THE MEETING.

We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q: HOW DO I VOTE MY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN SHARES?

A: If you participate in the Dividend Reinvestment and Stock Purchase Plan managed by our transfer agent, Wells Fargo Bank Minnesota, N.A., the proxy card you receive from Wells Fargo will include your Company shares held under that plan.

If you participate in our Dividend Reinvestment and Stock Purchase Plan through the Company's principal brokerage subsidiary, Charles Schwab & Co., Inc., the proxy card you receive from that firm will include Company shares held in your brokerage account.

WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD AND VOTING INSTRUCTIONS CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR COMPANY SHARES.

Q: HOW DO I VOTE MY RETIREMENT PLAN SHARES?

A: The proxy card you receive from our transfer agent will include your Company shares, if any, held under The SchwabPlan Retirement Savings and Investment Plan and under the U.S. Trust Corporation 401(k) Plan. By completing and returning your proxy card, you provide voting instructions:

o to the transfer agent for shares you hold in your individual name at Wells Fargo Bank Minnesota, N.A., and

[side bar]

HOW DO I VOTE MY
DIVIDEND REINVESTMENT
AND STOCK PURCHASE
PLAN SHARES?

HOW DO I VOTE MY
RETIREMENT PLAN
SHARES?

                                                          QUESTIONS AND ANSWERS


o  to these plans' purchasing agents for shares you hold through these plans.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote by:

o signing another proxy card with a later date and returning it before the polls close at the meeting,

o voting by telephone or on the Internet before 12:00 p.m., Central time, on May 8, 2003 (your LATEST telephone or Internet vote is counted), or

o  voting at the meeting.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of the Company's outstanding shares as of March 10, 2003 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

o  is present and votes in person at the meeting, or

o has properly submitted a proxy (including voting by telephone or over the Internet).

Q: HOW MANY VOTES MUST THE NOMINEES RECEIVE TO BE ELECTED AS DIRECTORS?

A: Because four directors are to be elected at the annual meeting, the four individuals receiving the highest number of votes FOR election will be elected.

Q: HOW MANY VOTES ARE NEEDED FOR THE APPROVAL OF EACH OF THE PROPOSALS OTHER THAN THE PROPOSAL FOR THE ELECTION OF DIRECTORS?

A: Each of the proposals that we are asking you to vote on, other than the proposal for the election of directors discussed immediately above, will be approved if a majority of the shares present at the meeting in person or by proxy vote FOR approval.

Q: WHAT HAPPENS IF A DIRECTOR NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Charles
R. Schwab and David S. Pottruck can vote your shares for a substitute nominee. They cannot vote for more than four nominees.

[side bar]

WHAT DOES IT MEAN IF I
RECEIVE MORE THAN ONE
PROXY CARD?

WHAT IF I CHANGE MY
MIND AFTER I RETURN MY
PROXY?

HOW MANY SHARES MUST
BE PRESENT TO HOLD THE
MEETING?

HOW MANY VOTES MUST
THE NOMINEES RECEIVE
TO BE ELECTED AS
DIRECTORS?

HOW MANY VOTES ARE
NEEDED FOR THE
APPROVAL OF EACH OF
THE PROPOSALS OTHER
THAN THE PROPOSAL FOR
THE ELECTION OF
DIRECTORS?

WHAT HAPPENS IF A
DIRECTOR NOMINEE IS
UNABLE TO STAND FOR
ELECTION?

QUESTIONS AND ANSWERS


Q: HOW ARE VOTES COUNTED?

A: You may vote either "for" each director nominee or withhold your vote from any one or more of the nominees.

You may vote "for" or "against" or "abstain" from voting on each of the other five proposals discussed under "Proposals To Be Voted On," beginning on page 9. If you abstain from voting on any of these five proposals, it will have the same effect as a vote "against" the proposal.

If you give your proxy without voting instructions, your shares will be counted as a vote:

o  FOR each director nominee,

o FOR each of the other proposals discussed under "Proposals To Be Voted On," beginning on page 9, except for the stockholder proposal regarding the expensing of stock options, and

o  AGAINST the stockholder proposal regarding the expensing of stock options.

For a discussion of the effect of not returning your proxy if your shares are held in street name through your brokerage firm, see "Other Information--Effect of Not Returning Proxy" on page 55.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank Minnesota, N.A.

Q: IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential by the Company's transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Q: HOW DO I ACCESS THE ANNUAL MEETING ON THE INTERNET?

A: For information on how to receive the real-time broadcast of the annual meeting over the Internet, go to www.schwabevents.com.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission in mid-August, and you can get a copy by contacting our Investor Relations Hotline at (415) 636-2787 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at www.aboutschwab.com/irelations by clicking on "Financials" or through the SEC's electronic data system called EDGAR at www.sec.gov.

[side bar]

HOW ARE VOTES
COUNTED?

IS MY VOTE KEPT
CONFIDENTIAL?

HOW DO I ACCESS THE
ANNUAL MEETING ON THE
INTERNET?

WHERE DO I FIND THE
VOTING RESULTS OF THE
MEETING?

                                                        PROPOSALS TO BE VOTED ON


1. ELECTION OF DIRECTORS

WE ARE ASKING YOU TO ELECT OUR FOUR NOMINEES FOR DIRECTORS.

Nominees for directors this year are Nancy H. Bechtle, C. Preston Butcher, David S. Pottruck and George P. Shultz.

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

2. APPROVAL OF AMENDMENT TO 2001 STOCK INCENTIVE PLAN REGARDING GRANTS TO NON-EMPLOYEE DIRECTORS

WE ARE ASKING YOU TO APPROVE AN AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN TO CHANGE THE GRANTS MADE TO THE COMPANY'S NON-EMPLOYEE DIRECTORS.

In late 2002 and early 2003, a review of the non-employee directors' compensation program was performed as part of the Company's periodic re-evaluation of the appropriateness of the compensation of non-employee directors. The review included a comparison to directors' compensation at peer group companies. The Board had last reviewed the non-employee directors' compensation program in 2001. In January 2003, based on the most recent review, the Compensation Committee of the Company's Board of Directors approved changes to the stock-based grants to non-employee directors, as outlined below, and recommended that the Board approve the changes. In January 2003, the Board (including the employee directors who do not receive stock-based grants in their capacity as directors) also approved the changes, subject to the approval of stockholders, and in March 2003, the Board authorized an amendment to the 2001 Stock Incentive Plan reflecting the changes to be submitted to stockholders for a vote.

Currently, upon joining the Board, a non-employee director is entitled to a one-time grant of options on 10,000 shares of Company common stock. In addition, the plan currently provides for annual, automatic option grants to non-employee directors. The number of shares of Company common stock covered by each such option grant is determined by dividing $150,000 by the closing price of Company common stock on the grant date. The automatic grants occur on May 15 of each year, or on the next business day if May 15 is not a business day. All of the grants mentioned above are immediately vested and exercisable.

The amendment to the plan would make the following changes:

o A new non-employee director would receive an initial grant of options on 5,000 shares of Company common stock.

o  The annual, automatic grants to non-employee directors would consist of
   (i) options on 5,000 shares of Company common stock and (ii) a number of restricted shares of Company common stock determined by dividing $50,000 by the average of the high and low market prices of Company common stock on the grant date.

o Although the initial option grants to new non-employee directors would continue to vest fully on the grant date,

[side bar]

ELECTION OF DIRECTORS

o NANCY H. BECHTLE

o C. PRESTON BUTCHER

o DAVID S. POTTRUCK

o GEORGE P. SHULTZ

APPROVAL OF
AMENDMENT TO 2001
STOCK INCENTIVE PLAN
REGARDING GRANTS TO
NON-EMPLOYEE
DIRECTORS

PROPOSALS TO BE VOTED ON


  the annual grants of options and restricted shares would vest over a three-year period as follows:

o  25% on each of the first and second anniversaries of the grant date, and

o  the remaining 50% on the third anniversary of the grant date.

  Full vesting would occur on a director's death, disability or retirement from the Board.

The Compensation Committee and Board approvals of these changes to the stock-based grants to non-employee directors were accompanied by their approval of an increase in directors' cash compensation which became effective in January 2003. For more information about the previous and new directors' cash compensation for non-employee directors, see "Director Compensation" on page 29.

The Company believes that the changes in the stock-based grants to non-employee directors, including dividing the grants between stock options and restricted stock, and the increase in non-employee directors' cash compensation will better align the Company's non-employee directors' compensation with stockholders' interests and with peer group directors' compensation.

For more information about the 2001 Stock Incentive Plan, as it would be amended, see the description in Appendix D. See also the table in Appendix E for the stock-based grants that would have been made under the plan in 2002 to non-employee directors, based on certain assumptions, had the amended plan been in effect in 2002.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN REGARDING GRANTS TO NON-EMPLOYEE DIRECTORS.

3. APPROVAL OF LONG-TERM INCENTIVE PLAN

WE ARE ASKING YOU TO APPROVE THE LONG-TERM INCENTIVE PLAN.

The Long-Term Incentive Plan would currently cover up to approximately
800 executive and other officer participants selected by the Compensation Committee of the Company's Board of Directors. In January 2003, the Compensation Committee approved the plan and recommended that the Board approve it. In March 2003, the Board also approved the plan, subject to the approval of stockholders. As discussed below, stockholder approval is necessary to achieve the desired tax results for cash incentive payments to executive officers under the plan.

In late 2002 and early 2003, the Company reviewed the program by which it has provided long-term incentive compensation to employees. In order to enhance incentives to employees, and in view of uncertainties with respect to the future accounting for employee stock options, the company decided to change the focus of its long-term incentive compensation for 2003 from stock option grants to a combination of cash and restricted stock awards. The Long-Term Incentive Plan is part of this new overall long-term incentive compensation program and would provide the cash component of long-term incentive compensation awards.

[side bar]

APPROVAL OF LONG-TERM
INCENTIVE PLAN

                                                        PROPOSALS TO BE VOTED ON


The restricted stock component of the long-term incentive compensation awards would come from the 2001 Stock Incentive Plan (which is discussed in the "Compensation Committee Report" under "Variable Compensation--1992 and 2001 Stock Incentive Plans, beginning on page 46," and described in Appendix D).

Section 162(m) of the Internal Revenue Code authorizes tax deductions for certain executive compensation in excess of $1 million only if, among other things, such compensation is based on performance and the plan under which it is paid is approved by stockholders. The cash incentive amount payable to officers under the Long-Term Incentive Plan is based strictly on the Company's corporate performance, as discussed below.

If stockholders approve the Long-Term Incentive Plan, and the Company complies with certain other Section 162(m) requirements, payments to executive officers under the plan will qualify for deduction under Section 162(m). If stockholders do not approve the plan, it will not become effective.

The objectives of the new overall long-term incentive compensation program, of which the Long-Term Incentive Plan is a part, include the following:

o Provide financial incentives to selected executive and other officers to contribute to the long-term success of the Company; and

o change the way the Company delivers potential long-term compensation to most officers from grants made entirely in stock-based awards (primarily stock options) to grants made 50% in cash incentive payments under the Long- Term Incentive Plan and 50% in restricted shares of Company common stock under the 2001 Stock Incentive Plan.

Subject to the approval of the Long-Term Incentive Plan by stockholders, the Compensation Committee has established an initial four-year performance period under the plan, beginning January 1, 2003. The Compensation Committee has determined that cash incentive payments for the initial performance period will be based on the Company's cumulative earnings per share over that four-year period. If cumulative earnings per share exceed $1.18, the amount of cash incentive payments over the initial performance period would range between 50% of each officer's target cash award (where cumulative earnings per share reach $1.19) and 400% of the officer's target cash award (where cumulative earnings per share reach $2.77). On the other hand, if cumulative earnings per share do not exceed $1.18 over the initial performance period, officers will only be eligible to receive cash incentive payments (which may not exceed 49% of each officer's target cash award) solely in management's discretion. In that case, such payments may not be deductible for certain executive officers.

Any cash incentive payments under the Long-Term Incentive Plan would be in addition to officers' base salaries and any annual bonus payments under annual bonus plans or programs for officers, including payments to executive officers under the Corporate Executive Bonus Plan and the Annual Executive Individual Performance Plan. These two annual bonus plans, which are discussed under

[side bar]

APPROVAL OF LONG-TERM
INCENTIVE PLAN

PROPOSALS TO BE VOTED ON


separate headings in the "Compensation Committee Report," beginning on page 45, have previously been approved by stockholders.

Under the Long-Term Incentive Plan, the Compensation Committee will have the authority to amend the plan without stockholder approval in ways that could increase or decrease the cost of the plan or change the allocation of benefits among the participants.

For more information about the Long-Term Incentive Plan, see the description in Appendix F. See also the table in Appendix G for the cash incentive amounts that would be payable under the plan, based on certain assumptions, for the four-year performance period beginning January 1, 2003 with respect to long-term incentive compensation awards for 2003.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE LONG-TERM INCENTIVE PLAN.

4. APPROVAL OF ANNUAL BONUS PROVISIONS CONTAINED IN CHARLES R. SCHWAB'S AMENDED EMPLOYMENT AGREEMENT

WE ARE ASKING YOU TO APPROVE THE PROVISIONS OF AN AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH THE COMPANY'S CHAIRMAN OF THE BOARD AND CO-CHIEF EXECUTIVE OFFICER, CHARLES R. SCHWAB, THAT GOVERN THE CALCULATION OF MR. SCHWAB'S ANNUAL BONUS.

As a result of the amendment to the employment agreement, Mr. Schwab's potential maximum total cash compensation for any year (salary and bonus) would be reduced from $12 million to $8 million, reflecting the change in Mr. Schwab's title to Chairman of the Board only, effective May 9, 2003.

The Company's stockholders previously approved the employment agreement when it was originally entered into with Mr. Schwab.

Mr. Schwab's original employment agreement became effective on March 31, 1995 and provides for employment of Mr. Schwab as Chairman of the Board and Co-Chief Executive Officer. The employment agreement also provides for an initial term of five years, to be automatically extended by an additional year on the same terms and conditions on each March 31 (so that as of each March 31, the term of the agreement remains five years) unless either party provides notice to the other of an intention not to extend the term. The current five-year term commenced on March 31, 2002.

The original employment agreement provided for an annual base salary of $800,004, subject to annual inflation adjustments. For the contract year ending March 30, 2003, Mr. Schwab's annual base salary had been increased to $900,000. The original employment agreement also entitled Mr. Schwab to participate in all compensation and fringe benefit programs made available to other senior executives, including the Company's stock-based incentive plans. However, instead of participating in the Company's executive bonus plans, Mr. Schwab's annual bonus, if any, was determined as a

[side bar]

APPROVAL OF ANNUAL
BONUS PROVISIONS
CONTAINED IN CHARLES
R. SCHWAB'S AMENDED
EMPLOYMENT
AGREEMENT

                                                        PROPOSALS TO BE VOTED ON


multiple of his base salary, based solely on the Company's performance for the year as measured against its targets of net revenue growth and pre-tax operating profit margin. This amount was calculated based on a performance matrix, adopted from time to time by the Compensation Committee of the Company's Board of Directors, that established the relationship between Mr. Schwab's bonus and specified levels of Company performance, provided the maximum annual payment of salary and bonus to Mr. Schwab could not exceed $12 million.

The original employment agreement also provided that certain compensation and benefits would be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment were terminated.

In March 2003, the Compensation Committee approved an amendment to the employment agreement which would make the following changes effective as of May 9, 2003:

o The employment agreement will reflect the change in Mr. Schwab's employment, approved by the Board effective as of May 9, 2003, from the Company's Chairman of the Board and Co-Chief Executive Officer to Chairman of the Board only;

o Mr. Schwab's base salary for the year beginning March 31, 2003 was established at $900,000, and in subsequent years will be subject to adjustment (up or down) by the Compensation Committee; and

o Subject to the approval of stockholders, the annual bonus formula will be changed and the maximum amount of the annual bonus payable to Mr. Schwab under the employment agreement will be reduced, so that the maximum annual payment of salary and bonus to Mr. Schwab cannot exceed $8 million (instead of $12 million).

In addition, under the amended employment agreement, the Compensation Committee may determine Mr. Schwab's annual bonus based on measures of corporate performance selected from among the following: revenue growth, net revenue growth, operating revenue growth, consolidated pre-tax profit margin, consolidated pre-tax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, client net new asset growth, stockholder return, return on assets, earnings per share, return on stockholders' equity, and return on investment. Prior to amendment, the employment agreement required the use of net revenue growth and pre-tax profit margin in determining the performance matrix used to calculate his annual bonus.

We are requesting your approval of the amendment to the provisions in the employment agreement that govern the calculation of Mr. Schwab's annual bonus. Approval is necessary to achieve the desired tax results under Section 162(m) of the Internal Revenue Code for annual bonus payments to Mr. Schwab. Section 162(m) authorizes tax deductions for certain executive compensation in excess of $1 million only if, among other things, such compensation is based on performance and the plan under which it is paid is approved by stockholders. If stockholders approve the amendment to

[side bar]

APPROVAL OF
ANNUAL BONUS
PROVISIONS CONTAINED
IN CHARLES R. SCHWAB'S
AMENDED EMPLOYMENT
AGREEMENT

PROPOSALS TO BE VOTED ON


the provisions in the employment agreement that govern the calculation of Mr. Schwab's annual bonus, and the Company complies with certain other Section 162(m) requirements, payments of bonuses to Mr. Schwab under the employment agreement will qualify for deduction under Section 162(m).

If this amendment is not approved, Mr. Schwab will not be entitled to any formula bonus under the amended employment agreement or the original employment agreement and will only be eligible for discretionary bonuses as determined in the sole discretion of the Compensation Committee, which may be nondeductible.

For more information about Mr. Schwab's employment agreement, as it would be amended, see the description in Appendix A.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ANNUAL BONUS PROVISIONS CONTAINED IN MR. SCHWAB'S AMENDED EMPLOYMENT AGREEMENT.

5. APPROVAL OF INCENTIVE PLAN FOR LON GORMAN

WE ARE ASKING YOU TO APPROVE THE SCHWAB CAPITAL MARKETS INCENTIVE PLAN INCLUDED AS PART OF THE EMPLOYMENT AGREEMENT WITH LON GORMAN, VICE CHAIRMAN AND PRESIDENT--SCHWAB CAPITAL MARKETS.

Mr. Gorman entered into the employment agreement in July 2002 with the Company and Schwab Capital Markets L.P. (a New Jersey limited partnership indirectly wholly owned by the Company).

Mr. Gorman's employment with the Company began in June 1996, and since then he has been in charge of the Company's capital markets operations, which include providing the Company's clients with quick and efficient access to the securities markets by offering trade execution services in Nasdaq, exchange-listed, other equity and fixed income securities and options through market making, specialist and agency desk operations. One of the Company's six current strategic priorities is retaining a strong capital markets business to address both individual and institutional clients' financial product and trade execution needs. During 2002, the Company expanded its capital markets-related financial product offerings and trade execution capabilities, including its equity trading capabilities for serving institutional clients, and intends to continue to strengthen and expand such offerings and capabilities.

Because a strong capital markets business is a strategic priority of the Company and because of the Company's desire to retain Mr. Gorman to lead the strengthening and expansion of this business, including institutional equities trading, the Compensation Committee and the Board of Directors believed it to be in the best interest of the Company to secure Mr. Gorman's continued employment through an employment agreement and to secure his agreement, among other things, not to compete with the Company until one year after any termination of his employment with the Company.

[side bar]

APPROVAL OF INCENTIVE
PLAN FOR LON GORMAN

                                                        PROPOSALS TO BE VOTED ON


In May 2002, the Compensation Committee approved Mr. Gorman's employment agreement for a term of five years and recommended that it be approved by the Board. In July 2002, the Board approved the employment agreement, except that the Schwab Capital Markets Incentive Plan, under which Mr. Gorman would receive certain incentive payments, would become effective for any calendar year after 2002 only if the plan were approved by stockholders. As discussed below, stockholder approval is necessary to achieve the desired tax results for payments to Mr. Gorman under the plan.

The terms of the Schwab Capital Markets Incentive Plan, included as part of Mr. Gorman's employment agreement, reflect the competitive market compensation in the capital markets industry, in particular in the institutional equities trading industry. The Compensation Committee and the Board believed that, in order to retain Mr. Gorman's services, it was necessary for his compensation to be structured in a manner that was competitive with the compensation of heads of other capital markets businesses that include institutional equities trading.

Section 162(m) of the Internal Revenue Code authorizes tax deductions for certain executive compensation in excess of $1 million only if, among other things, such compensation is based on performance and the plan under which it is paid is approved by stockholders. If stockholders approve the Schwab Capital Markets Incentive Plan, and the Company complies with certain other
Section 162(m) requirements, payments to Mr. Gorman under the plan for calendar years after 2002 will qualify for deduction under Section 162(m). If stockholders do not approve the plan, no bonus payments will be made to Mr. Gorman under the plan for calendar years after 2002. In that case, Mr. Gorman will only be eligible for bonuses determined under the Company's Corporate Executive Bonus Plan and Annual Executive Individual Performance Plan, plus any discretionary bonuses, as determined in the sole discretion of the Compensation Committee, which may be nondeductible.

Although stockholder approval was not required in order for the Schwab Capital Markets Incentive Plan to be effective for 2002, the business results for 2002 fell below the minimum award threshold. Accordingly, no compensation was payable to Mr. Gorman under the plan for 2002. However, the Compensation Committee authorized the payment of a $1 million discretionary bonus to Mr. Gorman for progress made in building the capabilities of the Company's capital markets business.

The Company's objective in including the Schwab Capital Markets Incentive Plan as part of Mr. Gorman's employment agreement is to link a significant portion of his compensation to the success of Schwab Capital Markets and the related capital markets businesses for which he is responsible. Accordingly, the plan emphasizes variable compensation. Specifically, the amount of compensation under the plan will be determined on the basis of the financial performance of Schwab Capital Markets as measured by the pre-tax profits (subject to certain

[side bar]

APPROVAL OF INCENTIVE
PLAN FOR LON GORMAN

PROPOSALS TO BE VOTED ON


adjustments) of the capital markets-related businesses that report to Mr.
Gorman.

The target annual incentive compensation for Mr. Gorman under the Schwab Capital Markets Incentive Plan is $3 million, while the maximum annual incentive compensation payable to Mr. Gorman under the plan is $7 million. The first $1 million in such annual incentive compensation would be payable in cash. Any amount of such annual incentive compensation above $1 million would be paid 50% in cash and 50% in restricted shares of Company common stock. No payment would be required under the plan for any year unless Schwab Capital Markets attains at least 80% of its financial goals established by the Compensation Committee for that year and Mr. Gorman is in charge of Schwab Capital Markets on the date payment would be due.

Any payments under the Schwab Capital Markets Incentive Plan would be in addition to Mr. Gorman's current base salary, which is approximately $580,000, and in addition to any payments under the Corporate Executive Bonus Plan and the Annual Executive Individual Performance Plan, which are discussed under separate headings in the "Compensation Committee Report," beginning on page 45. These two bonus plans, which have previously been approved by stockholders, presently result in a targeted annual bonus amount for Mr. Gorman of approximately $1.35 million in 2003.

If stockholders do not approve the Schwab Capital Markets Incentive Plan,
Mr. Gorman will have the right to terminate his employment with the Company. He would, however, be required to sign a general release of any claims against the Company and observe the one- year non-competition and non-solicitation and various other restrictions in his employment agreement. In return for granting this protection to the Company's capital markets business, Mr. Gorman would receive any unpaid bonuses earned for the year preceding termination, and any prorated bonuses earned for the year in which the termination occurs, under the Schwab Capital Markets Incentive Plan, the Corporate Executive Bonus Plan and the Annual Executive Individual Performance Plan. He would also receive his salary for the three-year period following termination; an additional $10 million; and an amount equal to three years of bonuses payable under the Corporate Executive Bonus Plan and the Annual Executive Individual Performance Plan, based on Mr. Gorman's target bonus levels under those plans. In addition, Mr. Gorman would be entitled, among other things, to continued vesting of his outstanding stock options, restricted stock grants and other equity-based awards for three years.

For more information about Mr. Gorman's employment agreement, including the Schwab Capital Markets Incentive Plan, see the description in Appendix H.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN FOR MR. GORMAN.

[side bar]

APPROVAL OF INCENTIVE
PLAN FOR LON GORMAN

                                                        PROPOSALS TO BE VOTED ON


6. STOCKHOLDER PROPOSAL REGARDING THE EXPENSING OF STOCK OPTIONS

WE ARE ASKING YOU TO VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING THE EXPENSING OF STOCK OPTIONS.

The Sheet Metal Workers' National Pension Fund, by Matthew Benny Hernandez, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314-2075, a stockholder of approximately 44,800 shares of Company common stock, has submitted a proposal for consideration at the annual meeting. The proposal and stockholder's statement of support, as submitted, appear in italics below. The Company's statement in opposition to the proposal follows the stockholder's statement.

STOCKHOLDER RESOLUTION

RESOLVED, THAT THE SHAREHOLDERS OF CHARLES SCHWAB ("COMPANY") HEREBY REQUEST THAT THE COMPANY'S BOARD OF DIRECTORS ESTABLISH A POLICY OF EXPENSING IN THE COMPANY'S ANNUAL INCOME STATEMENT THE COSTS OF ALL FUTURE STOCK OPTIONS ISSUED BY THE COMPANY.

STOCKHOLDER'S STATEMENT OF SUPPORT

CURRENT ACCOUNTING RULES GIVE COMPANIES THE CHOICE OF REPORTING STOCK OPTION EXPENSES ANNUALLY IN THE COMPANY INCOME STATEMENT OR AS A FOOTNOTE IN THE ANNUAL REPORT (SEE: FINANCIAL ACCOUNTING STANDARDS BOARD STATEMENT 123). MOST COMPANIES, INCLUDING OURS, REPORT THE COST OF STOCK OPTIONS AS A FOOTNOTE IN THE ANNUAL REPORT, RATHER THAN INCLUDE THE OPTION COSTS IN DETERMINING OPERATING INCOME. WE BELIEVE THAT EXPENSING STOCK OPTIONS WOULD MORE ACCURATELY REFLECT A COMPANY'S OPERATIONAL EARNINGS.

STOCK OPTIONS ARE AN IMPORTANT COMPONENT OF OUR COMPANY'S EXECUTIVE COMPENSATION PROGRAM. OPTIONS HAVE REPLACED SALARY AND BONUSES AS THE MOST SIGNIFICANT ELEMENT OF EXECUTIVE PAY PACKAGES AT NUMEROUS COMPANIES. THE LACK OF OPTION EXPENSING CAN PROMOTE EXCESSIVE USE OF OPTIONS IN A COMPANY'S COMPENSATION PLANS, OBSCURE AND UNDERSTATE THE COSTS OF EXECUTIVE COMPENSATION AND PROMOTE THE PURSUIT OF CORPORATE STRATEGIES DESIGNED TO PROMOTE SHORT-TERM STOCK PRICE RATHER THAN LONG-TERM CORPORATE VALUE.

A RECENT REPORT ISSUED BY STANDARD & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

[side bar]

STOCKHOLDER PROPOSAL
REGARDING THE
EXPENSING OF STOCK
OPTIONS

PROPOSALS TO BE VOTED ON


WARREN BUFFETT WROTE IN A NEW YORK TIMES OP-ED PIECE ON JULY 24, 2002:

  THERE IS A CRISIS OF CONFIDENCE TODAY ABOUT CORPORATE EARNINGS REPORTS AND THE CREDIBILITY OF CHIEF EXECUTIVES, AND IT'S JUSTIFIED.

  FOR MANY YEARS, I'VE HAD LITTLE CONFIDENCE IN THE EARNINGS NUMBERS REPORTED BY MOST CORPORATIONS. I'M NOT TALKING ABOUT ENRON AND WORLDCOM--EXAMPLES OF OUTRIGHT CROOKEDNESS. RATHER, I AM REFERRING TO THE LEGAL, BUT IMPROPER, ACCOUNTING METHODS USED BY CHIEF EXECUTIVES TO INFLATE REPORTED EARNINGS...

  OPTIONS ARE A HUGE COST FOR MANY CORPORATIONS AND HUGE BENEFIT TO EXECUTIVES. NO WONDER, THEN, THAT THEY HAVE FOUGHT FEROCIOUSLY TO AVOID MAKING A CHARGE AGAINST THEIR EARNINGS. WITHOUT BLUSHING ALMOST ALL C.E.O.'S HAVE TOLD THEIR SHAREHOLDERS THAT OPTIONS ARE COST-FREE...

  WHEN A COMPANY GIVES SOMETHING OF VALUE TO ITS EMPLOYEES IN RETURN FOR THEIR SERVICES, IT IS CLEARLY A COMPENSATION EXPENSE. AND IF EXPENSES DON'T BELONG IN THE EARNINGS STATEMENT, WHERE IN THE WORLD DO THEY BELONG?

MANY COMPANIES HAVE RESPONDED TO INVESTORS' CONCERNS ABOUT THEIR FAILURE TO EXPENSE STOCK OPTIONS. IN RECENT MONTHS, MORE THAN 100 COMPANIES, INCLUDING
SUCH PROMINENT ONES AS COCA COLA, WASHINGTON POST AND GENERAL ELECTRIC HAVE DECIDED TO EXPENSE STOCK OPTIONS IN ORDER TO PROVIDE THEIR SHAREHOLDERS MORE ACCURATE FINANCIAL STATEMENTS. OUR COMPANY HAS YET TO ACT. WE URGE YOUR SUPPORT.

THE COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL

After careful reconsideration of the Company's policy regarding the accounting for employee stock options, the Company believes that the expensing of options in its annual income statement would fail to advance the interests of investors at this time and, therefore, believes that the proposal from the Sheet Metal Workers' National Pension Fund is premature and ill-advised. This is because under existing accounting standards, there is no uniform methodology for valuing stock options. Consequently, as explained more fully below, the use of inconsistent valuation methodologies, including underlying assumptions, will result in financial statements that do not allow accurate comparisons between companies of similar sizes or within similar industries, and will affect the reliability of compensation expense estimates.

The Company believes that investors have a compelling need for such comparability and reliability in order to make informed investment choices.

Current accounting rules adopted by the Financial Accounting Standards Board ("FASB") give companies the choice of accounting for stock options using the "intrinsic value" method of accounting, which generally results in no expense for stock option awards, or the "fair value" method of accounting, which generally results in expense recognition. However, even if the intrinsic value method is used, accounting rules require a company to disclose in the footnotes to the financial statements the impact that the fair value

[side bar]

STOCKHOLDER PROPOSAL
REGARDING THE
EXPENSING OF STOCK
OPTIONS

                                                        PROPOSALS TO BE VOTED ON


method of accounting would have had on earnings.

The Company accounts for employee stock options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The "intrinsic value" of the option is the amount by which the market price of the stock exceeds the exercise price of the option on the date of grant. Generally, the Company's option awards have had zero intrinsic value on the date of grant as the exercise price is set at the market price of the stock on that date.

The fair value method of accounting, prescribed by FASB Statement No. 123, "Accounting for Stock-Based Compensation," computes compensation expense based on the estimated fair value of the option at the date of grant. "Fair value" is determined using an option-pricing model that takes into account various factors in estimating value. However, no single methodology is mandated for computing estimated fair value and the provisions of FASB Statement No. 123 related to the fair value calculation are subject to wide interpretation which can have a material impact on the calculation of expense.

Not only do companies have a choice of valuation methodologies, but they also have a choice of underlying assumptions when employing these methodologies, so long as the methodologies take into account six different variables the FASB considers important. The FASB has requested comments regarding the problematic result that similarly situated companies may use different methodologies, or may use different assumptions in applying the same methodologies, when calculating the cost of options. (See FASB's Invitation to Comment--ACCOUNTING FOR STOCK-BASED COMPENSATION (November 18, 2002), relating to the comparison of FASB Statement No. 123, and its related interpretations, with the International Accounting Board's proposed International Financial Reporting Standard on share-based payments.) The FASB acknowledges in this Invitation to Comment that the inconsistent use of methodologies and key assumptions impairs the comparability of financial results of different companies and further acknowledges that such inconsistent use affects the reliability of compensation expense estimates. (See pages 10, 20 and 21 of the Invitation to Comment.) The FASB is seeking comments in order to enable it to evaluate how this lack of consistency and comparability can be addressed and how reliability in compensation expense estimates can be improved.

The Company, among many others, has responded to the FASB's Invitation to Comment. In its response dated January 31, 2003, the Company urged the FASB to adopt a uniform approach to valuing employee stock options that takes into account the unique characteristics of employee stock options not accommodated by existing option-pricing models. Those unique characteristics include:

o  the general lack of transferability of the options,

[side bar]

STOCKHOLDER PROPOSAL
REGARDING THE
EXPENSING OF STOCK
OPTIONS

PROPOSALS TO BE VOTED ON


o the absence of a liquid market in which option valuations are readily available,

o  the long term over which the options vest,

o  the inability to realize gains before vesting, and

o the cancellation of the options generally triggered by an employee's departure.

In its response to the FASB, the Company also expressed its willingness to participate in a cross-industry task force charged with developing an appropriate employee stock option-pricing model.

On March 12, 2003, the FASB announced an additional project that will seek to improve the accounting and disclosures relating to stock-based compensation. The project will address whether to require companies to expense the cost of employee stock options. As part of the project, the FASB will examine whether there are ways to improve the precision and consistency of measuring the cost of employee stock options. The FASB expects to issue an exposure draft later in 2003 that could become effective in 2004.

In view of the FASB's ongoing consideration of and recent announcement regarding the valuation of employee stock options, it would be premature for the Company to begin expensing options at this time. The FASB's process should be allowed to run its course. Furthermore, until an appropriate uniform methodology for valuing employee stock options is developed in a manner that achieves comparability and reliability of compensation expense estimates, that financial information would have limited usefulness to investors and, therefore, it would be ill-advised for the Company to begin expensing options at this time.

Although several companies have announced their intent to expense employee stock options, a wide variety of companies, particularly those that make broad-based stock option grants to their employees, have elected not to expense employee stock options. With respect to the companies that have announced their intent to expense employee stock options, the Company's research indicates that these companies are employing various different methodologies and underlying assumptions to value those options. Therefore, the concerns regarding comparability and reliability will continue in the absence of an appropriate uniform methodology for valuing employee stock options.

It also warrants emphasis that although the intrinsic value method of accounting for employee stock options, which the Company currently uses, does not result in an option expense in the Company's annual income statement, the impact of the potential expense is clearly disclosed in the notes to the Company's consolidated financial statements. (See Stock-Based Compensation under Note 2--Significant Accounting Policies--and Note 17--Employee Incentive and Deferred Compensation Plans--to the consolidated financial statements for 2002 contained in the Company's annual report.)

The Company will continue to monitor the actions of the FASB and the Company's industry peer group to see

[side bar]

STOCKHOLDER PROPOSAL
REGARDING THE
EXPENSING OF STOCK
OPTIONS

                                                        PROPOSALS TO BE VOTED ON


whether a uniform methodology for valuing employee stock options is developed or emerges. Until such uniformity is achieved, the Company believes that it would be premature and ill-advised to expense employee stock options in the Company's annual income statement.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING THE EXPENSING OF STOCK OPTIONS.

OTHER BUSINESS

 The Board knows of no other business to be considered at the meeting. However, if:

o other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

o  you have properly submitted your proxy,

 then Charles R. Schwab and David S. Pottruck will vote your shares on those matters according to their best judgment.

[side bar]

OTHER BUSINESS

THE BOARD OF DIRECTORS

NANCY H. BECHTLE
DIRECTOR SINCE 1992

Ms. Bechtle, age 65, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until December 2001, and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle also has served as Chairman and Chief Executive Officer of Sugar Bowl Ski Resort, and as a director of Sugar Bowl Corporation, since 1998. Ms. Bechtle is a nominee for election this year.

C. PRESTON BUTCHER
DIRECTOR SINCE 1988

Mr. Butcher, age 64, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. Mr. Butcher is a nominee for election this year.

DONALD G. FISHER
DIRECTOR SINCE 1988

Mr. Fisher, age 74, is Chairman of the Board of Gap, Inc., a nationwide specialty retail clothing chain. He was also Chief Executive Officer of Gap, Inc. from 1969 to November 1995. Mr. Fisher has been a trustee of the Presidio Trust by appointment of former President Clinton since 1997. He is a member of the California State Board of Education and served on the Advisory Council for the Office of the U.S. Trade Representative from 1987 until 1998. Mr. Fisher's term expires in 2004.

ANTHONY M. FRANK
DIRECTOR SINCE 1993

Mr. Frank, age 71, is Chairman Emeritus and co-founder of Belvedere Capital Partners, a bank holding company and a general partner of an investment fund specializing in financial institutions. He served as Chairman of Belvedere Capital Partners from 1993 until 2000. From 1988 until 1992, Mr. Frank served as Postmaster General of the United States. Mr. Frank is a director of Temple-Inland, Inc., a maker of containers, cardboard products and building products and a provider of financial services; Cotelligent, Inc., an information technology services company; and Bedford Properties Investors and Crescent Real Estate Equities, both real estate investment trusts. Mr. Frank previously served as a director of the Company from April 1987 until February 1988 and from March 1992 until April 1993. He rejoined the Board in December 1993. Mr. Frank's term expires in 2004.

[side bar]

BIOGRAPHIES

o NANCY H. BECHTLE

o C. PRESTON BUTCHER

o DONALD G. FISHER

o ANTHONY M. FRANK

                                                          THE BOARD OF DIRECTORS


FRANK C. HERRINGER
DIRECTOR SINCE 1996

Mr. Herringer, age 60, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by Aegon N.V. From the date of the acquisition until May 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is also a director of AT&T Corporation, a voice, video and data communications company; Unocal Corporation, an oil company; and Mirapoint, Inc., an Internet message infrastructure equipment developer. Mr. Herringer's term expires in 2005.

STEPHEN T. MCLIN
DIRECTOR SINCE 1988

Mr. McLin, age 56, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice for technology companies, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm. Mr. McLin is a director of BCG ValueScience, Inc., a joint venture of the Boston Consulting Group and ValueScience, Inc.; and is an advisory director of Headwaters MB, a merchant bank; Webify, Inc., a software company; and Financial Technology Ventures, a private equity fund. Mr. McLin's term expires in 2005.

DAVID S. POTTRUCK
DIRECTOR SINCE 1994

Mr. Pottruck, age 54, is President and Co-Chief Executive Officer of the Company, and he will become sole Chief Executive Officer effective on May 9, 2003. He became President in 1992, and Co-Chief Executive Officer in January 1998. He was also the Company's Chief Operating Officer from 1994 until September 1998. Mr. Pottruck is currently a director of U.S. Trust Corporation and United States Trust Company of New York (each of which is a subsidiary of the Company); the Nasdaq Stock Market; Intel Corporation, a maker of microcomputer components and related products; and DoveBid, Inc., a provider of online business-to-business capital asset auctions and valuation services. Mr. Pottruck is a nominee for election this year.

CHARLES R. SCHWAB
DIRECTOR SINCE 1986

Mr. Schwab, age 65, was a founder of Charles Schwab & Co., Inc. in 1971, and has been its Chairman since 1978. He has been Chairman and a director of the Company since its incorporation in 1986. He also served as Chief Executive Officer from 1986 until January 1998, when he and David S. Pottruck became Co-Chief Executive Officers. Effective

[side bar]

BIOGRAPHIES

o FRANK C. HERRINGER

o STEPHEN T. MCLIN

o DAVID S. POTTRUCK

o CHARLES R. SCHWAB

THE BOARD OF DIRECTORS


May 9, 2003, Mr. Schwab will cease serving as Co-Chief Executive Officer and become Chairman only. Mr. Schwab is a director of U.S. Trust Corporation and United States Trust Company of New York (each of which is a subsidiary of the Company); Gap, Inc.; Siebel Systems, Inc., a company that provides support for software systems; and Xign, Inc., a developer of electronic payment systems using digitally signed electronic check technology. He is also a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies. Mr. Schwab's term expires in 2005.

GEORGE P. SHULTZ
DIRECTOR SINCE 1997

Dr. Shultz, age 82, has been Professor Emeritus of International Economics at the Graduate School of Business at Stanford University since 1989, and a Distinguished Fellow at the Hoover Institution since 1991. He has held United States government positions as Secretary of Labor (1969-1970), Director of the Office of Management and Budget (1970-1972), Secretary of the Treasury (1972-1974) and Secretary of State (1982-1989). In 1989, he was awarded the Medal of Freedom, the nation's highest civilian honor. Dr. Shultz is a director of Bechtel Group, Inc., a provider of engineering, construction and related management services; Fremont Group, Inc., an investment company; Gilead Sciences, Inc., a biotechnology company; and UNext, a provider of business education and training over the Internet. He is also Chairman of J.P. Morgan Chase's International Advisory Council. He was President of Bechtel Group, Inc. from 1974 to 1982. Dr. Shultz is a nominee for election this year.

PAULA A. SNEED
DIRECTOR SINCE 2002

Ms. Sneed, age 55, has been Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., a national food packaging company, since September 2000. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and has held a variety of management positions, including Vice President, Consumer Affairs; Vice President and President, Foodservice Division; Executive Vice President and General Manager, Desserts Division; Executive Vice President and General Manager, Dinners and Enhancers Division; Senior Vice President, Marketing Service and Chief Marketing Officer; and Executive Vice President, President E-Commerce Division. Ms. Sneed is a member of the board of directors of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment. Ms. Sneed's term expires in 2004.

ROGER O. WALTHER
DIRECTOR SINCE 1989

Mr. Walther, age 67, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since August 1997. He

[side bar]

BIOGRAPHIES

o GEORGE P. SHULTZ

o PAULA A. SNEED

o ROGER O. WALTHER

                                                          THE BOARD OF DIRECTORS


served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bank. Mr. Walther's term expires in 2005.

APPOINTMENT OF ROBERT N. WILSON

In March 2003, the Board appointed Robert N. Wilson as a director, effective at the time of our upcoming annual meeting of stockholders, to fill a vacant seat on the Board. Mr. Wilson's term will expire at the time of our annual meeting of stockholders in 2005. Biographical information on Mr. Wilson appears below:

Mr. Wilson, age 62, has been Senior Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostics market, since 2001. He is retiring from that position and Johnson & Johnson's board in May 2003. Mr. Wilson joined Johnson & Johnson in 1964. He was appointed to Johnson & Johnson's executive committee in 1983 and was elected to its board of directors in 1986. Mr. Wilson is also a director of U.S. Trust Corporation and United States Trust Company of New York (each of which is a subsidiary of the Company); and Amerada Hess Corporation, an integrated oil and gas company.

NUMBER OF DIRECTORS AND TERMS

The authorized number of directors is fourteen. The company currently has twelve directors. As discussed above, Robert Wilson will become a director effective at the time of our upcoming annual meeting. Effective at the same time, Arun Sarin is resigning from the Board because of his appointment to be Chief Executive Officer of Vodafone Plc, requiring his relocation to London where Vodafone is based. Therefore, after our annual meeting there will still be two vacant seats on the Board.

Four directors are nominees for election this year. Eight directors (including Mr. Wilson) will serve the terms described in their biographies.

Our directors serve staggered terms. This is accomplished as follows:

o each director who is elected at an annual meeting of stockholders serves a three-year term,

o  the directors are divided into three classes,

o  the classes are as nearly equal in number as possible, and

o  the term of each class begins on a staggered schedule.

[side bar]

APPOINTMENT OF
ROBERT N. WILSON

NUMBER OF DIRECTORS
AND TERMS

BOARD AND COMMITTEE MEETINGS


The Board held eight regular meetings and one special meeting in 2002. Each director attended at least 75% of all Board and applicable committee meetings during 2002. This table describes the Board's committees.


NAME OF COMMITTEE        FUNCTIONS                                     NUMBER OF
AND MEMBERS              OF THE COMMITTEE                              MEETINGS IN 2002
_______________________________________________________________________________________

AUDIT                    o reviews the integrity of the financial             5
                           reporting process
Stephen T. McLin,        o reviews the adequacy of internal controls
Chairman                 o reviews the audit process, including the
Nancy H. Bechtle           performance of internal and external
C. Preston Butcher (1)     auditors and independence of external
Donald G. Fisher           auditors
Anthony M. Frank         o retains sole authority to select
Frank C. Herringer (1)     independent auditors, approve audit fees
Arun Sarin                 and establish policies and procedures
                           regarding pre-approval of fees for non-
                           audit services
                         o reviews compliance with legal and
                           regulatory requirements
_______________________________________________________________________________________

COMPENSATION             o determines the compensation of the Co-             8
                           Chief Executive Officers and executive
Roger O. Walther,          officers
Chairman                 o reviews and approves:
Nancy H. Bechtle (1)     o  executive compensation philosophy
C. Preston Butcher       o  programs for annual and long-term
Frank C. Herringer (2)      executive compensation
Stephen T. McLin (1)     o  other executive programs
George P. Shultz         o has authority to grant options and other
Paula A. Sneed             equity awards under stock incentive plans
                           and bonus awards under executive
                           incentive plans
                         o has authority to make cash awards under
                           long-term incentive plans

[side bar]

THIS TABLE DESCRIBES
THE BOARD COMMITTEES.

                                                    BOARD AND COMMITTEE MEETINGS



NAME OF COMMITTEE   FUNCTIONS                                       NUMBER OF
AND MEMBERS         OF THE COMMITTEE                                MEETINGS IN 2002
____________________________________________________________________________________

CUSTOMER            o assesses service quality                             1
QUALITY             o reviews results of client satisfaction
ASSURANCE             surveys
COMMITTEE(3)        o proposes initiatives to research service
                      quality
Anthony M. Frank,
Chairman
Nancy H. Bechtle
Donald G. Fisher
Frank C. Herringer
Jeffrey S. Maurer
Arun Sarin
Charles R. Schwab
H. Marshall Schwarz
George P. Shultz
Roger O. Walther
____________________________________________________________________________________

NOMINATING AND      o identifies individuals qualified to serve on         1
CORPORATE             the Board
GOVERNANCE(4)       o recommends nominees to fill vacancies
                      on the Board and each Board committee
Frank C. Herringer,   and recommends a slate of nominees for
Chairman              election or re-election as directors by the
Nancy H. Bechtle      stockholders at the annual meeting to fill
C. Preston Butcher    the seats of directors whose terms are
Donald G. Fisher      expiring
Anthony M. Frank    o leads the Board in its annual review of the
Stephen T. McLin      Board's performance
Arun Sarin          o develops corporate governance principles,
George P. Shultz      policies and procedures and recommends
Paula A. Sneed        their adoption by the Board
Roger O. Walther


(1) The director's membership on the committee ended when committee memberships were changed in October 2002.

(2) The director's membership on the committee began when committee memberships were changed in October 2002.

(3) The Board decided to eliminate the Customer Quality Assurance Committee in October 2002 in order to allow more focus on the other committees and the creation of the Nominating and Corporate Governance Committee.

(4) The Nominating and Corporate Governance Committee was formed in October 2002. The Committee will consider director candidates recommended by stockholders. Any recommendations may be sent to the address specified, and a copy of the bylaw procedural requirements regarding nominations may be obtained as provided, in "Other Information--Stockholder Proposals" on page 55.


[side bar]

THIS TABLE DESCRIBES
THE BOARD COMMITTEES.

                     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


During 2002:

o none of the members of the Board Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

o none of the members of the Board Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Board Compensation Committee or otherwise served on the Company's Board; and

o none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Board Compensation Committee.

[side bar]

DURING 2002, OUR BOARD
COMPENSATION
COMMITTEE CONSISTED
OF ALL NON-EMPLOYEE
DIRECTORS, AND WE DID
NOT HAVE ANY
COMPENSATION
COMMITTEE INTERLOCKS.

                                                           DIRECTOR COMPENSATION


We do not pay directors who are also employees of the Company additional compensation for their service as directors.

In 2002, cash compensation for non-employee directors included the following:

o  an annual retainer of $35,000,

o  $2,000 for each Board meeting attended,

o $500 for each Board committee meeting attended on the same day as a Board meeting, and $1,000 for each other Board committee meeting attended, and

o  an annual retainer of $3,000 to committee chairpersons.

Beginning in 2003, cash compensation for non-employee directors includes the following:

o  an annual retainer of $45,000,

o  $2,800 for each Board meeting attended,

o $500 for each Board committee meeting attended on the same day as a Board meeting, and $2,000 for each other Board committee meeting attended, and

o  an annual retainer of $10,000 to committee chairpersons.

Directors also are reimbursed for expenses of attending Board and committee meetings.

Non-employee directors may participate in the Directors' Deferred Compensation Plan. Since January 2000, this plan has allowed non-employee directors to defer receipt of all or a portion of their directors' fees and, at their election, to either:

o  receive a grant of stock options which:

   o have a fair value on the grant date equal to the amount of the deferred fees (as determined under the Black-Scholes option pricing model),

   o have an option exercise price equal to the fair market value of Company common stock on the date the deferred fee amount would have been paid, and

   o vest immediately upon grant and generally expire ten years after the grant date.
                                    - or -

o invest the amount of the deferred fees in shares of Company common stock to be held in a trust and distributed to the director (in shares) when the director leaves the Board.

In May 2001, stockholders approved the 2001 Stock Incentive Plan. That plan provides for annual, automatic option grants to non-employee directors. Currently, the number of shares covered by each annual option grant to each non-employee director is determined by dividing $150,000 by the closing price of Company common stock on the grant date. Each such grant for 2002, which was made on May 15, 2002, consisted of options on 12,306 shares of Company common stock, with a per share exercise price of $12.19. In

[side bar]

THE COMPANY PAYS ITS
DIRECTORS WITH CASH
AND EQUITY-BASED
COMPENSATION.

DIRECTOR COMPENSATION


addition, upon Paula A. Sneed's appointment to the Board in April 2002, she received an initial, automatic grant of options on 10,000 shares of Company common stock, with a per share exercise price of $13.04. All options granted to directors in 2002 were fully vested and immediately exercisable.

If the amendment to the 2001 Stock Incentive Plan is approved by stockholders (as discussed in "Proposals To Be Voted On," beginning on page 9), the annual, automatic grants to non-employee directors will, effective May 15, 2003, consist of (i) options on 5,000 shares of Company common stock and (ii) a number of restricted shares of Company common stock determined by dividing $50,000 by the average of the high and low market prices of Company common stock on the grant date. In addition, each new non-employee director will receive an initial grant of options on 5,000 shares of Company common stock (instead of options on 10,000 shares).

                                                          PRINCIPAL STOCKHOLDERS


This table shows how much Company common stock is beneficially owned by the directors, certain executive officers and owners of 5% or more of the outstanding Company common stock, as of March 10, 2003.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                   NUMBER OF     RIGHT TO  RESTRICTED PERCENT OF
                                    SHARES       ACQUIRE     STOCK    OUTSTANDING
NAME                             OWNED (#)/(1)/  (#)/(2)/   (#)/(3)/    SHARES
_________________________________________________________________________________

Charles R. Schwab (4)             261,358,058    4,837,500         0     19.6%

Fidelity Management and
 Research Company (5)             134,223,254            0         0      9.9%

David S. Pottruck (6)               5,991,296    9,660,981         0      1.2%

Nancy H. Bechtle                      239,253      139,222         0        *

C. Preston Butcher (7)              1,058,231      192,043         0        *

Donald G. Fisher (8)                4,560,561       39,960         0        *

Anthony M. Frank                      547,500      141,500         0        *

Frank C. Herringer (9)                 95,536      167,039         0        *

Jeffrey S. Maurer                     389,322      513,723         0        *

Stephen T. McLin (10)                 153,391      114,749         0        *

Arun Sarin                              3,000       90,579         0        *

H. Marshall Schwarz (11)              505,943       63,298         0        *

George P. Shultz                       67,500      141,817         0        *

Paula A. Sneed                          2,500       26,280         0        *

Roger O. Walther (12)                 166,252      148,162         0        *

Lon Gorman                            208,620      672,002    99,010        *

Dawn G. Lepore (13)                   507,657    1,025,405    99,010        *

John Philip Coghlan                 1,049,146    1,447,049    99,010        *

Christopher V. Dodds                  319,922      429,380    82,509        *

Directors and Executive Officers
 as a Group (24 Persons) (14)     277,678,705   21,068,686 1,003,836     21.8%


* Less than 1%

(1) Includes shares for which the named person:

    o  has sole voting and investment power,

    o  has shared voting and investment power with his or her spouse, or

    o holds in an account under The SchwabPlan Retirement Savings and Investment Plan or the U.S. Trust Corporation 401(k) Plan, unless otherwise indicated in the footnotes.

    Excludes shares that:

    o  may be acquired through stock option exercises, or

    o  are restricted stock holdings.

(2) Shares that can be acquired through stock option exercises through May 9, 2003, or shares that were acquired under the terms of Directors' Deferred Compensation Plan

                                      31

[side bar]

A FUNDAMENTAL TENET
OF THE COMPANY'S
COMPENSATION POLICY
IS THAT SIGNIFICANT
EQUITY PARTICIPATION
CREATES A VITAL LONG-
TERM PARTNERSHIP
BETWEEN MANAGEMENT
AND OTHER
STOCKHOLDERS.




PRINCIPAL STOCKHOLDERS


    in connection with service on the Board of Directors of the Company or U.S. Trust Corporation.

(3) Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(4) Includes 7,977,765 shares held by Mr. Schwab's spouse.

    Includes 45,203,958 shares held by a limited liability company.

    Includes the following shares for which Mr. Schwab disclaims beneficial ownership:

    . 15,511,185 shares held by a non-profit public benefit corporation established by Mr. Schwab.

    .  6,000 shares held in a trust for which Mr. Schwab acts as trustee.

    Includes the following shares for which Mr. Schwab may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

    . 1,821,522 shares held by investment companies and managed by a wholly-owned subsidiary of the Company.

    Mr. Schwab's address is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108.

(5) Includes shares held by Fidelity Management & Research Company and other subsidiaries of FMR Corp. The address of FMR Corp. is 92 Devonshire Street, Boston, Massachusetts 02109.

(6) Includes 24,677 shares held by Mr. Pottruck's spouse.

    Includes 277,598 shares held in trusts for which Mr. Pottruck acts as trustee.

    Includes 260,936 shares held by a non-profit public benefit corporation established by Mr. Pottruck, but for which he disclaims beneficial ownership.

(7) Includes 275,420 held by Mr. Butcher's spouse.

(8) Includes 390,000 shares held by a non-profit public benefit corporation for which Mr. Fisher has shared voting and investment power, but disclaims beneficial ownership.

(9) Includes 50,625 shares held by Mr. Herringer's spouse.

(10) Includes 13,841 shares held by a non-profit public benefit corporation established by Mr. McLin, but for which he disclaims beneficial ownership.

(11) Includes 17,349 shares held by Mr. Schwarz's spouse.

    Includes 84,385 shares held by a non-profit public benefit corporation established by Mr. Schwarz, but for which he disclaims beneficial ownership.

(12) Includes 26,908 shares held by Mr. Walther's spouse.

(13) Includes 21,149 shares held by Ms. Lepore's spouse.

(14) In addition to the officers and directors named in this table, seven other executive officers are members of the group.


                                                               PERFORMANCE GRAPH


The following graph shows a five-year comparison of cumulative total returns for Company common stock, the Dow Jones Securities Brokerage Group Index and the Standard & Poor's 500 Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                              [GRAPH APPEARS HERE]


                        12/31/97 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
  ___________________________________________________________________________

  The Charles Schwab
  Corporation             $100     $202     $275     $307     $168     $118

  Dow Jones Securities
  Brokerage Group Index   $100     $117     $182     $226     $173     $127

  Standard & Poor's 500
  Index                   $100     $129     $156     $141     $125     $ 97

                                      33

[side bar]

THIS GRAPH COMPARES
FIVE-YEAR CUMULATIVE
TOTAL RETURNS FOR
COMPANY COMMON
STOCK, THE DOW JONES
SECURITIES BROKERAGE
GROUP INDEX AND THE
STANDARD & POOR'S 500
INDEX.

SUMMARY COMPENSATION TABLE


This table shows, for the last three years, compensation information for the Company's Co-Chief Executive Officers and the next six most highly compensated executive officers during 2002. We refer to each of these officers as a "named executive officer."

WITH RESPECT TO THE "SECURITIES UNDERLYING OPTIONS" COLUMN, NOTE THAT THE CO-CHIEF EXECUTIVE OFFICERS HAVE RELINQUISHED ALL OF THE STOCK OPTIONS THAT WERE GRANTED TO THEM IN 2002, 2001 AND 2000. (SEE FOOTNOTE 6 BELOW.)


SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION                           AWARDS
________________________________________________________________________________________________________________________
                                                                 OTHER ANNUAL  RESTRICTED    SECURITIES      ALL OTHER
NAME AND                            SALARY          BONUS        COMPENSATION STOCK AWARDS   UNDERLYING     COMPENSATION
PRINCIPAL POSITION            YEAR ($) (1)           ($)          ($) (2)      ($) (3)       OPTIONS (#)     ($) (4)
________________________________________________________________________________________________________________________

CHARLES R. SCHWAB             2002 $883,334           0 (5)              --            0    1,300,000 (6)       $10,250
CHAIRMAN AND                  2001 $650,003           0                  --            0    1,116,000 (6)        $8,750
CO-CHIEF EXECUTIVE OFFICER    2000 $800,004  $8,101,000                  --            0      300,000 (6)        $9,894

DAVID S. POTTRUCK             2002 $883,334           0 (5)        $149,934            0    1,300,000 (6)       $10,250
PRESIDENT AND                 2001 $650,003           0                  --            0    1,116,000 (6)        $8,750
CO-CHIEF EXECUTIVE OFFICER    2000 $800,004  $8,101,000                  --            0      300,000 (6)        $9,894

JEFFREY S. MAURER (7)         2002 $578,873  $3,412,567 (4)(7)           --            0      125,000          $138,000
EXECUTIVE VICE PRESIDENT      2001 $526,330          -- (4)              --            0      300,000          $162,500
                              2000 $326,154    $885,000 (4)              --     $886,250       88,723          $750,800

H. MARSHALL SCHWARZ (7)       2002 $199,213  $2,333,333 (7)              --            0       57,386            $7,917
EXECUTIVE VICE PRESIDENT      2001 $673,442           0 (8)              --            0            0           $59,000
                              2000 $405,385    $848,000 (4)              --            0       88,723        $1,039,300

LON GORMAN                    2002 $586,017  $1,000,000                  --            0      300,000           $10,250
VICE CHAIRMAN AND PRESIDENT-- 2001 $499,125           0                  --            0      340,000            $8,750
SCHWAB CAPITAL MARKETS        2000 $474,782  $1,659,189                  --            0      220,001            $9,894

DAWN G. LEPORE                2002 $613,617    $400,942                  --            0      300,000           $10,250
VICE CHAIRMAN--TECHNOLOGY,    2001 $526,388           0                  --            0      340,000            $8,750
OPERATIONS AND                2000 $521,667  $1,620,408                  --            0      220,001            $9,894
ADMINISTRATION

JOHN PHILIP COGHLAN           2002 $597,475    $365,000             $65,495            0      300,000           $10,250
VICE CHAIRMAN AND PRESIDENT-- 2001 $499,125           0                  --            0      340,000            $8,750
INDIVIDUAL INVESTOR           2000 $481,666  $1,678,464                  --            0      220,001            $9,894

CHRISTOPHER V. DODDS          2002 $528,458    $325,000                  --            0      250,000           $10,250
EXECUTIVE VICE PRESIDENT AND  2001 $425,594           0                  --            0      340,000            $8,750
CHIEF FINANCIAL OFFICER       2000 $386,088  $1,027,650                  --            0      212,500            $9,894



                                      34


                                                      SUMMARY COMPENSATION TABLE



(1) This column reflects a reduction in the salary originally established for 2001 for each named executive officer. The reduction, which was for a five-month period, was part of the Company's cost containment measures during 2001. For that five-month period, Mr. Schwab's and Mr. Pottruck's salaries were reduced by approximately 50%, and Mr. Gorman's, Ms. Lepore's, Mr. Coghlan's and Mr. Dodds' salaries were reduced by approximately 25%.

(2) "Other Annual Compensation" includes payments that are not properly categorized as salary or bonus. For 2002, this included personal travel aboard Company aircraft and related tax gross-up payments and financial planning reimbursements, in addition to other perquisites, as shown in the chart below.

    SEC regulations exclude from proxy statement reporting requirements a named executive officer's perquisites if their value in any year does not exceed the lesser of (a) $50,000 or (b) 10% of the total of the named executive officer's annual salary and bonus for that year. Based on these regulations, we have reported perquisites only for 2002 for the named executive officers identified in the chart below. In addition, SEC regulations require the identification by type and amount of each perquisite of a named executive officer that exceeds 25% of the total amount of his or her perquisites.

                            COMPANY
                            AIRCRAFT
                           TRAVEL AND    FINANCIAL
                            RELATED      PLANNING       OTHER
                          TAX GROSS-UP REIMBURSEMENT PERQUISITES  TOTAL
      ___________________________________________________________________

      David S. Pottruck     $110,338      $35,342      $ 4,254   $149,934
      John Philip Coghlan   $ 26,102      $22,169      $17,224   $ 65,495



(3) RESTRICTED STOCK--DATE OF GRANT VALUE. For Mr. Maurer, the amount shown in this column represents the market value on the date of grant (July 12, 2000) of a restricted stock award, based on the closing price of Company common stock on that date ($28.875).

    RESTRICTED STOCK--YEAR-END VALUE. On December 31, 2002, Mr. Maurer held 7,500 shares of unvested restricted stock. The year-end value of these shares was $81,375, based on a closing price of Company common stock on December 31, 2002 of $10.85. The other named executive officers held no shares of unvested restricted stock on December 31, 2002.

    RESTRICTED STOCK--RIGHTS. Restricted stockholders have voting and dividend rights.

    RESTRICTED STOCK--VESTING SCHEDULE. All of Mr. Maurer's shares vested on January 31, 2003 under the terms of his separation agreement. (See Appendix C.)

(4) 401(k) PLAN CONTRIBUTIONS. For Messrs. Schwab, Pottruck, Gorman, Coghlan and Dodds and Ms. Lepore, the amounts in this column represent contributions under The SchwabPlan Retirement Savings and Investment Plan.

    Mr. Maurer and Mr. Schwarz each received contributions of $8,500 and $6,800 under the U.S. Trust Corporation 401(k) Plan for 2001 and 2000, respectively. In addition, for 2002, Mr. Maurer received a contribution of $10,250 under that plan.

                                      35




SUMMARY COMPENSATION TABLE


    BENEFIT EQUALIZATION PLAN AMOUNTS. Under U.S. Trust Corporation's Benefit Equalization Plan, the sum of $127,750 was credited to Mr. Maurer's retirement plan account for 2002, and the sum of $54,000 was credited to his retirement plan account for each of 2001 and 2000. In addition, under that plan, the sum of $7,917 was credited to Mr. Schwarz's retirement plan account for 2002, and the sum of $50,500 was credited to his retirement plan account for each of 2001 and 2000. These sums provide benefit amounts in excess of the Internal Revenue Code compensation limitation. (See "Pension Plan Table" on page 40.)

    DEFERRED COMPENSATION PLAN AMOUNTS. For Mr. Maurer, the sum of $590,000, and for Mr. Schwarz, the sum of $732,000, which otherwise would have been payable as bonus for 2000, was subject to mandatory deferral into the U.S. Trust Corporation Executive Deferred Compensation Plan with certain vesting conditions. This amount is reflected in the "All Other Compensation" column rather than the "Bonus" column.

    LIFE INSURANCE PAYMENTS. For Mr. Maurer, the sum of $100,000 for each of 2001 and 2000 represents a payment for insurance on his life, which was made in connection with his voluntary waiver of a $100,000 bonus amount for each of those years. For Mr. Schwarz, the sum of $250,000 for 2000 represents a payment for insurance on his life, which was made in connection with his voluntary waiver of bonus for 2000. These amounts are reflected in the "All Other Compensation" column rather than the "Bonus" column. U.S. Trust Corporation, a subsidiary of the Company, is the owner of each policy. Each of these named executive officers has irrevocably assigned his interest in the policy on his life to a trust established for the benefit of his heirs, and the trust is the beneficiary under the policy.

(5) Mr. Schwab and Mr. Pottruck each declined a recommended bonus for 2002 so that the amount declined would be available for bonuses for other employees.

(6) In 2002, Mr. Schwab and Mr. Pottruck voluntarily relinquished all stock option grants made to them in 2002, 2001 and 2000, a combined total of 5,432,000 underlying shares. Consequently, all of the options shown in the "Securities Underlying Options" column have been canceled. The purpose of Mr. Schwab's and Mr. Pottruck's action was to support grants to other officers of the Company in an effort to motivate key employees and retain talent in the face of unprecedented business uncertainties, while minimizing dilution to stockholders.

(7) Mr. Maurer and Mr. Schwarz joined the Company in May 2000, at the time of the merger involving the Company and U.S. Trust Corporation. Based on SEC requirements, we have not provided information on compensation paid to Mr. Maurer or Mr. Schwarz for periods prior to the merger.

    Under the employment agreements entered into by Mr. Maurer and Mr. Schwarz with the Company and U.S. Trust Corporation in connection with the merger and under a key employee retention program, Mr. Maurer and Mr. Schwarz were each entitled to a cash retention bonus of $2,333,333 for continuous employment within the Company through the second anniversary date of the merger. Mr. Maurer was employed within the Company through that date and received a cash payment of $2,333,333 in 2002, but has since resigned from the Company. Although Mr. Schwarz, was not employed within the Company through that date, he nevertheless received a cash payment of $2,333,333 under his separation agreement with the Company. These cash payments are reflected in the "Bonus" column.

    For more information about Mr. Schwarz's and Mr. Maurer's separation and employment agreements, see the descriptions in Appendices B and C.

(8) Mr. Schwarz voluntarily waived the receipt of any bonus for 2001.


                                                                   OPTION GRANTS

This table shows stock option grants to the named executive officers during the last fiscal year.

NOTE THAT THE CO-CHIEF EXECUTIVE OFFICERS HAVE RELINQUISHED ALL OF THE STOCK OPTIONS THAT WERE GRANTED TO THEM IN 2002 (AS WELL AS THOSE GRANTED IN 2001 AND
2000). (SEE FOOTNOTE 3 BELOW.)



OPTIONS GRANTED IN 2002

                                   INDIVIDUAL GRANTS                POTENTIAL REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL RATES OF
                                                                    STOCK PRICE APPRECIATION
                                                                     FOR OPTION TERM (2)
                       NUMBER OF     % OF TOTAL
                       SECURITIES     OPTIONS
                       UNDERLYING    GRANTED TO EXERCISE
                        OPTIONS      EMPLOYEES  OR BASE
                        GRANTED      IN FISCAL   PRICE   EXPIRATION
NAME                   (#) (1)          YEAR     ($/SH)     DATE      5% ($)        10% ($)
______________________________________________________________________________________________

CHARLES R. SCHWAB    1,300,000 (3)      5.03%    $13.11  2/27/2012  $11,110,000   $27,785,948
DAVID S. POTTRUCK    1,300,000 (3)      5.03%    $13.11  2/27/2012  $11,110,000   $27,785,948
JEFFREY S. MAURER       75,000          0.29%    $13.11  2/27/2012  $   640,962   $ 1,603,035
                        50,000          0.19%    $ 9.71  11/8/2012  $   313,880   $   787,379
H. MARSHALL SCHWARZ      6,153 (1)      0.02%    $12.19  5/15/2012  $    46,669   $   118,741
                        51,233 (1)      0.20%    $28.25  5/31/2005            0             0
LON GORMAN             150,000          0.58%    $13.11  2/27/2012  $ 1,281,923   $ 3,206,071
                       150,000          0.58%    $ 9.71  11/8/2012  $   941,640   $ 2,362,137
DAWN G. LEPORE         150,000          0.58%    $13.11  2/27/2012  $ 1,281,923   $ 3,206,071
                       150,000          0.58%    $ 9.71  11/8/2012  $   941,640   $ 2,362,137
JOHN PHILIP COGHLAN    150,000          0.58%    $13.11  2/27/2012  $ 1,281,923   $ 3,206,071
                       150,000          0.58%    $ 9.71  11/8/2012  $   941,640   $ 2,362,137
CHRISTOPHER V. DODDS   125,000          0.48%    $13.11  2/27/2012  $ 1,068,269   $ 2,671,726
                       125,000          0.48%    $ 9.71  11/8/2012  $   784,700   $ 1,968,448


(1) These options were granted in February, May and November 2002 under the 1992 Stock Incentive Plan and/or the 2001 Stock Incentive Plan. These options:

    o were granted at an exercise price equal to 100% of the fair market value of the common stock on the grant date, except for the 51,233 options granted to Mr. Schwarz in May 2002, and

    o expire ten years from the grant date, unless sooner terminated because of certain events related to termination of employment, except for the May 2002 grant to Mr. Schwarz.

                                      37


OPTION GRANTS


    The options granted in February 2002 vest in four equal annual installments beginning on the first anniversary of the grant date.

    The grant of 6,153 options to Mr. Schwarz in May 2002 was made in his capacity as a director of U. S. Trust Corporation and vested immediately. The grant of 51,233 options to Mr. Schwarz in May 2002 was made pursuant to the terms of Mr. Schwarz's severance agreement, had an exercise price equal to 247% of the fair market value of the common stock on the grant date, expire three years from the grant date and vested immediately.

    The options granted in November 2002 vest on the following schedule: 25% on each of the second and third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

(2) Based on SEC's rules, we use a 5% and 10% assumed rate of appreciation over the option term. This does not represent the Company's estimate or projection of the future common stock price. If Company common stock does not appreciate above the exercise price, the named executive officers will receive no benefit from the options.

(3) In October 2002, Mr. Schwab and Mr. Pottruck voluntarily relinquished all option grants made to them in February 2002. At the same time, they also relinquished all option grants made to them in 2001 and 2000. Consequently, all of the options granted to them in 2002, 2001 and 2000 have been canceled. The purpose of Mr. Schwab's and Mr. Pottruck's action was to support grants to other officers of the Company in an effort to motivate key employees and retain talent in the face of unprecedented business uncertainties, while minimizing dilution to stockholders.


                                                               OPTIONS EXERCISED


This table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.


AGGREGATED OPTION EXERCISES IN 2002
AND FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES
                       SHARES              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                      ACQUIRED    VALUE          OPTIONS AT           IN-THE-MONEY OPTIONS
                     ON EXERCISE REALIZED    FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(2)
NAME                     (#)     ($)(1)   EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
_______________________________________________________________________________________________

CHARLES R. SCHWAB           0           0  4,837,500            0   $21,944,502           0
DAVID S. POTTRUCK           0           0  9,660,981    2,700,000   $40,227,562           0
JEFFREY S. MAURER           0           0    108,750      404,973   $    35,700    $124,800
H. MARSHALL SCHWARZ         0           0     63,298            0             0           0
LON GORMAN             58,317    $241,890    533,252      723,251   $   575,533    $188,760
DAWN G. LEPORE              0           0    866,655      723,251   $ 2,134,449    $188,760
JOHN PHILIP COGHLAN         0           0  1,308,299      723,251   $ 6,559,738    $188,760
CHRISTOPHER V. DODDS        0           0    336,256      635,750   $   650,368    $159,510


(1) The amounts in this column are calculated as follows:

    o if upon exercising the stock options, the named executive officer kept the shares he or she acquired, then by averaging the high and low market prices of Company stock on the date of exercise to get the "market price," or

    o if upon exercising the stock options, the named executive officer sold the shares he or she acquired, then by using the sale price as the "market price,"

    o then subtracting the option exercise price from the market price to get the "value realized per share," and

    o then multiplying the value realized per share by the number of shares acquired upon exercise.

    The amounts in this column may not represent amounts actually realized by the named executive officers.

(2) The amounts in this column are calculated by:

    o subtracting the option exercise price from the Company's December 31, 2002 average market price ($10.85) per share (as reported in the New York Stock Exchange Composite Transactions Index) to get the "average value per option," and

    o then multiplying the average value per option by the number of exercisable or unexercisable options, as applicable.

    The amounts in this column may not represent amounts that will actually be realized by the named executive officers.


PENSION PLAN TABLE


H. Marshall Schwarz and Jeffrey S. Maurer participate in the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, a tax qualified noncontributory defined benefit pension plan. An annual pension benefit equal to a percentage (based on credited years of service up to a maximum of 35 years) of average base salary (based on a participant's highest five consecutive years of base salary during the last ten plan years of employment), reduced by a portion of the participant's annual Social Security covered compensation, is payable after retirement in the form of an annuity.

The amount of benefits payable from the Retirement Plan trust is limited by the restrictions applicable to qualified plans under the Internal Revenue Code. Mr. Schwarz retired from the Company on March 1, 2002 at age 66, and Mr. Maurer retired from the Company on February 1, 2003 at age 56. Accordingly, the table below shows the actual annual pension benefit currently payable to Mr. Schwarz and Mr. Maurer as a single life annuity under the Retirement Plan.

PENSION PLAN TABLE

                                         ANNUAL RETIREMENT
                     NAME                     BENEFIT
                     _____________________________________

                     H. MARSHALL SCHWARZ      $96,492

                     JEFFREY S. MAURER        $74,820


Benefits under the Retirement Plan vested after five years of service.

In addition, under U.S. Trust Corporation's Benefit Equalization Plan, an amount is credited each year to the account of a Retirement Plan participant equal to a specific percentage (based on the participant's age at December 31 of such year) of the participant's base salary in excess of the Internal Revenue Code compensation limitation. Such amounts credited to Mr. Schwarz and Mr. Maurer are included under the caption "All Other Compensation" in the Summary Compensation Table. At retirement, a participant is paid, in addition to his or her benefit under the Retirement Plan, the value of his or her individual Benefit Equalization Plan account in either a lump sum or installments.

[side bar]

PENSION PLAN TABLE

              SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


The following table summarizes information as of December 31, 2002 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):


                                                           (A)              (B)           (C)
                                                                                         SHARES
                                                                                       AVAILABLE
                                                       SHARES TO BE                    FOR FUTURE
                                                       ISSUED UPON   WEIGHTED-AVERAGE   ISSUANCE
                                                       EXERCISE OF   EXERCISE PRICE OF (EXCLUDING
                                                       OUTSTANDING      OUTSTANDING    SHARES IN
PLAN CATEGORY                                            OPTIONS          OPTIONS      COLUMN A)
___________________________________________________________________________________________________

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS         109 (1)        $14.37           38

EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS      47 (2)        $17.76            3

Total                                                      156            $15.38           41 (3)


(1) Represents shares of common stock issuable upon exercise of outstanding options under the Company's 1987 Stock Option Plan, 1987 Executive Officer Stock Option Plan, and the 1992 and 2001 Stock Incentive Plans, which are generally used for grants to officers and directors. Although stock and stock-based awards are still outstanding under the 1987 Stock Option Plan and 1987 Executive Officer Stock Option Plan, no new shares are available under these plans for future grants.

(2) Represents shares of common stock issuable upon exercise of outstanding options under the Company's Employee Stock Incentive Plan. Grants under this plan are used for employees other than officers and directors and, accordingly, did not require stockholder approval. The material features of this plan are described below.

(3) In addition to options, restricted shares may be granted under the 1992 and 2001 Stock Incentive Plans and the Employee Stock Incentive Plan, and performance-based shares may be granted under the 1992 and 2001 Stock Incentive Plans.



MATERIAL FEATURES OF EMPLOYEE STOCK INCENTIVE PLAN

PURPOSE. The Company's Board of Directors approved the Employee Stock Incentive Plan to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging employees to focus on long-range objectives, (b) encouraging the attraction and retention of employees with exceptional qualifications and (c) linking employees directly to stockholder interests. The plan seeks to achieve this objective by providing for grants of options and restricted stock to employees. All or a portion of the shares issuable under the plan may be granted in the form of options or restricted stock.

OPTION GRANTS. Options granted under the plan allow employees to purchase shares of Company common stock at an exercise price not less than 100% of the fair market value of a share on the date of grant. Options become exercisable and expire within the times and upon the events determined by a committee of the Board or by persons to whom the committee may delegate such responsibility. The exercise price of options must be paid by cash or, if permitted by the committee or its delegates, the exercise price may be paid by the surrender of shares of Company common stock valued at their fair market value on the date

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


when the new shares are purchased, or by the proceeds from a "same-day sale" commitment.

RESTRICTED STOCK GRANTS. Restricted stock becomes vested, in full or in installments, upon the satisfaction of certain conditions established by the Board committee or its delegates.

EFFECT OF CHANGE IN CONTROL. At the time of granting options or restricted stock, the Board committee or its delegates may determine that the options or restricted stock shall become fully exercisable or vested if a change in control occurs with respect to the Company.

                                                   COMPENSATION COMMITTEE REPORT


In this section, we describe our executive compensation policies and practices, including the compensation we pay our Co-Chief Executive Officers and the next six most highly compensated executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2002, the following individuals served on the Compensation Committee of the Company's Board of Directors and participated in decisions concerning the compensation of the Company's executive officers: Roger O. Walther, Nancy H. Bechtle, C. Preston Butcher, Frank C. Herringer, Stephen T. McLin, George P. Shultz, and Paula A. Sneed. No member of our committee during 2002 was an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

Our committee has overall responsibility for the Company's executive compensation policies and practices. Our committee's functions include:

o determining the compensation of the Co-Chief Executive Officers, Charles R. Schwab and David S. Pottruck,

o on recommendation of the Co-Chief Executive Officers, reviewing and approving the other executive officers' compensation, including salary and payments under the annual executive bonus plans, and

o granting awards under the Company's stock and other long-term incentive plans.

Our committee is providing the following report on the Company's executive compensation policies, the relationship of the Company's performance to executive compensation, and the Co-Chief Executive Officers' compensation.

COMPENSATION POLICIES

The Company's executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles:

o first, a significant portion of executive officers' total compensation should be in the form of Company common stock and stock-based incentives, and

o second, a large portion of their cash compensation should be at risk and vary, depending on meeting stated financial objectives.

When establishing salaries, bonus levels and stock-based awards for executive officers, our committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. Our committee reviews companies whose size, rates of growth and financial returns are similar to the Company's, including some of the

[side bar]

IN THIS SECTION, WE
DESCRIBE THE
COMPENSATION WE PAY
OUR CO-CHIEF EXECUTIVE
OFFICERS AND THE NEXT
SIX MOST HIGHLY
COMPENSATED
EXECUTIVE OFFICERS.

COMPENSATION POLICIES

COMPENSATION COMMITTEE REPORT

companies in the Dow Jones Securities Brokerage Group Index.

Our committee selects companies outside the financial services industry for inclusion in the review based on the extent to which they satisfy a list of selection criteria, including size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation, and the extent to which they compete with the Company for executives. Not all of these criteria will necessarily be satisfied in any particular case. Our committee includes in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits executives from outside the financial services industry, depending on the specific skills required for the position.

Our committee uses comparative data to set compensation targets that will provide executive officers with total compensation that:

o exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and

o falls below the average amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance.

However, our committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises.

In Mr. Pottruck's case, our committee has placed considerable weight on the recommendations of Mr. Schwab, and in the case of executive officers other than Mr. Schwab and Mr. Pottruck, our committee has placed considerable weight on the recommendations of Mr. Schwab and Mr. Pottruck.

THE IMPORTANCE OF OWNERSHIP

A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through various stock incentive plans, The SchwabPlan Retirement Savings and Investment Plan, and the U.S. Trust Corporation 401(k) Plan, the benefits of equity ownership are extended to non-employee directors, executive officers and employees of the Company and its subsidiaries.

As of March 10, 2003, the directors and executive officers of the Company owned an aggregate of 278,634,973 shares (including restricted shares) and had the right to acquire an additional 21,068,686 shares upon the exercise (on or before May 9, 2003) of stock options. As of March 10, 2003, The SchwabPlan Retirement Savings and Investment Plan and the U.S. Trust Corporation 401(k) Plan held an aggregate of 74,808,371 shares that had been allocated to participants' accounts. The Company intends to continue its strategy

[side bar]

THE IMPORTANCE OF
OWNERSHIP

                                                   COMPENSATION COMMITTEE REPORT


of encouraging its employees to become stockholders. Our committee believes employees' equity participation in the Company is a meaningful factor contributing to the Company's success.

ANNUAL BASE SALARY

The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, our committee reviews base salaries of executive officers annually and generally sets the base salary of executive officers at or near the average of the levels paid by the other companies it reviews. (See "Compensation Policies" earlier in this report.)

VARIABLE COMPENSATION

CORPORATE EXECUTIVE BONUS PLAN

The Corporate Executive Bonus Plan covers certain executive officer participants selected by our committee, but Mr. Schwab is not eligible to participate. (Mr. Schwab is covered under an employment agreement with the Company. See "Co-Chief Executive Officers' Compensation" later in this report.) This bonus plan pays bonuses each year based on corporate performance. Currently, bonus amounts under this bonus plan are paid out at a percentage of each participant's bonus target, depending on the Company's pre-tax operating profit margin and net revenue growth. Targets are expressed as a percentage of base salary, which our committee determines based on the factors discussed earlier in this report. (See "Compensation Policies" earlier in this report.)

Our committee has set target bonuses in the first quarter of each year based on the recommendations of Mr. Schwab and Mr. Pottruck (except that Mr. Pottruck's target bonus has been based on the recommendation of Mr. Schwab only). In the case of Mr. Pottruck, who receives all of his annual incentive compensation under this bonus plan, our committee determined that it would be appropriate to set a target bonus for 2002 that would result in an annual bonus payment to Mr. Pottruck equal to the annual bonus payable to Mr. Schwab under his employment agreement, depending on the Company's corporate performance. (See "Co-Chief Executive Officers' Compensation" later in this report.) In the case of the remaining executive officers who participate in this bonus plan, the target bonuses for 2002 under this bonus plan could be up to 100% of base salary. These remaining executive officers also participate in the Annual Executive Individual Performance Plan (discussed later in this report).

The target bonus is adjusted upward or downward, according to a payout matrix our committee adopted when we set the target bonus. This results in a payout of a multiple (or fraction) of the target bonus depending on the Company's corporate performance. The factors currently used to determine bonuses in the matrix are pre-tax operating profit margin and net revenue growth. In general, a given percentage change in pre-tax operating profit margin will have a greater impact on the determination of bonus payments than the same percentage change in the net revenue growth rate. In 2002, the Company

[side bar]

ANNUAL BASE SALARY

VARIABLE
COMPENSATION

COMPENSATION COMMITTEE REPORT


attained a pre-tax operating profit margin of 15.2% and net revenue declined 5%. Based on this performance, executive officers who participate in this bonus plan received no bonuses in 2002. However, the Committee determined to award certain discretionary bonus payments to executive officers (other than Mr. Schwab and Mr. Pottruck) from outside the Corporate Executive Bonus Plan, based on the Committee's assessment of the individual performance of the executive officers.

ANNUAL EXECUTIVE INDIVIDUAL PERFORMANCE PLAN

The Annual Executive Individual Performance Plan covers certain executive officer participants selected by the Board Compensation Committee, but Mr. Schwab and Mr. Pottruck are not eligible to participate. The Individual Performance Plan pays bonuses based on a subjective determination of each officer's individual contribution to the attainment of corporate performance objectives. Our committee makes this determination based on the recommendations of Mr. Schwab and Mr. Pottruck. In general, their recommendations are based in significant part on the officer's success in achieving specific goals identified in the officer's business plan.

The maximum amount available for payment to any participant in the Individual Performance Plan is generally calculated by multiplying the maximum amount payable to that participant under the Corporate Executive Bonus Plan by a fixed amount that is the same for all participants. A participant may receive a bonus under the Individual Performance Plan equal to some, all, or none of this amount, depending on the Committee's assessment of individual performance. Thus, the maximum amount of bonus payable to any executive officer under the Individual Performance Plan is based strictly on our corporate performance. Based on this performance, executive officers who participate in the Individual Performance Plan received no bonuses from this plan in 2002.

1992 AND 2001 STOCK INCENTIVE PLANS

In 1992, the Board approved the 1992 Stock Incentive Plan, which was approved by the Company's stockholders at the 1992 annual meeting and became effective on May 8, 1992. In 2001, the Board approved the 2001 Stock Incentive Plan, which was approved by the Company's stockholders at the 2001 annual meeting and became effective on May 7, 2001. Under each plan, our committee grants stock options and restricted stock to executive officers, based on the factors discussed earlier in this report. (See "Compensation Policies" earlier in this report.) Through 2002, our committee has had a policy of granting annual stock options to executive officers, because of our belief that an emphasis on annual awards provides a powerful incentive to executive officers to obtain superior performance results, and in 2002 our committee utilized stock-based incentives as the sole long-term incentives payable to executive officers.

During 2002, our committee granted stock options to certain of the Company's executive officers. To determine the size of the grants, our committee reviewed data

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VARIABLE
COMPENSATION

                                                   COMPENSATION COMMITTEE REPORT


obtained from an independent consultant concerning levels of long-term compensation for executive officers of selected financial services companies and companies of comparable size, rates of growth, and/or financial returns.

OTHER PAYMENTS

During 2002, payments of $2,333,333 were made to each of two executive officers, Jeffrey S. Maurer and H. Marshall Schwarz. These payments were made in accordance with the terms of Mr. Maurer's employment agreement and Mr. Schwarz's separation agreement. These payments were based on the amounts specified in an employee retention program, which had been established following approval by the Board of Directors in connection with the merger of the Company and U.S. Trust Corporation in May 2000. Under the employee retention program, certain individuals who had been employed by U.S. Trust prior to the merger would become entitled to certain payments if they remained employed within the Company for the retention period (two years). Mr. Maurer remained employed within the Company beyond that period and, therefore, received the full retention payment of $2,333,333. Although Mr. Schwarz did not remain employed within the Company for that entire period, he nevertheless received a payment of $2,333,333 under his separation agreement.

CO-CHIEF EXECUTIVE OFFICERS' COMPENSATION

CHARLES R. SCHWAB

Mr. Schwab, Chairman and Co-Chief Executive Officer, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab and approved by the stockholders, effective March 31, 1995. (See Appendix A.) Mr. Schwab's employment agreement specifies an annual base salary of $800,004, subject to annual review by the Compensation Committee. Mr. Schwab's annual bonus, if any, is a multiple of his base salary. The multiple is based on our corporate pre-tax operating profit margin and net revenue growth for the year, and is determined under a matrix adopted by our committee. Our committee has the authority to adjust the matrix from time to time (provided that for any year we may not change the matrix more than 90 days after the beginning of the year). Based on the Company's performance in 2002, no annual bonus was paid to Mr. Schwab under his employment agreement for the year.

Our committee believes that Mr. Schwab's leadership is a vital factor in our corporate success. Specifically, our committee believes that:

o MR. SCHWAB PROVIDES THE LEADERSHIP, VISION AND INSPIRATION FOR INNOVATION THAT HAS GENERATED CORPORATE GROWTH AND SUPERIOR PERFORMANCE, AND

o THE OVERALL STRATEGIC DIRECTION DEVELOPED BY MR. SCHWAB IS CRITICAL TO ENHANCING THE FUTURE LONG-TERM VALUE OF THE COMPANY FOR ITS STOCKHOLDERS.

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CO-CHIEF EXECUTIVE
OFFICERS'
COMPENSATION

COMPENSATION COMMITTEE REPORT


DAVID S. POTTRUCK

Mr. Pottruck, President and Co-Chief Executive Officer, is compensated in the form of a base salary and an annual bonus payable under the Corporate Executive Bonus Plan that is dependent on our corporate pre-tax operating profit margin and net revenue growth. (See "Corporate Executive Bonus Plan" earlier in this report.) For 2002, our committee determined that, based on the relative responsibilities of Mr. Schwab and Mr. Pottruck, it was appropriate for Mr. Pottruck to receive a base salary equal to the base salary payable to Mr. Schwab under his employment agreement. For the same reason, we determined it to be appropriate to set a target bonus for Mr. Pottruck under the Corporate Executive Bonus Plan that would cause Mr. Pottruck to receive an annual bonus equal to the annual bonus payable to Mr. Schwab under his employment agreement, depending on the Company's corporate performance. Based on the Company's performance for 2002, no annual bonus was paid to Mr. Pottruck under the Corporate Executive Bonus Plan for the year.

Our committee believes that:

o MR. POTTRUCK PROVIDES STRATEGIC AND DAY-TO-DAY LEADERSHIP THAT HAS CONTRIBUTED AND CONTINUES TO CONTRIBUTE SIGNIFICANTLY TO THE COMPANY'S GROWTH AND SUPERIOR PERFORMANCE, AND

o MR. POTTRUCK GUIDES THE COMPANY IN THE DELIVERY OF HIGHLY COMPETITIVE PRODUCTS AND SERVICES TO ITS CLIENTS, AND THIS ABILITY TO COMPETE IS IMPERATIVE TO BUILDING FUTURE LONG-TERM VALUE FOR STOCKHOLDERS.

In determining Mr. Pottruck's compensation for 2003, the Committee intends to take into account the increased responsibilities for Mr. Pottruck that will result from his change of role from Co-Chief Executive Officer to Chief Executive Officer of the Company.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The Company believes that it is generally in the best interests of its stockholders to structure compensation plans so that compensation is deductible under Section 162(m). Accordingly, the Company's Corporate Executive Bonus Plan, 1992 Stock Incentive Plan, 2001 Stock Incentive Plan, Annual Executive Individual Performance Plan and Mr. Schwab's employment agreement have been approved by stockholders. However, the Company believes that there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

In 2002, the Committee authorized certain non-deductible compensation, including non-deductible compensation to Lon Gorman, Vice Chairman and President--Schwab Capital Markets.

Mr. Gorman's annual bonus is generally determined in accordance with the terms

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TAX LAW LIMITS ON
EXECUTIVE
COMPENSATION

                                                   COMPENSATION COMMITTEE REPORT


of an incentive plan included in an employment agreement that was entered into between the Company and Mr. Gorman in 2002, following approval by our committee and the Board of Directors. The incentive plan contained in the employment agreement is subject to stockholder approval (see "Proposals To Be Voted On--Approval of Incentive Plan for Lon Gorman," beginning on page 14). If stockholders approve this incentive plan, any bonus payments made in future years to Mr. Gorman pursuant to this incentive plan will satisfy the requirements for tax deduction under Section 162(m). Based on 2002 performance, no bonus was payable to Mr. Gorman under the terms of this incentive plan. Nevertheless, for 2002, the Committee authorized the payment to Mr. Gorman of cash awards (in addition to Mr. Gorman's salary) totalling $1,000,000, a portion of which does not qualify for tax deduction under Section 162(m), based on the Committee's subjective assessment of Mr. Gorman's performance.

In addition, during 2002, certain non-deductible payments were made to Jeffrey S. Maurer, Executive Vice President, in accordance with the terms of his employment agreement (see Appendix C), which may not be tax deductible. The payments were based on amounts specified in an employee retention program, which had been entered into in connection with the merger involving the Company and U.S. Trust Corporation in May 2000.

Our committee will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, our committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m).

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

C. Preston Butcher

Frank C. Herringer

Stephen T. McLin

George P. Shultz

Paula A. Sneed

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TAX LAW LIMITS ON
EXECUTIVE
COMPENSATION

AUDIT COMMITTEE REPORT


The Audit Committee of the Company's Board of Directors currently consists of five directors. None of the directors on our committee has been an employee of the Company or any of its subsidiaries. The Board believes that all of the members of our committee are "independent directors" as defined under applicable stock exchange listing standards. Furthermore, all of the members of our committee are financially literate and a majority of the members have accounting or related financial management expertise.

The Board of Directors has adopted a written Audit Committee Charter. We last attached a copy of the charter to our proxy statement in 2001. Because our committee revised the charter in 2002 to clarify the responsibilities of our committee in light of new and proposed laws and rules, we have attached a copy of the charter to this year's proxy statement. (See Appendix I.)

Our committee has met and held discussions with management and the Company's independent auditors. As part of this process, we have:

o  reviewed and discussed the audited financial statements with management,

o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence.

Based on the review and discussions referred to above, our committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

Nancy H. Bechtle

Donald G. Fisher

Anthony M. Frank

Arun Sarin

[side bar]

BOARD AUDIT COMMITTEE
REPORT

                                                            AUDITOR INDEPENDENCE


SELECTION

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as "Deloitte & Touche") as the Company's independent auditors for the 2003 fiscal year. Deloitte & Touche has served as auditors for Charles Schwab & Co., Inc. or the Company since 1976. We expect representatives of Deloitte & Touche to attend the annual meeting of stockholders in order to respond to appropriate questions from stockholders, and they will have the opportunity to make a statement.

AUDIT FEES

The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002 were approximately $4.4 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Deloitte & Touche did not perform on behalf of the Company, and therefore did not bill the Company for, any financial information and systems design and implementation services for the fiscal year ended December 31, 2002.

ALL OTHER FEES

The aggregate fees for all other services rendered by Deloitte & Touche for the fiscal year ended December 31, 2002 were approximately $3.7 million and can be sub-categorized as follows:

AUDIT-RELATED FEES

The aggregate fees for audit-related services for matters such as SEC registration statements, comfort letters, Statement on Auditing Standards No. 70 reports, employee benefit plan audits, due diligence related to acquisitions, and agreed-upon procedures were approximately $2.7 million.

[side bar]

SELECTION

AUDIT FEES

FINANCIAL INFORMATION
SYSTEMS DESIGN AND
IMPLEMENTATION FEES

ALL OTHER FEES

AUDITOR INDEPENDENCE


OTHER FEES

The aggregate fees for all other services, including tax consulting and compliance, business and operational process improvement, and regulatory matters, were approximately $1.0 million.

The "Audit-Related Fees" are for services generally required to be performed by Deloitte & Touche because they follow upon and are linked to Deloitte & Touche's audit of the Company's consolidated financial statements. With respect to the audit-related services consisting of due diligence for acquisitions, the Company believes that it is efficient to engage Deloitte & Touche for those services because their audit will have to cover any acquisition after its completion.

Approximately 67% of the $1.0 million in "Other Fees" relate to tax consulting and compliance services provided by Deloitte & Touche, while the other 33% relate to all other services listed under "Other Fees."

REVIEW OF AUDITOR INDEPENDENCE

The Board Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche, as described above in "All Other Fees," is compatible with maintaining Deloitte & Touche's independence as the Company's principal auditor.

[side bar]

REVIEW OF AUDITOR
INDEPENDENCE

                                                               OTHER INFORMATION


CERTAIN TRANSACTIONS

EXTENSIONS OF CREDIT IN THE ORDINARY COURSE OF BUSINESS

Directors and executive officers of the Company have maintained margin trading accounts with Charles Schwab & Co., Inc., the Company's principal brokerage subsidiary, and asset management and private banking accounts with subsidiary banks of U.S. Trust Corporation. Extensions of credit in such accounts:

o  have been made in the ordinary course of business,

o have been made on the same or substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and

o have not involved more than the normal risk of collectibility or presented other unfavorable features.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. As a result, the Company can no longer make margin loans to any non-employee director or any executive officer who is not an employee of Charles Schwab & Co., Inc. However, margin loans made to such persons that were outstanding on the July 30, 2002 enactment date may continue in existence, but there can be no material modification or renewal of such loans.

SENIOR MANAGEMENT LOAN PROGRAM

The table below shows the only loan made by the Company to an executive officer under a certain senior management loan program that was still outstanding during 2002. The loan program was established by the Board of Directors to assist senior management officers in special circumstances. The interest rate on this loan was set at a market rate determined to be appropriate based on program requirements. This loan was repaid in full.
As a result of the Sarbanes-Oxley Act, the Company cannot make any new loans to executive officers under this loan program.

SENIOR MANAGEMENT LOAN PROGRAM

                                               LARGEST
                                           PRINCIPAL AMOUNT PRINCIPAL AMOUNT
                                             OUTSTANDING     OUTSTANDING AS  INTEREST
NAME AND TITLE                               SINCE 1/1/02      OF 3/17/03      RATE
_____________________________________________________________________________________

JOHN PHILIP COGHLAN                            $250,000            0           5.43%
VICE CHAIRMAN AND EXECUTIVE VICE PRESIDENT

[side bar]

CERTAIN TRANSACTIONS

OTHER INFORMATION


COMMISSION DISCOUNTS

Employees and directors of the Company who engage in brokerage transactions at Charles Schwab & Co., Inc. are entitled to a 20% discount from its standard commission rates for brokerage transactions.

CERTAIN RELATIONSHIPS

The directors identified below have family members who were employed within the Company during 2002:

o Stephen T. McLin is the Chairman and one of the five members of the Company's Audit Committee. During 2002 (and presently), Mr. McLin's son, Stephen D. McLin, was employed within the Company in the non-officer position of Product Developer, Web Publishing, earning aggregate cash compensation of approximately $65,000 and receiving options to purchase 250 shares of Company common stock at a per share exercise price of $11.75.
   Mr. McLin's daughter-in-law, Ashley McLin, was also employed within the Company during 2002 as a Branch Client Specialist, earning aggregate cash compensation of approximately $32,000. She did not receive any stock options in 2002. Ms. McLin left the Company in October 2002.

o Roger O. Walther is the Chairman and one of the five members of the Company's Compensation Committee. During 2002, Mr. Walther's daughter, Wendy Walther Miller, was employed within the Company as a Vice President of Business Development, earning aggregate cash compensation of approximately $125,000 and receiving options to purchase 3,000 shares of Company common stock at a per share exercise price of $8.57. Ms. Walther Miller left the Company in September 2002.

o Charles R. Schwab is the Company's Chairman of the Board and Co-Chief Executive Officer and is not a member of the Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee. During 2002 (and presently), Mr. Schwab's daughter, Carolyn Schwab Pomerantz, was employed within the Company as a Vice President of Consumer Education, earning aggregate cash compensation of approximately $160,000, and receiving options to purchase 5,000 shares of Company common stock at a per share exercise price of $9.71. In addition, Mr. Schwab and Ms. Schwab-Pomerantz co-authored a book entitled IT PAYS TO TALK, which was published in 2002. The copyright for the book is registered in the name of the Company, and the company receives royalties for the book, some of which cover costs related to the book, and some of which will be donated to charity. Neither Mr. Schwab nor Ms. Schwab-Pomerantz receives any royalties or other compensation in connection with the book.

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CERTAIN RELATIONSHIPS

                                                               OTHER INFORMATION


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 2002 all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Exchange Act of 1934, except for an inadvertent late report of a sale of shares by Jeffrey S. Maurer, Executive Vice President, in December 2001 and by Dawn G. Lepore, Vice Chairman--Technology, Operations and Administration, in February 2002. In Mr. Maurer's case, the sale should have been reported in January 2002, but instead was reported on an amended Form 4 filed in March 2002. In Ms. Lepore's case, the sale should have been reported in March 2002. The sale was reported on a Form 4 filed in March 2002, but after the filing deadline.

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Company's Corporate Secretary at our principal executive office no later than November 29, 2003. The Company's bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our bylaws, please contact:

  Assistant Corporate Secretary
  The Charles Schwab Corporation
  101 Montgomery Street (120/4)
  San Francisco, California 94104
  (415) 636-3087

For next year's annual meeting of stockholders, the persons appointed by proxy to vote stockholders' shares will vote those shares according to their best judgment on any stockholder proposal the Company receives after March 10, 2004.

EFFECT OF NOT RETURNING PROXY

IF YOU DO NOT RETURN YOUR PROXY AND YOUR SHARES ARE HELD IN STREET NAME, YOUR BROKERAGE FIRM, UNDER CERTAIN CIRCUMSTANCES AS DESCRIBED BELOW, MAY VOTE YOUR SHARES.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. The New York Stock Exchange has determined that five of the proposals described under "Proposals To Be Voted On," beginning on page 9, are considered routine matters. However, brokerage firms will not have authority to vote customers' unvoted shares on the sixth proposal, which is the stockholder proposal regarding the expensing of stock options.

If you do not give a proxy to vote your shares, your brokerage firm may either:

o  vote your shares on routine matters, or

o  leave your shares unvoted.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its customers' unvoted

[side bar]

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING
COMPLIANCE

STOCKHOLDER
PROPOSALS

EFFECT OF NOT
RETURNING PROXY

OTHER INFORMATION


shares on routine matters. However, as the Company's subsidiary, when it is voting on Company proposals, it must follow a stricter set of New York Stock Exchange rules. Specifically, our brokerage subsidiary can vote unvoted Company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than having the effect of a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

YOU MAY HAVE GRANTED TO YOUR STOCKBROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

A PURCHASING AGENT UNDER A RETIREMENT PLAN MAY BE ABLE TO VOTE A PARTICIPANT'S UNVOTED SHARES. FOR EXAMPLE, IF YOU ARE A PARTICIPANT IN THE SCHWABPLAN RETIREMENT SAVINGS AND INVESTMENT PLAN, THE PLAN'S PURCHASING AGENT, UNDER CERTAIN CIRCUMSTANCES, CAN VOTE YOUR SHARES.

Specifically, the purchasing agent will vote shares you hold under the Employee Stock Ownership Plan ("ESOP") component of The SchwabPlan Retirement Savings and Investment Plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

COSTS OF PROXY SOLICITATION

The Company is paying for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.

INCORPORATION BY REFERENCE

The Company's filings with the SEC sometimes "incorporate information by reference." This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC rules, the performance graph on page 33 of this proxy statement, the "Compensation Committee Report" on pages 43, and the

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COSTS OF PROXY
SOLICITATION

INCORPORATION BY
REFERENCE

                                                               OTHER INFORMATION


"Audit Committee Report" on page 50 specifically are not incorporated by reference into any other filings with the SEC.

You are receiving this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Company common stock.

HOUSEHOLDING

The SEC now permits companies to deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met. This is called householding. Like last year, the Company's proxy materials contain a form that will enable the householding of the Company's proxy materials. Householding may help reduce the Company's future proxy printing and distribution costs.

Some households with multiple stockholders may have already provided the Company with their affirmative householding consent or given a general householding consent relating to securities they hold. We will provide only one set of proxy materials to each such household unless we have received contrary instructions from any affected stockholder.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the Company's proxy materials. The request may be made by calling the toll-free telephone number included in the householding notice that accompanies the proxy materials or by sending it to:

  Assistant Corporate Secretary
  The Charles Schwab Corporation
  101 Montgomery Street (120/4)
  San Francisco, California 94104

[side bar]

HOUSEHOLDING

TICKETS AND INTERNET ACCESS TO THE ANNUAL MEETING


TICKETS AND INTERNET ACCESS TO THE ANNUAL MEETING

Seating is limited and, therefore, admission to the annual meeting is by ticket only on a first-come, first-served basis. To request a ticket, you may either:

..  go to www.schwabevents.com

..  write the Assistant Corporate Secretary at this address:

  Assistant Corporate Secretary The Charles Schwab Corporation 101 Montgomery Street (120/4) San Francisco, CA 94104

                                    - or -

..  call the Assistant Corporate Secretary at (415) 636-3087

We also will broadcast the annual meeting over the Internet. For information on how to receive the real-time Webcast, go to www.schwabevents.com.

By Order of the Board of Directors,

/s/ CARRIE E. DWYER
_________________________
CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

MARCH 28, 2003
SAN FRANCISCO, CALIFORNIA

[side bar]

TICKETS AND INTERNET
ACCESS TO THE ANNUAL
MEETING

APPENDIX A DESCRIPTION OF CHARLES R. SCHWAB'S EMPLOYMENT AND LICENSE AGREEMENTS


This Appendix A describes agreements between the Company and Charles R. Schwab relating to his employment and the use of the name "Schwab" by the Company.

EMPLOYMENT AGREEMENT

The Company and Mr. Schwab entered into an employment agreement effective March 31, 1995. Stockholders approved the employment agreement. The Company and Mr. Schwab entered into an amended employment agreement effective March 31, 2003. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the Compensation Committee, and provides that Mr. Schwab will be eligible to participate in all compensation and fringe benefit programs made available to other executive officers, including the stock-based incentive plans. Instead of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, is a multiple of his base salary. This multiple is based on our corporate performance, and is determined from among the following: revenue growth, net revenue growth, operating revenue growth, consolidated pre-tax profit margin, consolidated pre-tax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, client net new asset growth, stockholder return, return on assets, earnings per share, return on stockholders' equity, and return on investment. For 2003, the Compensation Committee authorized net revenue growth and consolidated after-tax operating profit margin as the measures for corporate performance to be used in calculating Mr. Schwab's annual bonus. The committee has the authority to adjust the matrix periodically (except the committee may not change the matrix more than 90 days after the beginning of any year). The matrix cannot result in a payment that would cause Mr. Schwab's total cash compensation for the year (base salary and bonus) to exceed $8,000,000.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause, before the expiration of the employment agreement. "Cause" is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the Company.

"Involuntary termination" includes Mr. Schwab's resignation following a material change in his capacities or duties at the Company or Charles Schwab & Co., Inc. If an involuntary termination is not due to death, disability or "cause":

o Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been

[side bar]

CHARLES R. SCHWAB'S
EMPLOYMENT
AGREEMENT

APPENDIX A DESCRIPTION OF CHARLES R. SCHWAB'S EMPLOYMENT AND LICENSE AGREEMENTS


  terminated, including his base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

o all his outstanding, unvested awards under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

o his base salary, less any payments under the corporate long-term disability plan, and benefits (but not bonuses or other incentive compensation) for a period of 36 months from the termination date, and

o a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the Company, he will be entitled to receive a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, if Mr. Schwab voluntarily resigns his employment, or his employment is involuntarily terminated, within 24 months of a change in control of the Company, he will have the right (but not the obligation) to enter into a consulting arrangement with the Company. Under that arrangement, Mr. Schwab would provide certain consulting services to the Company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the Company.)

LICENSE AGREEMENT

The Company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the Company's non-employee directors. Under the agreement, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights to Mr. Schwab's name (and variations on the name) and likeness. However, Mr. Schwab has retained the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly

[side bar]

CHARLES R. SCHWAB'S
LICENSE AGREEMENT

APPENDIX A DESCRIPTION OF CHARLES R. SCHWAB'S EMPLOYMENT AND LICENSE AGREEMENTS


compete with any business in which the Company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, as long as that use does not cause confusion about whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company.

So long as Mr. Schwab does not cause actual confusion among clients, he will at all times be able to use his own name to identify himself, but not as a service mark, trademark or trade name in the financial services business. The assignment and license agreement defines the "financial services business" as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related businesses in which that firm or the Company is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's ability to assign or license the right to use
Mr. Schwab's name and likeness is severely limited during Mr. Schwab's lifetime.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation under an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

[side bar]

CHARLES R. SCHWAB'S
LICENSE AGREEMENT

APPENDIX B DESCRIPTION OF H. MARSHALL SCHWARZ'S SEPARATION AND EMPLOYMENT AGREEMENTS


This Appendix B describes H. Marshall Schwarz's separation agreement and certain terms of his employment agreement, which has been superseded for the most part by the separation agreement.

SEPARATION AGREEMENT

Although Mr. Schwarz had planned to retire in November 2001, he delayed his retirement at the Company's request so that U.S. Trust Corporation and its subsidiaries would be able to continue to benefit from his experience, expertise and guidance at a critical juncture in U.S. Trust's history. Having successfully completed that additional service, on February 28, 2002, Mr. Schwarz retired from his position as Chairman of U.S. Trust and Executive Vice President of the Company.

Under the terms of a separation agreement with the Company and U.S. Trust, Mr. Schwarz received a one-time lump-sum payment in the amount of $2,333,333 in June 2002, as well as fully vested options to purchase 51,233 shares of Company common stock. This payment and option grant are in place of any compensation that otherwise might have been payable under the Company's or U.S. Trust's compensation plans and programs and under Mr. Schwarz's employment agreement with the Company and U.S. Trust (certain terms of which are described below).

In addition, Mr. Schwarz will receive any benefits which had accrued and vested as of his retirement date.

Under the terms of the separation agreement, Mr. Schwarz has agreed to continue to serve as a U.S. Trust board member until the earlier of his (i) resignation from the board; (ii) 72/nd/ birthday; or (iii) death, incapacity or other inability to perform his duties as a board member.

Although the separation agreement supersedes the terms of his employment agreement for the most part, Mr. Schwarz remains subject to certain provisions of his employment agreement. They include provisions prohibiting him from becoming associated with any business competing with the Company or U.S. Trust, or any of the Company's other subsidiaries or affiliates, in certain specified geographical areas for two years following the date of his retirement.

Certain other provisions of Mr. Schwarz's employment agreement are described below because of their relevance to information concerning Mr. Schwarz contained elsewhere in this proxy statement.

EMPLOYMENT AGREEMENT

The Company, U.S. Trust and H. Marshall Schwarz entered into an employment agreement as of January 12, 2000. His employment term began on May 31, 2000 (the effective date of the merger involving the Company and U.S. Trust). His employment term would have terminated on the third anniversary of the merger if Mr. Schwarz had not retired (and his employment term had not been otherwise terminated earlier under the terms of the employment agreement).

H. MARSHALL SCHWARZ'S
SEPARATION
AGREEMENT

H. MARSHALL SCHWARZ'S
EMPLOYMENT
AGREEMENT

       APPENDIX B DESCRIPTION OF H. MARSHALL SCHWARZ'S SEPARATION AND EMPLOYMENT AGREEMENTS


The employment agreement provided for an annual base salary equal to the base salary paid by U.S. Trust to Mr. Schwarz before the merger and an annual bonus with a target of 165% of his base salary. It further provided that, for 2000, Mr. Schwarz's bonus would not be less than the bonus he received for 1999, and for 2001, it would not be less than 80% of the bonus he received for 1999. (Mr. Schwarz voluntarily waived the receipt of any bonus for 2001.)

The employment agreement also provided for grants of options on Company common stock, subject to the approval of the Board Compensation Committee.
(Mr. Schwarz voluntarily waived the receipt of any options in 2001.) The employment agreement also provided for other executive benefits, including participation in employee benefits and executive compensation plans and programs made available to other executive officers (except for plans that provide for severance pay or benefits).

[side bar]

H. MARSHALL SCHWARZ'S
EMPLOYMENT
AGREEMENT

APPENDIX C DESCRIPTION OF JEFFREY S. MAURER'S SEPARATION AND EMPLOYMENT
AGREEMENTS


This Appendix C describes Jeffrey S. Maurer's separation and employment agreements.

SEPARATION AGREEMENT

On November 4, 2002, Mr. Maurer entered into an agreement for a change in position in the Company and to govern the parties' rights and obligations in the event of Mr. Maurer's separation from the Company. Under the terms of the agreement, Mr. Maurer's departure from the Company or termination with or without cause at any time prior to May 31, 2003 would entitle him to certain compensation, benefits and perquisites. Mr. Maurer resigned as a director and executive officer of the Company effective December 30, 2002. He separated from the Company effective January 31, 2003 when he resigned his remaining position as Chairman of U.S. Trust.

Under the terms of the agreement, Mr. Maurer received his base salary as Chairman and Chief Executive Officer of U.S. Trust Corporation through the end of 2002, with his salary beginning January 1, 2003 to be determined in accordance with the salaries of Executive Committee members with similar functions. In addition, the agreement provided for a cash bonus to Mr. Maurer, payable on the first business day of January 2003, equal to 170% of his 2001 base salary. The agreement also provided for a bonus for 2002 in accordance with the payout received by other Executive Committee members and a prorated bonus for 2003 based on service until separation from the Company.

As a result of his separation from the Company, Mr. Maurer received additional lump-sum cash payments of $1,130,000 (equal to two times his salary) and $1,921,000 (equal to two times his adjusted target bonus). He also received a cash payment for unused vacation days. He also received full and immediate vesting of all outstanding stock options and equity-based awards. Mr. Maurer is also entitled to certain benefits, including a monthly pension benefit and participation in the retirement medical plan. In addition, the Company is required to make certain tax gross-up payments to Mr. Maurer in the event of the imposition of excise taxes on payments received by him in connection with his separation from the Company.

Despite the separation agreement, Mr. Maurer remains subject to certain provisions of his employment agreement, as modified by the separation agreement, including provisions prohibiting him from becoming associated with any business competing with the Company or U.S. Trust, or any of the Company's other subsidiaries or affiliates, with certain exceptions, in certain specified geographical areas. Under the separation agreement, the non-competition and non-solicitation clauses of Mr. Maurer's employment agreement were modified to run from October 4, 2002 until October 4, 2003 (with certain non-solicitation clauses remaining effective until January 1, 2004).

Certain other provisions of Mr. Maurer's employment agreement are described below because of their relevance to

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JEFFREY S. MAURER'S
SEPARATION
AGREEMENT

         APPENDIX C DESCRIPTION OF JEFFREY S. MAURER'S SEPARATION AND EMPLOYMENT AGREEMENTS


information concerning Mr. Maurer contained elsewhere in this proxy statement.

EMPLOYMENT AGREEMENT

The Company, U.S. Trust Corporation and Jeffrey S. Maurer entered into an employment agreement as of January 12, 2000. His employment term began on May 31, 2000 (the effective date of the merger involving the Company and U.S. Trust). His employment term would have terminated automatically on the third anniversary of the merger if he had not separated from the Company before then. (See the discussion above under "Separation Agreement.")

The employment agreement provided for an annual base salary equal to the base salary paid by U.S. Trust to Mr. Maurer before the merger and an annual bonus with a target of 150% of his base salary. It further provided that, for 2000, Mr. Maurer's bonus would not be less than the bonus he received for 1999, and for 2001, it would not be less than 60% of the bonus he received for 1999. The employment agreement allowed the Company, after December 31, 2001, to modify, in its sole discretion, the specific terms of Mr. Maurer's bonus arrangement. Effective January 1, 2002, the Company elected to make Mr. Maurer eligible to participate in the Company's Corporate Executive Bonus Plan and Annual Executive Individual Performance Plan. (For a description of these plans, see the "Compensation Committee Report" under "Variable Compensation," beginning on page 45.)

The employment agreement also provided for grants of options on Company common stock, subject to the approval of the Board Compensation Committee. The employment agreement also provided other executive benefits, including participation in employee benefits and executive compensation plans and programs made available to other executive officers (except for plans that provide for severance pay or benefits).

In connection with the merger involving the Company and U.S. Trust, a key employee retention program was established. Under the terms of the retention program, because Mr. Maurer was an employee of U.S. Trust on May 31, 2002, he received a payment equal to $2.8 million of which $2,333,333 was paid in cash. The remainder consisted of stock options (based on a valuation formula).

The employment agreement prohibited Mr. Maurer from becoming associated with any business competing with the Company or U.S. Trust, or any of the Company's other subsidiaries or affiliates, in certain specified geographical areas for a period of one year following a termination of employment that occurred after May 31, 2002.

[side bar]

JEFFREY S. MAURER'S
EMPLOYMENT
AGREEMENT

APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN


GENERAL DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN

ELIGIBILITY TO RECEIVE AWARDS

Key employees of the Company and its subsidiaries, including directors who are also employees, are eligible for awards under the plan. Non-employee directors are eligible for an automatic grant of non-qualified stock options upon becoming a director and an annual, automatic grant of non-qualified stock options.

In 2002, 861 persons received awards under the 2001 Stock Incentive Plan.

BOTH TABLES BELOW INCLUDE STOCK OPTIONS THAT HAVE BEEN GRANTED UNDER THE 2001 STOCK INCENTIVE PLAN TO THE CO-CHIEF EXECUTIVE OFFICERS, BUT THEY HAVE RELINQUISHED ALL SUCH OPTIONS AND THE COMPANY HAS CANCELED THEM.

As of March 10, 2003, our Co-Chief Executive Officers and the six other most highly compensated executive officers have been granted options to purchase shares of Company common stock under the 2001 Stock Incentive Plan, over the life of the plan, as follows:

                                                   OPTIONS
                    NAME                           GRANTED
                    _______________________________________

                    CHARLES R. SCHWAB             1,486,000
                    CHAIRMAN AND
                    CO-CHIEF EXECUTIVE OFFICER

                    DAVID S. POTTRUCK             1,486,000
                    PRESIDENT AND
                    CO-CHIEF EXECUTIVE OFFICER

                    JEFFREY S. MAURER               150,000
                    EXECUTIVE VICE PRESIDENT

                    H. MARSHALL SCHWARZ                   0
                    EXECUTIVE VICE PRESIDENT

                    LON GORMAN                      180,000
                    VICE CHAIRMAN AND PRESIDENT--
                    SCHWAB CAPITAL MARKETS

                    DAWN G. LEPORE                  180,000
                    VICE CHAIRMAN--TECHNOLOGY,
                    OPERATIONS AND ADMINISTRATION

                    JOHN PHILIP COGHLAN             180,000
                    VICE CHAIRMAN AND PRESIDENT--
                    INDIVIDUAL INVESTOR

                    CHRISTOPHER V. DODDS            305,000
                    EXECUTIVE VICE PRESIDENT AND
                    CHIEF FINANCIAL OFFICER


Our current executive officers as a group, current non-employee directors as a group and our current employees (excluding executive officers and directors) have been granted options to purchase shares of Company common stock under the 2001 Stock Incentive Plan, over the life of the plan, as follows:

                                                 OPTIONS
                      GROUP                      RECEIVED
                      ____________________________________

                      CURRENT EXECUTIVE          4,867,800
                       OFFICERS

                      CURRENT NON-EMPLOYEE         206,243
                       DIRECTORS

                      CURRENT EMPLOYEES         29,123,035
                       (EXCLUDING EXECUTIVE
                       OFFICERS AND DIRECTORS )


LIMITS ON AWARDS

The following are the limits on the number of shares that may be granted to any one participant in any one year:

o  5 million shares under options,

o  1 million restricted shares, and

o  1 million performance share awards.

These annual limits are adjusted automatically for any stock split, declaration of a stock dividend or other similar event.

TYPES OF AWARDS

Awards under the 2001 Stock Incentive Plan may take the form of restricted shares, performance share awards and options to acquire Company common stock, as described below.

o  Restricted shares are similar to common stock in that they have the

[side bar]

GENERAL DESCRIPTION OF
THE 2001 STOCK
INCENTIVE PLAN

                         APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN


   same voting and dividend rights, but the recipient will forfeit the restricted shares if the applicable vesting conditions are not satisfied.

o Performance share awards are obligations of the Company to issue and deliver in the future shares of common stock if the applicable conditions are satisfied.

o Options are the rights to acquire common stock at an exercise price at least equal to the fair market value of Company common stock on the date of grant. Options include non-qualified stock options and incentive stock options. Incentive stock options are intended to qualify for special tax treatment. Options vest according to a schedule.

o An award under the plan may consist of one or more of these grant types, except that non-employee directors will only be eligible to receive non-qualified stock options and restricted shares.

No payment is required on the grant of any award, except (in the case of restricted shares and performance shares) payment of the $.01 per share par value of the stock awarded. Upon exercise of an option, the option holder must pay the option exercise price to the Company. On March 10, 2003, the closing price of Company common stock was $6.85 per share.

A total of 70 million shares may be issued under the plan under options and performance share awards and as restricted shares. This number adjusts automatically for any stock split, declaration of a stock dividend or other similar event.

As of March 17, 2003, the number of remaining shares under the 2001 Stock Incentive Plan was 31,394,884 and the number of remaining shares under all other Company stock incentive plans was 6,686,098.

Under the terms of the 2001 Stock Incentive Plan, if:

o the recipient forfeits any restricted shares, performance share awards or options,

o any performance share awards terminate for any other reason without the associated common stock being issued, or

o  options terminate for any other reason before exercise,

then the underlying shares again become available for awards.

ADMINISTRATION, AMENDMENT AND TERMINATION

The 2001 Stock Incentive Plan is administered by the Board Compensation Committee. The committee, on advice of the Company's executive management,

o  selects the key employees who will receive awards,

o determines the amount, vesting requirements, performance criteria, if any, and other conditions of each award,

o  interprets the provisions of the plan, and

o  makes all other decisions regarding the operation of the plan.

[side bar]

GENERAL DESCRIPTION OF
THE 2001 STOCK
INCENTIVE PLAN

APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN


The annual grant of awards to non-employee directors is made automatically, and the committee has no discretion with respect to those awards. (See "Grants of Options to Non-Employee Directors" below.)

GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

Under the 2001 Stock Incentive Plan, each new director receives a grant of options to purchase a total of 10,000 shares of Company common stock. Also, each non-employee director receives an annual, automatic grant of options. The number of options in the grant is determined by dividing $150,000 by the closing price of Company common stock on the grant date. This grant is made on May 15 of each year, but if May 15 is not a business day, then the grant is made on the next business day. All of these grants are fully and immediately vested and exercisable.

If stockholders approve the proposed amendment to the 2001 Stock Incentive Plan, each new non-employee director would receive an initial grant of options to purchase a total of 5,000 shares of Company common stock. Also, each non-employee director would receive an annual, automatic grant consisting of
(i) options on 5,000 shares of Company common stock and (ii) a number of restricted shares of Company common stock determined by dividing $50,000 by the average of the high and low market prices of Company common stock on the grant date. These grants would be made on May 15 of each year, but if May 15 is not a business day, the grant would be made on the next business day. Although the initial option grants to new non-employee directors would continue to vest fully on the grant date, the annual grants would vest over a three-year period as follows:

o  25% on each of the first and second anniversaries of the grant date, and

o  the remaining 50% on the third anniversary of the grant date.

Full vesting would occur on a director's death, disability or retirement from the Board.

In addition, a non-employee director who elects to defer directors' fees under the Directors' Deferred Compensation Plan can, instead of receiving fees, elect either to:

o  receive a grant of stock options which:

  o have a fair value on the grant date equal to the amount of the deferred fees (as determined under an appropriate options valuation method),

  o have an option exercise price equal to the fair market value of Company common stock on the date the deferred fee amount would have been paid, and

  o vest immediately upon grant and generally expire ten years after the grant date,

                                    - or -

o invest the amount of the deferred fees in shares of Company common stock to be held in a trust and distributed to the director (in shares) when the director leaves the Board.

[side bar]

GENERAL DESCRIPTION OF
THE 2001 STOCK
INCENTIVE PLAN

                         APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN


RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS

Recipients of restricted shares cannot transfer them before they vest (except that the recipient can transfer them by gift to certain trusts and partnerships formed for the benefit of family members).

Recipients of performance share awards cannot transfer them, and the recipients have no voting or dividend rights until the associated shares of common stock are issued. At that time the recipients will have the same voting, dividend and other rights as the Company's other stockholders.

Generally, vesting of all or a portion of restricted shares and performance share awards is accelerated if the recipient dies, becomes disabled, or retires, and may be accelerated if a "change in control" occurs. (We explain that term later in this Appendix D under "Change in Control.")

When granting an award, the Board Compensation Committee determines the number of performance share awards or restricted shares to be included in the award as well as the vesting or issuance conditions. The vesting or issuance conditions may be based on:

o  the employee's individual performance,

o  the Company's performance, or

o  other appropriate criteria.

When the committee uses the Company's performance as a vesting or issuance condition, it establishes performance goals based on one or more of the following business criteria:

o  pre-tax adjusted income,

o  adjusted operating income,

o  cash flow,

o  stockholder return,

o  revenue,

o  revenue growth,

o  return on net assets,

o  net income,

o  net new assets,

o  earnings per share,

o  return on stockholders'equity, or

o  return on investment.

TERMS OF STOCK OPTIONS

The exercise price of any stock option granted under the plan must be equal to or greater than the fair market value of Company common stock on the date of grant. The 2001 Stock Incentive Plan defines "fair market value" as the closing price of Company stock as reported by the New York Stock Exchange Composite Transactions Index for the date of grant.

The term of an incentive stock option cannot exceed ten years. The Board Compensation Committee establishes vesting conditions when it grants an option. Generally, vesting is accelerated if the recipient dies, becomes disabled, or retires, and may be accelerated if a "change

[side bar]

GENERAL DESCRIPTION OF
THE 2001 STOCK
INCENTIVE PLAN

APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN


in control" occurs. (We explain that term in the following section of this Appendix D.)

Recipients may transfer options (other than incentive stock options, which must be nontransferable to qualify as incentive stock options) to certain trusts and partnerships formed for the benefit of family members.

CHANGE IN CONTROL

Under the 2001 Stock Incentive Plan, the term "change in control" means:

o the Company undergoes any change in control which would have to be disclosed in the Company's next proxy statement under SEC rules, or

o any person becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except as a result of a repurchase by the Company of its own securities, or

o the composition of the Board of Directors changes, and as a result fewer than two-thirds of the incumbent directors:

o  had been directors of the Company 24 months earlier, or

o had been elected or nominated with the approval of at least a majority of the directors who had been directors of the Company 24 months earlier and who were still directors at the time of the incumbent directors' election or nomination.

FEDERAL TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of awards under the 2001 Stock Incentive Plan.

OPTIONS

When the options are granted, there are no federal income tax consequences to the Company or the option holder.

On the exercise of a non-qualified stock option, the option holder generally will have ordinary income. The amount of the income will be equal to:

o  the fair market value of the shares on the exercise date, minus

o  the option exercise price.

The income will be subject to tax withholding. Generally, in the same year that the option holder has income from the option exercise, the Company will be able to take a tax deduction in the amount of that income.

On any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

In contrast, the exercise of incentive stock options will not normally result in any taxable income to the option holder at that time; nor will the Company be entitled to any tax deduction. However, the exercise will result in an amount that is taken into account in computing the option holder's alternative minimum taxable income. This amount will be equal to:

o  the fair market value of the shares on the exercise date, minus

[side bar]

FEDERAL TAX
CONSEQUENCES

                         APPENDIX D DESCRIPTION OF THE 2001 STOCK INCENTIVE PLAN

o  the option exercise price.

If the option holder exercises the options, holds the shares for the period required by law, and then sells the shares, the difference between the sale price and the exercise price generally will be taxed as a capital gain or loss.

If the option holder does not hold the shares for the period required by law, he or she generally will have ordinary income at the time of the early disposition. The amount of the income will be equal to:

o the fair market value of the shares on the exercise date (or, if less, the sale price), minus

o  the option exercise price.

The Company generally will be entitled to a tax deduction in that same amount. Any additional gain upon the disposition generally will be taxed as a capital gain.

RESTRICTED SHARES

Unless the recipient of restricted shares elects to be taxed when the shares are granted, there will be no federal income tax consequences to the recipient or to the
Company while the shares have vesting restrictions. Upon vesting the recipient will have ordinary income. The amount of the income will be equal to:

o  the fair market value of the shares on the vesting date, minus

o  the amount paid for the shares.

The income will be subject to tax withholding. The Company generally will be entitled to a tax deduction in the amount of the recipient's income. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

PERFORMANCE SHARE AWARDS

The grant of performance share awards will have no federal income tax consequence to the Company or the recipient at the time of the grant. When a recipient becomes entitled to receive any common stock under the terms of the performance share award, the recipient generally will have ordinary income. The amount of the income will be equal to:

o  the fair market value of the shares on that date, minus

o  any amount paid for the shares.

The income will be subject to tax withholding.

The Company generally will be entitled to a tax deduction in the amount of the recipient's income. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

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FEDERAL TAX
CONSEQUENCES

APPENDIX E NEW PLAN BENEFITS TABLE FOR THE 2001 STOCK INCENTIVE PLAN


NEW PLAN BENEFITS /(1)/

                                        SHARES         ANNUAL, AUTOMATIC
                                      UNDERLYING             GRANTS
                                    INITIAL OPTION      TO NON-EMPLOYEE
                                      GRANTS TO            DIRECTORS
                                         NEW           SHARES
                                     NON-EMPLOYEE    UNDERLYING   RESTRICTED
                                    DIRECTORS (2)   OPTIONS (3)   SHARES (4)
  __________________________________________________________________________

  ALL CURRENT DIRECTORS WHO ARE NOT
   EXECUTIVE OFFICERS, AS A GROUP
   (10 PERSONS)                         5,000          50,000       41,190


(1) This table shows the grants that would have been made in 2002 to non-employee directors had the proposed amendment to the 2001 Stock Incentive Plan been in effect in 2002. (See "Proposals To Be Voted On--Approval of Amendment to 2001 Stock Incentive Plan Regarding Grants to Non-Employee Directors," beginning on page 9, and Appendix D.) Since the proposed amendment relates only to non-employee directors, this table is not applicable to executive officers or other employees of the Company.

(2) The first column shows the aggregate number of shares of Company common stock underlying options that would have been awarded in 2002 in initial grants to non-employee directors who joined the Company's Board of Directors in 2002 had the proposed amendment to the 2001 Stock Incentive Plan been in effect in 2002. One new non-employee director joined the Board in 2002.

(3) The second column shows the aggregate number of shares of Company common stock underlying options that would have been granted on May 15, 2002 in the annual, automatic grant of options to the ten non-employee directors, as a group, had the proposed amendment to the 2001 Stock Incentive Plan been in effect in 2002.

(4) The third column shows the aggregate number of shares that would have been granted on May 15, 2002 in the annual, automatic grant of restricted shares of Company common stock to the ten non-employee directors, as a group, had the proposed amendment to the 2001 Stock Incentive Plan been in effect in 2002. The number of restricted shares granted to each non-employee director would have been 4,119, determined by dividing $50,000 by $12.14 (which was the average of the high and low market prices of Company common stock on May 15, 2002). Therefore, the aggregate number of restricted shares that would have been granted to the ten non-employee directors, as a group, would have been 41,190.


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NEW PLAN
BENEFITS TABLE
FOR THE 2001 STOCK
INCENTIVE PLAN

                          APPENDIX F DESCRIPTION OF THE LONG-TERM INCENTIVE PLAN


GENERAL DESCRIPTION OF THE LONG-TERM INCENTIVE PLAN

PLAN PARTICIPANTS

The participants in the Long-Term Incentive Plan include the President and Co-Chief Executive Officer, Vice Chairmen, Executive Vice Presidents and other officers of the Company and its affiliates, as selected for participation by the Compensation Committee of the Company's Board of Directors. If the plan is approved, approximately 800 officers would initially participate in the plan, 11 of whom would be executive officers.

DETERMINATION OF CASH PAYMENT AMOUNTS

Each performance period under the Long-Term Incentive Plan will be four years long or such other length of time as the Compensation Committee may determine. At the beginning of each performance period, the Compensation Committee will determine target awards for that period for each participant based upon an assessment of the participant's roles and responsibilities. The maximum target award that may be awarded to a participant in any year is $3 million. An award will entitle eligible participants to receive a cash payment at the end of the performance period. The value of the award at the time of payment will equal the amount of the target award, multiplied by a percentage, which may vary from 0% to 400% depending on the Company's performance over the performance period in relation to the performance measures established by the Compensation Committee at the beginning of the performance period from among the following performance measures permitted by the plan: revenue growth, net revenue growth, operating revenue growth, consolidated pre-tax profit margin, consolidated pre-tax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, client net new asset growth, stockholder return, return on assets, earnings per share, return on stockholders' equity, and return on investment. If a participant terminates employment before the end of the performance period, the participant may be entitled to receive a partial payment, depending upon the length of time the participant was employed during the performance period and the reason for the termination, but the partial payment generally will not be payable until the end of the performance period.

AWARD PAYMENTS

Amounts payable under the Long-Term Incentive Plan are generally paid in cash within a reasonable time after the end of the performance period in which they are earned. However, a recipient may elect to defer receipt of all or any portion of the amounts payable under the plan until a specified date, or until termination of employment, but deferrals will be paid immediately if control of the Company changes. Deferrals may be credited with growth rates, determined by the total return that would result from certain types of investments selected from time to time by the Company, the allocation among which is determined by the participant.

                                      73

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GENERAL DESCRIPTION OF
THE LONG-TERM
INCENTIVE PLAN

APPENDIX F DESCRIPTION OF THE LONG-TERM INCENTIVE PLAN


PLAN ADMINISTRATION

The Compensation Committee administers the Long-Term Incentive Plan and makes all decisions regarding the operation of the plan and payments under it. The Compensation Committee determines the length of the performance period, selects the performance measures used to determine Company performance from the performance measures permitted by the plan, and determines the matrix used to calculate the value of a target award. Awards are generally made at the beginning of the performance period.

However, the Compensation Committee may start a new performance period at any time. The Compensation Committee may amend or terminate the plan at any time and for any reason so long as the action does not affect the rights of participants to awards granted before the amendment or termination.

                                      74

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GENERAL DESCRIPTION OF
THE LONG-TERM
INCENTIVE PLAN

APPENDIX G NEW PLAN BENEFITS TABLE FOR THE LONG-TERM INCENTIVE PLAN



NEW PLAN BENEFITS

                                                  ESTIMATED FUTURE CASH PAYOUTS
                                   PERFORMANCE  THRESHOLD     TARGET       MAXIMUM
                                     PERIOD     AWARDS (1)    AWARDS (1)   AWARDS (1)
_____________________________________________________________________________________

CHARLES R. SCHWAB                   2003-2006          N/A          N/A           N/A
CHAIRMAN AND CO-CHIEF EXECUTIVE
OFFICER

DAVID S. POTTRUCK                   2003-2006     $750,000   $1,500,000    $6,000,000
PRESIDENT AND CO-CHIEF EXECUTIVE
OFFICER

LON GORMAN                          2003-2006     $375,000     $750,000    $3,000,000
VICE CHAIRMAN AND PRESIDENT --
SCHWAB CAPITAL MARKETS

DAWN G. LEPORE                      2003-2006     $375,000     $750,000    $3,000,000
VICE CHAIRMAN -- TECHNOLOGY,
OPERATIONS AND ADMINISTRATION

JOHN PHILIP COGHLAN                 2003-2006     $375,000     $750,000    $3,000,000
VICE CHAIRMAN AND PRESIDENT --
INDIVIDUAL INVESTOR

CHRISTOPHER V. DODDS                2003-2006     $312,500     $625,000    $2,500,000
EXECUTIVE VICE PRESIDENT AND CHIEF
FINANCIAL OFFICER

ALL CURRENT EXECUTIVE               2003-2006   $3,875,000   $7,750,000   $31,000,000
 OFFICERS, AS A GROUP
 (12 PERSONS)

ALL CURRENT DIRECTORS WHO           2003-2006          N/A          N/A           N/A
 ARE NOT EXECUTIVE OFFICERS,
 AS A GROUP (10 PERSONS)

ALL CURRENT EMPLOYEES,              2003-2006  $19,930,500  $39,861,000  $159,444,000
 OTHER THAN EXECUTIVE
 OFFICERS, AS A GROUP (UP
 TO APPROXIMATELY
 800 OFFICERS)


(1) The above table shows cash amounts that would be payable for the four-year performance period from January 1, 2003 through December 31, 2006 with respect to the cash component of long-term incentive compensation awards for 2003, assuming the Company's cumulative earnings per share over that period reach a level that would result, alternatively, in threshold awards, target awards or maximum awards under the Long-Term Incentive Plan. (See "Proposals To Be Voted On--Approval of Long-Term Incentive Plan," beginning on page 10, and Appendix F.)


                                      75

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NEW PLAN
BENEFITS TABLE
FOR THE LONG-TERM
INCENTIVE PLAN

APPENDIX H DESCRIPTION OF LON GORMAN'S EMPLOYMENT AGREEMENT


This Appendix H describes Lon Gorman's employment agreement, which includes the Schwab Capital Markets Incentive Plan.

EMPLOYMENT AGREEMENT

The Company, Schwab Capital Markets L.P. and Mr. Gorman entered into an agreement effective July 2002 for his employment as Vice Chairman of the Company and President of Schwab Capital Markets L.P. The employment agreement has a term of five years from its effective date.

The employment agreement provides for an annual base salary of $560,000, subject to annual review and adjustment by the Co-Chief Executive Officers of the Company and the Compensation Committee (provided, however, that Mr. Gorman's base salary shall not be reduced below $560,000 except to the extent consistent with adjustments made to the base salaries of other current Vice Chair-level members of the Executive Committee of the Company). Mr. Gorman is eligible to participate in the Company's Corporate Executive Bonus Plan and Annual Executive Individual Performance Plan (the "Company's bonus plans"), with a target annual bonus of 125% of his base salary. Mr. Gorman is also eligible to participate in the employee benefit plans and perquisites of the Company comparable to those available to other Vice Chair-level members of the Executive Committee of the Company.

The employment agreement provides for incentive compensation under the Schwab Capital Markets Incentive Plan, which is subject to stockholder approval. The target annual incentive compensation under the plan is $3 million, while the maximum annual incentive compensation payable to Mr. Gorman under the plan is $7 million. The first $1 million in such annual incentive compensation would be payable in cash. Any amount of such annual incentive compensation above $1 million would be paid 50% in cash and 50% in restricted shares of Company common stock. No payment would be required under the plan for any year unless Schwab Capital Markets attains at least 80% of its financial goals established by the Compensation Committee for that year and Mr. Gorman is in charge of Schwab Capital Markets on the date payment would be due.

The employment agreement also provides that certain compensation and benefits will be provided to Mr. Gorman upon termination of the employment agreement without cause before the expiration of the employment agreement. "Cause" is defined to include the failure or refusal to substantially perform his duties, gross negligence or willful misconduct in the performance of his duties, the commission of a felony, or misconduct that results in material harm to the Company.

If the Company or Schwab Capital Markets terminates the employment agreement without cause, Mr. Gorman will be entitled to receive:

o any bonuses not yet paid under the Company's bonus plans or the Schwab Capital Markets Incentive Plan for the prior year, and any pro-

                                      76

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LON GORMAN'S
EMPLOYMENT
AGREEMENT

                     APPENDIX H DESCRIPTION OF LON GORMAN'S EMPLOYMENT AGREEMENT


   rated bonuses earned for the year in which the termination occurs;

o  his base salary for the three-year period following termination;

o  an additional $10 million;

o an amount equal to three years of bonuses payable under the Company's bonus plans, based on his target bonus levels under those plans;

o continued vesting of all outstanding stock options, restricted stock grants and other equity-based awards for the three-year period following termination;

o continuation of medical, dental and life insurance coverage for the three-year period following termination; and

o various other benefits, including payment for unused vacation days through the date of termination.

If Mr. Gorman resigns his employment with "good reason," he will be entitled to the same benefits outlined immediately above. If he resigns without good reason, he will, for one year following his resignation, receive his salary and be entitled to the continuation of his medical, dental and life insurance coverage, and he will be paid for his unused vacation days. "Good Reason" is defined as a material breach of the agreement by the Company or Schwab Capital Markets L.P., a substantial diminution in Mr. Gorman's duties, a relocation of Mr. Gorman's principal place of business more than 25 miles from Jersey City, New Jersey without his consent, a failure of the majority of the Company's stockholders to approve the Schwab Capital Markets Incentive Plan, or a reduction in his base salary or bonus opportunity (unless the reduction similarly affects all other Vice Chair-level members of the Company's Executive Committee).

If Mr. Gorman's employment terminates due to his death, his estate will be entitled to receive:

o  his base salary through the last day of the month in which his death occurs;

o any bonuses not yet paid under the Company's bonus plans or the Schwab Capital Markets Incentive Plan for the prior year, and any pro-rated bonuses earned for the year in which the death occurs;

o full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable for one year following the date of death (but not beyond their original term); and

o various other benefits, including payment for unused vacation days through the date of death and payment under any plan providing life insurance benefits for Mr. Gorman.

If Mr. Gorman's employment terminates due to his disability, Mr. Gorman will be entitled to receive:

o  his base salary through the date of termination;

o  any bonuses not yet paid under the Company's bonus plans or the

                                      77

[side bar]

LON GORMAN'S
EMPLOYMENT
AGREEMENT

APPENDIX H DESCRIPTION OF LON GORMAN'S EMPLOYMENT AGREEMENT


   Schwab Capital Markets Incentive Plan for the prior year, and any pro-rated bonuses earned for the year in which the termination occurs;

o full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable for one year following the date of termination (but not beyond their original term); and

o various other benefits, including payment for unused vacation days through the date of termination and payment under any plan providing disability insurance benefits to Mr. Gorman.

If the employment agreement is not earlier terminated, and Mr. Gorman retires as of the last day of the employment term, Mr. Gorman will receive his base salary for a one-year period following the retirement date, a bonus under the Company's bonus plans following the one-year anniversary of the retirement date, and vesting of any unvested shares of restricted stock granted under the Schwab Capital Markets Incentive Plan effective upon the one-year anniversary of the retirement date.

The employment agreement prohibits Mr. Gorman from becoming associated with any business competing with the Company, Schwab Capital Markets L.P. or their affiliates, or soliciting or hiring their employees, for a period of one year following his termination.

The benefits payable in the case of the termination of Mr. Gorman's employment without cause or the resignation by Mr. Gorman with or without good reason are subject to Mr. Gorman signing a general release of claims against the Company and observing the one-year non-competition and non-solicitation and various other restrictions in the employment agreement. The benefits payable to Mr. Gorman in the case of disability are subject to Mr. Gorman signing a general release. The benefits payable in the case of Mr. Gorman's retirement as of the last day of his employment term are subject to Mr. Gorman observing the one-year non-competition and non-solicitation and various other restrictions.

                                      78

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LON GORMAN'S
EMPLOYMENT
AGREEMENT

                                              APPENDIX I AUDIT COMMITTEE CHARTER


PURPOSE AND AUTHORITY

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the company's financial statements and financial reporting process; (2) the qualifications and independence of the independent auditors and performance of the company's internal audit function and independent auditors; (3) compliance with legal and regulatory requirements; and (4) such other matters as directed by the Board or this Charter.

The Audit Committee prepares the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

The Audit Committee shall have the sole authority to retain special independent legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the company or the company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the company's investment bankers, financial analysts or credit agencies who follow the company.

A majority of members of the Committee shall constitute a quorum. A majority of the members present shall decide any question brought before the Committee.

RESPONSIBILITIES

The responsibilities of the Audit Committee include, but are not limited, to the following:

OVERSIGHT OF FINANCIAL DISCLOSURE MATTERS

QUARTERLY:

 1. Review an analysis prepared by management and the independent auditors of
    (1) significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements, including any significant changes in the company's selection or application of accounting principles, (2) any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls (as well as any special steps adopted in light of such control issues), (3) the development, selection and disclosure of critical accounting estimates, (4) analyses of the effect of alternative assumptions, estimates or GAAP methods on the company's financial statements and (5) a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

 2. Discuss with management and the internal and external auditors the process for ensuring compliance with the company's policies regarding interested, related, insider or affiliated transactions and corporate opportunity matters, and receive and review reports and disclosures concerning such transactions.

 3. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures

                                      79

[side bar]

PURPOSE AND
AUTHORITY

RESPONSIBILITIES

APPENDIX I AUDIT COMMITTEE CHARTER


    on the company's financial statements.

 4. Discuss with management the company's major risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management policies.

 5. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the company's financial statements or accounting policies.

 6. Discuss with management the types of information and the type of presentation to be made in the company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as the nature of and process for providing information to analysts and rating agencies.

 7. Review and discuss with management and the independent auditors the company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the company's Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

ANNUALLY:

 8. Discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

   (a) The adoption of, or changes to, the company's significant auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

   (b) The management letter provided by the independent auditors and the company's response to that letter.

   (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

   (d) Any accounting adjustments that were noted or proposed by the auditor.

   (e) The process followed and the conclusions drawn by the independent auditors to assure the audit was conducted in a manner consistent with
       Section 10A of the Securities Exchange Act of 1934, as amended.

   (f) The form of the opinion the independent auditors propose to render to the Board of Directors and the stockholders.

 9. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the company's Form 10-K.

OVERSIGHT OF THE RELATIONSHIP WITH THE INDEPENDENT AUDITORS

10. Retain sole authority to hire, retain and terminate the independent auditors (subject, if applicable, to shareholder ratification).

11. Retain sole authority to approve all audit engagement fees and terms, as well as establish policies and procedures, as permitted by

                                      80

[side bar]

RESPONSIBILITIES

                                              APPENDIX I AUDIT COMMITTEE CHARTER


    regulations, regarding pre-approval of any permitted non-audit services provided by the independent auditors.

12. Obtain and review annually a report by the independent auditor describing:

   (a) the firm's quality-control procedures;

   (b) any material issues raised by the most recent internal quality-control review, peer review or inspection, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

   (c) all relationships between the independent auditor and the company, including an assessment of whether any non-audit services provided complies with applicable laws and regulations and is compatible with maintaining the auditor's independence;

   (d) procedures adopted to ensure that permitted non-audit services will not be provided to the company unless pre-approved by the Audit Committee; and

   (e) procedures adopted to ensure audit partner rotation and "conflicts of interest" practices, (with respect to the audit of the company's financial statements), as well as the content and timeliness of communications to the Audit Committee, comply with applicable laws and regulations.

13. Evaluate the qualifications, performance and independence of the independent auditors, including an evaluation of the lead partner of the independent auditor. In the evaluation, the Audit Committee may take into account the reports of the independent auditors and the opinions of management and the internal auditors. The evaluation should further consider whether it is appropriate to rotate the lead audit partner, or the audit firm itself, to assure continuing auditor independence. The Audit Committee should present its conclusions with respect to the independent auditor to the full Board.

14. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

15. Recommend to the Board policies for the company's hiring of employees or former employees of the independent auditors who were engaged on the company's account.

16. Discuss with the independent auditors issues on which their national office was consulted by the company's audit team.

OVERSIGHT OF THE INTERNAL AUDIT FUNCTION

17. Review the annual audit plans of the internal audit department.

18. Review the activities, organizational structure, budget and qualifications of the internal audit department.

19. Review the appointment and replacement of the senior internal auditing executive.

20. Review with the independent auditors the internal audit department responsibilities, budget and staffing, and any changes required in the planned scope of the internal audit.

21. Review summaries of the significant reports to management prepared by the internal auditing department and management's responses.

                                      81

[side bar]

RESPONSIBILITIES

APPENDIX I AUDIT COMMITTEE CHARTER


OVERSIGHT OF COMPLIANCE MATTERS

22. Review with the company's General Counsel legal matters that may have a material impact on the financial statements, the company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

23. Obtain and review reports from management, the General Counsel, the Chief Compliance Officer, the senior internal auditing executive and the independent auditor regarding the policies and procedures for ensuring compliance with, and whether the company and its affiliated entities are in compliance with, applicable legal requirements and the company's code of business conduct and ethics.

OTHER GOVERNANCE RESPONSIBILITIES

24. Meet separately, periodically, with the independent auditors, the Chief Financial Officer, the senior internal audit executive, and the General Counsel.

25. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the auditors.

26. Review and approve disclosures required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

27. Review procedures for (a) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

28. Establish a process for appropriating funding from the company for payment of the external auditors and any advisors employed by the Audit Committee.

29. Report its activities to the full Board on a regular basis.

30. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

31. Review annually the performance of the Audit Committee.

COMPOSITION AND MEMBERSHIP

The Board appoints the members of the Audit Committee on the recommendation of the Nominating and Corporate Governance Committee. The Audit Committee shall consist of at least three directors, all of whom shall meet independence and experience requirements in accordance with applicable laws, Securities and Exchange Commission and New York Stock Exchange rules. Members of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies.

                                      82

[side bar]

COMPOSITION AND
MEMBERSHIP

                                              APPENDIX I AUDIT COMMITTEE CHARTER


MEETINGS

There shall be not less than five regular meetings each year and additional meetings may be held as circumstances warrant.

WHILE THE AUDIT COMMITTEE HAS THE RESPONSIBILITIES AND POWERS SET FORTH IN THIS CHARTER, IT IS NOT THE DUTY OF THE AUDIT COMMITTEE TO PLAN OR CONDUCT AUDITS OR TO DETERMINE THAT THE COMPANY'S FINANCIAL STATEMENTS AND DISCLOSURES ARE COMPLETE AND ACCURATE AND ARE IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA. THIS IS THE RESPONSIBILITY OF MANAGEMENT AND THE INDEPENDENT AUDITORS. NOR IS IT THE DUTY OF THE AUDIT COMMITTEE TO CONDUCT INVESTIGATIONS, TO RESOLVE DISAGREEMENTS, IF ANY, BETWEEN MANAGEMENT AND THE INDEPENDENT AUDITORS OR TO ASSURE COMPLIANCE WITH LAWS AND REGULATIONS AND THE COMPANY'S CODE OF CONDUCT.

                                      83

[side bar]

MEETINGS

                        THE CHARLES SCHWAB CORPORATION

                             101 Montgomery Street
                        San Francisco, California 94104
                                (415) 627-7000
                                www.schwab.com

                                                                    ATTACHMENT 1


                              EMPLOYMENT AGREEMENT

                  This Agreement, as amended, is made and entered into effective as of March 31, 2003 by and between The Charles Schwab Corporation, a Delaware Corporation (hereinafter referred to as the "Company"), and Charles R. Schwab, an individual (hereinafter referred to as the "Executive") .

                                   WITNESSETH:

                  WHEREAS, the Company desires to reward the Executive for his continuing contribution to the Company and provide additional security for the Executive and to provide an inducement to the Executive to remain with the Company and not to engage in competition with it.

                  NOW THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.         EMPLOYMENT

                   (a) The Company hereby employs the Executive to render services to the Company in the positions of Chairman of the Board in the capacity defined in the By-laws of the Company, as may be amended from time to time. The Executive shall perform such duties commensurate with his position and shall have authority and responsibility in working with the Chief Executive Officer, subject to the control of the Board of Directors, for the overall strategic direction and leadership of the Company.

                   (b) Throughout the term of this Agreement, the Executive shall devote his full business time and undivided attention to the business and affairs of the Company and its subsidiaries, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on Boards of Directors of other companies, and from engaging in charitable and public service activities provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

2.       TERM

           This Agreement shall commence on March 31, 2003, and shall continue through March 31, 2008, subject to the terms and conditions herein set forth. Beginning on March 31, 2004, and on each subsequent anniversary of this date, one year shall be added to the term of the Agreement, unless, prior to such anniversary, the Company or the Executive has notified the other party hereto that such extension will not become effective.

3.       COMPENSATION

           For services rendered by the Executive during the term of this Agreement, and for his performance of all additional obligations of employment, the Company agrees to pay the Executive and the Executive agrees to accept the following salary, other compensation, and benefits:

                   (a) BASE SALARY. During the term of this Agreement, the Company shall pay the Executive in periodic installments, a base salary at the annual rate of $900,000, such base salary to be reviewed on March 31, 2004, and on each subsequent anniversary the Board may adjust it up or down, taking into account, among other things, individual performance, competitive practice, and general business conditions.

                   (b) ANNUAL INCENTIVE. In addition to the base salary provided in Section 3(a) above, the Executive shall be eligible to receive an annual incentive award based upon the Company's attainment of pre-established performance targets relative to specified performance standards. The performance standards upon which annual incentive payments will be earned shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the "Committee"), to be selected by the Committee from among the following: revenue growth, net revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, customer net new asset growth, stockholder return, return on assets, earnings per share, return on equity, and return on investment.

                   For each fiscal year during the term of this Agreement, the Executive's incentive opportunity shall be computed as the amount of total cash compensation earned pursuant to the formula-based matrix, which shall be adopted each year by the Compensation Committee of the Board of Directors of the Company, minus the Executive's actual base salary paid during that year. For the 2003 fiscal year, the target total annual cash compensation amount (including base salary) is $5,400,000; therefore, the incentive target is $4,500,000 for achieving specified objectives (see above).

                   The formula-based matrix, as amended at the sole discretion of the Committee, shall be the sole basis for determining the Executive's annual incentive award. The Committee shall annually review and approve the performance standards and targets with respect to the Executive's incentive opportunity, which review and approval shall be completed no later than the 90th day of the Company's fiscal year for which such incentive opportunity may be earned.

                   Notwithstanding anything to the contrary, the Executive's maximum annual cash compensation (including base salary and annual incentive) may not exceed $8,000,000.

                   (c) LONG-TERM INCENTIVE. The Executive will be considered for stock options in accordance with the Company's 2001 Stock Incentive Plan, as amended, or any successor thereto ("Stock Option Program") and any other long-term incentives offered to other executives of the Company from time to time during the term of this Agreement.

                   (d) BENEFITS. The Executive shall be entitled to participate, as long as he is an employee of the Company, in any and all of the Company's present or future employee benefit plans, including without limitation pension plans, thrift and savings plans, insurance plans, and other benefits that are generally applicable to the Company's executives; provided, however, that the accrual and/or receipt by the Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined by the provisions of such plan.

                   (e) PERQUISITES. The Executive will be provided such additional perquisites as are customary for senior level executives of the Company provided that each perquisite is approved by the Board of Directors.

                   (f) BUSINESS EXPENSES. The Executive will be reimbursed for all reasonable expenses incurred in connection with the conduct of the Company's business upon presentation of evidence of such expenditures, including but not limited to travel expenses incurred by the Executive in the performance of his duties, security for the Executive, his family, and principal residence, professional organization dues, and club initiation fees, dues and expenses.

                   (g) Any annual incentive award earned by Executive under this
                   Section 3 shall be paid as soon as reasonably practical after the end of the Company's fiscal year end; provided, however, that if any such payment would be nondeductible to the Company under Internal Revenue Code Section 162(m), then any nondeductible amounts shall be deferred from year to year until the payment of such amounts is deductible by the Company.

4.       TERMINATION OF EMPLOYMENT

                   (a) RESIGNATION. Notwithstanding Section 2 hereof, this Agreement may be terminated by the Executive at any time upon six (6) months written notice of resignation by the Executive to the Company, and in such event any payments pursuant to
                   Section 3 and 4 of this Agreement shall automatically terminate (except for the Company's obligations relating to voluntary termination under its compensation and benefit plans, as specified in the various plan documents, and the Executive's obligations set forth in Section 5). Subsequent payments may be made to the Executive as provided pursuant to
                   Section 6 of this Agreement.

                   (b) TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. Termination of the Executive by the Company other than for Cause, as defined in Section 4(c) below, shall cause the Company to make payments to the Executive hereunder pursuant to the provisions of this Section 4(b). Such a termination shall require at least sixty (60) business days' prior notice and must be signed by at least three-fourths (3/4) of all the non-employee members of the Board of Directors.

                   Notwithstanding anything to the contrary contained in the Stock Option Program or any agreement or document related thereto, the Executive's total outstanding and unvested shares and/or options under the Stock Option Plan shall at the date of termination be deemed to be 100% vested. No further grants of stock or options shall be made under the Plan after such termination.

                   With respect to base salary and annual incentive compensation, the Company's obligation shall be to pay the Executive, according to the terms of this Agreement and for a period of thirty-six (36) months, an amount equal to the annual salary and incentive paid to the Executive [at the bonus level for the year prior to which such termination occurs unless performance of the Company as defined in the matrix referenced in Section 3(b) is better in the year of termination, in which event such bonus shall be based on the matrix calculation as described in Section 3(b)], such annual amounts to be paid in equal monthly installments.

                   During the 36-month severance payment period, the Executive shall be entitled to all payments, benefits and perquisites as provided for in this Agreement, and office space and secretarial support comparable to that provided to the Executive during his employment by the Company. The Executive shall be entitled to all payments and benefits as provided for in this Section for a period of thirty-six (36) months.

                   If the Board of Directors fails to reelect the Executive to a position comparable to that described in Section 1(a) of this Agreement or, without terminating the Executive's employment, removes the Executive from his position for reasons other than Cause, substantively reduces the Executive's duties and responsibilities, reduces his pay and/or benefits without the written consent of the Executive, forces relocation, or requires excessive travel, then the Executive may, by notice to the Company, treat such action or removal as a termination of the Executive by the Company pursuant to this Section 4(b).

                   In the event of the Executive's death before the completion of the payments pursuant to this Section 4(b), the remaining payments hereunder shall be made to the beneficiary or beneficiaries designated by the Executive to the Company in writing or, absent such a designation, to his estate.

                   (c) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment for Cause if the Executive has committed a felonious act, or the Executive, in carrying out his duties hereunder has been willfully and grossly negligent or has committed willful and gross misconduct resulting, in either case, in material harm to the Company. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company. In the event of termination of the Executive by the Company for Cause, the Executive shall no longer be entitled to receive any payments or any other rights or benefits under this Agreement.

                   (d) DISABILITY. In the event the Executive's employment terminates due to total and permanent disability (for the purposes of this Agreement "disability" shall have the same meaning as applies under the Company's Long-Term Disability
                   Plan), he will continue to receive the same base salary and benefits which he was receiving prior to such disability for 36 months, offset by payments under the Company's Long-Term Disability Plan. In addition, he shall receive a pro-rated annual incentive payment for the year in which is employment is terminated, based on the formula described in Section 3(b).

                   (e) DEATH. In the event of the death of the Executive during the term of this Agreement, the rights and benefits under employee benefit plans and programs of the Company, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs as in effect on his date of death. In such event, the Company shall pay in a lump sum to the Executive's estate an amount equal to five times the then current rate of the Executive's base salary, and no further payments shall be required pursuant to this Agreement.

                   (f) CHANGE IN CONTROL. In the event of a change in control of the Company, as set forth below, the Executive may at any time and in his complete discretion during a 24-month period following a change in control, elect to terminate his employment with the Company. For purposes of this Agreement, a "change in control" shall mean a change in ownership of the Company that would be required to be reported in response to
                   Item 1(a) of a Current Report on Form 8-K pursuant to the Securities and Exchange Act of 1934 ("Exchange Act"), as in effect on the date hereof, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Employer or the Company ("Voting Stock") prior to said combination, own 75% or more of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the beneficial owners (as that is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of the Voting Stock of the Company or its successor; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director of the Company after the beginning of the period whose election was approved by a vote of at least three-quarters of the directors comprising the incumbent Board shall, for the purposes hereof, be considered as though he were a member of the incumbent Board; or (iii) there shall occur the sale of all or substantially all of the assets of the Company. Notwithstanding anything in the foregoing to the contrary, no change in control of the Company shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive acquiring, directly or indirectly, more than 30 percent of the combined voting power of the Company's outstanding securities. If any of the events constituting a change in control shall have occurred during the term hereof, the Executive shall be entitled to the privilege provided in subparagraph (f) herein to terminate his employment.

                   Any termination by the Executive pursuant to this Section shall be communicated by a written "Notice of Termination."

                   If, following a change in control, the Executive shall for any reason voluntarily terminate his employment during the 24-month period following a change in control, then the Company shall pay base salary up to the date of termination and a prorated annual incentive award based on the calculated bonus for the year in which termination occurred, as defined in Section 3(b), in a lump sum on the thirtieth (30th) day following the Date of Termination.

5.         COVENANT NOT TO COMPETE

                   (a) As a material inducement to the Company's entering into this Agreement, the Executive agrees that during the term of this Agreement, he will not become associated with, render service to or engage in any other business competitive with any existing or contemplated business of the Company or its subsidiaries, except that the Executive may serve as a member of the board of directors of other companies or organizations, provided that he provides written notice to the Board of each significant activity, and that he will do nothing inconsistent with his duties and responsibilities to the Company.

                   (b) If the Executive voluntarily resigns from the employ of the Company prior to the expiration of the term of this Agreement, he specifically agrees that for a period of five
                   (5) years commencing with the date of his voluntary resignation he will not engage in or perform any services either on a full-time or a part-time or on a consulting or advisory basis for any business organization that is in competition with the Company at the time such services are being performed by Executive, with the exception that this
                   Section 5(b) shall not apply in the event the Executive resigns voluntarily following a change in control of the Company as defined in Section 4(f).

                   (c) The Executive will not at any time, whether while employed by the Company or after voluntary or involuntary termination or after retirement, reveal to any person, firm or entity any trade or business secrets or confidential, secret, or privileged information about the business of the Company or its subsidiaries or affiliates except as shall be required in the proper conduct of the Company's business.

6.         CONSULTING ARRANGEMENT

           Following a voluntary termination of employment pursuant to Section 4(a) and 4(f), or an involuntary termination subsequent to a change in control of the Company, for any reason but during a 24-month period following a change in control as defined in Section 4(f), after the Executive ceases to render services as the Chairman, he may in his sole discretion elect to act as a consultant to the Company for a period of five (5) years. During this period of consulting services, the Executive shall, at reasonable times and places, taking into account any other employment or activities he may then have, hold himself available to consult with and advise the officers, directors, and other representatives of the Company. As compensation therefore, the Executive shall be entitled to receive, and Company shall pay, an annual amount equal to seventy-five percent (75%) of his annual base salary rate in effect immediately prior to his termination of employment, but in no event an annual amount to exceed $1,000,000, for each year of such period, payable in equal monthly installments.

7.       WITHHOLDING

           All amounts payable hereunder which are or may become subject to withholding under pertinent provisions of law or regulation shall be reduced for applicable income and/or employment taxes required to be withheld.

8.       MISCELLANEOUS

                   (a) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of the Executive and constitutes the entire Agreement with respect thereto; provided, however, that nothing contained herein shall supercede that certain Assignment and License Agreement entered into as of March 31, 1987, as amended. This Agreement cannot be altered or terminated orally and may be amended only by a subsequent written agreement executed by both of the parties hereto or their legal representatives, and any material amendment must be approved by a majority of the voting shareholders of the Company.

                   (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                   (c) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. In that this constitutes a personal service agreement, it may not be assigned by the Executive and any attempted assignment by the Executive in violation of this covenant shall be null and void.

                   (d) For the purpose of this Agreement, the phrase "designated beneficiary or beneficiaries" shall include the estates of such beneficiaries in the event of their death before the receipt of all payments under this Agreement and shall also include any alternate or successor beneficiaries designated in writing to the Company by the Executive.

                   (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

                   (f) The Section and Paragraph headings contained herein are for reference purposes only and shall not in any way affect the meanings or interpretation of this Agreement.

                   (g) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrators award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

                   (h) Any notices, requests or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                            Company:
ATTEST                                      THE CHARLES SCHWAB CORPORATION

By:  Carrie Dwyer                           By: Mary McLeod
Corporate Secretary                         Title:  Executive Vice President -
                                                    Human Resources


                                            Executive:  /s/  CHARLES R. SCHWAB
                                                             Charles R. Schwab

                                                                    ATTACHMENT 2


                         THE CHARLES SCHWAB CORPORATION
                            2001 STOCK INCENTIVE PLAN
                           AS AMENDED OCTOBER 23, 2002


ARTICLE 1.  INTRODUCTION.

         The Plan was adopted by the Board of Directors on February 28, 2001. The purpose of this Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Performance Share Awards or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2.  ADMINISTRATION.

         2.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of two or more Directors, who shall be appointed by the Board.

         2.2 COMMITTEE RESPONSIBILITIES. The Committee shall select the Key Employees who are to receive Awards under the Plan, determine the amount, vesting requirements and other conditions of such Awards, may interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  LIMITATIONS ON AWARDS.

         The aggregate number of Restricted Shares, Performance Share Awards and Options awarded under the Plan shall not exceed 70,000,000. If any Restricted Shares, Performance Share Awards or Options are forfeited, or if any Performance Share Awards terminate for any other reason without the associated Common Shares being issued, or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Performance Share Awards or Options shall again become available for Awards under the Plan.

         Subject to the overall limit on the aggregate shares set forth above, the following limitations shall apply: (a) The maximum number of Common Shares which may be granted subject to an Option to any one Participant in any one fiscal year shall be 5,000,000; and (b) The maximum number of Restricted Shares or Performance Share Awards which may be granted to any one Participant in any one fiscal year shall be 1,000,000. The limitations set forth in the preceding sentence shall be subject to adjustment pursuant to Article 10; and

         The limitations of this Article 3 shall each be subject to adjustment pursuant to Article 10. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

ARTICLE 4. ELIGIBILITY.

         4.1 GENERAL RULE. Key Employees and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

         4.2 NON-EMPLOYEE DIRECTORS. In addition to any awards pursuant to
Section 4.1, Non-Employee Directors shall be entitled to receive the automatic NQSOs described in this Section 4.2.

           (a) Each Non-Employee Director shall receive an NQSO covering a number of Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (b) below, to be calculated by dividing $150,000 by the Fair Market Value of the Common Shares on the grant date described in subsection (b) below; and

           (b) The NQSO for a particular Award Year shall be granted to each Non-Employee Director as of May 15 of each Award Year, and if May 15 is not a business day, then the grant shall be made on and as of the next succeeding business day;

           (c) Each NQSO shall be exercisable in full at all times during its term;

           (d) The term of each NQSO shall be 10 years; provided, however, that any unexercised NQSO shall expire on the earlier of the date 10 years after the date of grant or three (3) months following the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or Key Employee on account of death or disability, any unexercised NQSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director; and

           (e) The Exercise Price under each NQSO shall be equal to the Fair Market Value on the date of grant and shall be payable in any of the forms described in Article 6.

         4.3 TEN-PERCENT STOCKHOLDERS. A Key Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         4.4 ATTRIBUTION RULES. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors or lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

         4.5 OUTSTANDING STOCK. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

         4.6 OPTIONS ISSUED TO NON-EMPLOYEE DIRECTORS IN LIEU OF FEE DEFERRALS. In addition to any awards pursuant to Sections 4.1 and 4.2, a Non-Employee Director who elects to defer the receipt of amounts pursuant to Section 5.1 of The Charles Schwab Corporation Directors' Deferred Compensation Plan (the "Directors Deferred Compensation Plan") and elects to receive stock options in lieu of a Deferral Account balance pursuant to Section 5.4(2) of the Directors Deferred Compensation Plan, shall be entitled to receive a grant of NQSOs hereunder on the date the amounts would have been payable to the Non-Employee Director if the Non-Employee Director had not made such deferral election. Any NQSOs issued pursuant to this Section shall be issued pursuant to the terms set forth in subsections (c), (d) and (e) of Section 4.2 hereof.

         4.7 PERFORMANCE SHARES ISSUED TO NON-EMPLOYEE DIRECTORS PURSUANT TO FEE DEFERRALS. In addition to any awards pursuant to Sections 4.1 and 4.2, a Non-Employee Director who elects to defer the receipt of amounts pursuant to
Section 5.1 of The Directors' Deferred Compensation Plan and elects to receive payment in Shares pursuant to Section 5.4(1) of the Directors Deferred Compensation Plan, shall be entitled to receive a grant of Performance Shares hereunder on the date the amounts would have been payable to the Non-Employee Director if the Non-Employee Director had not made such deferral election. For purposes of this section, the term Non-Employee Director shall also include non-employee directors of any Subsidiary, if the Committee has approved participation in the Directors Deferred Compensation Plan for such Subsidiary's non-employee directors.


ARTICLE 5. OPTIONS.

         5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan, and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO (or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, as an option qualifying for favorable tax treatment under the laws of such foreign jurisdiction), except for Options granted to Non-Employee Directors.

         5.2 OPTIONS NONTRANSFERABILITY. Subject to the provisions of Section 14.2, no Option granted under the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Each Stock Option Agreement shall also specify whether the Option is an ISO or an NQSO.

         5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

         5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire; provided that, in appropriate cases, the Company shall have the discretion to extend the term of an Option or the time within which, following termination of employment, an Option may be exercised, or to accelerate the exercisability of an Option. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment and shall provide for the suspension of vesting when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company; provided that, except to the extent otherwise specified by the Committee at the time of grant, (i) the exercisability of Options shall be accelerated in the event of the Participant's death or Disability; (ii) in the case of Retirement, the exercisability of all outstanding Options shall be accelerated, other than any Options that had been granted within two years of the date of the Optionee's Retirement; and (iii) vesting shall be suspended when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company. Except as provided in Section 4.2, NQSOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQSOs will not be exercisable unless the related Restricted Shares are forfeited. In addition, NQSOs granted under this Section 5 may be granted subject to forfeiture provisions which provide for forfeiture of the Option upon the exercise of tandem awards, the terms of which are established in other programs of the Company.

         5.6 LIMITATION ON AMOUNT OF ISOS. The aggregate fair market value (determined at the time the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as an NQSO.

         5.7 EFFECT OF CHANGE IN CONTROL. The Committee (in its sole discretion) may determine, at the time of granting an Option, that such Option shall become fully exercisable as to all Common Shares subject to such Option immediately preceding any Change in Control with respect to the Company.

         5.8 RESTRICTIONS ON TRANSFER OF COMMON SHARES. Any Common Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

         5.9 AUTHORIZATION OF REPLACEMENT OPTIONS. Concurrently with the grant of any Option to a Participant (other than NQSOs granted pursuant to Section 4.2), the Committee may authorize the grant of Replacement Options. If Replacement Options have been authorized by the Committee with respect to a particular award of Options (the "Underlying Options"), the Option Agreement with respect to the Underlying Options shall so state, and the terms and conditions of the Replacement Options shall be provided therein. The grant of any Replacement Options shall be effective only upon the exercise of the Underlying Options through the use of Common Shares pursuant to Section 6.2 or
Section 6.3. The number of Replacement Options shall equal the number of Common Shares used to exercise the Underlying Options, and, if the Option Agreement so provides, the number of Common Shares used to satisfy any tax withholding requirements incident to the exercise of the Underlying Options in accordance with Section 13.2. Upon the exercise of the Underlying Options, the Replacement Options shall be evidenced by an amendment to the Underlying Option Agreement. Notwithstanding the fact that the Underlying Option may be an ISO, a Replacement Option is not intended to qualify as an ISO. The Exercise Price of a Replacement Option shall be no less than the Fair Market Value of a Common Share on the date the grant of the Replacement Option becomes effective. The term of each Replacement Option shall be equal to the remaining term of the Underlying Option. No Replacement Options shall be granted to Optionees when Underlying Options are exercised pursuant to the terms of the Plan and the Underlying Option Agreement following termination of the Optionee's employment. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

         5.10 OPTIONS GRANTED TO NON-UNITED STATES KEY EMPLOYEES. In the case of Key Employees who are subject to the tax laws of a foreign jurisdiction, the Company may issue Options to such Key Employees that contain terms required to conform with any requirements for favorable tax treatment imposed by the laws of such foreign jurisdiction, or as otherwise may be required by the laws of such foreign jurisdiction. The terms of any such Options shall be governed by the Plan, subject to the terms of any Addendum to the Plan specifically applicable to such Options.

         5.11 EFFECT OF JOB ELIMINATION. Notwithstanding anything to the contrary contained in the Plan or in any Stock Option Agreement or Stock Award Agreement entered into with respect to an Award pursuant to the Plan, in the case of a Participant who is an Officer, and who becomes entitled to receive payments with respect to a Severance Period pursuant to the Charles Schwab Severance Pay Plan (the "Severance Plan") on account of a Job Elimination, the terms of the Plan and any Stock Option Agreement or Stock Award Agreement entered into with respect to an Award shall be applied by treating the Participant as if the Participant had terminated employment on the Participant's Termination Date. For purposes of applying this Section, the terms Officer, Severance Period, Termination Date, and Job Elimination shall have the meanings set forth in the Severance Plan.

ARTICLE 6.  PAYMENT FOR OPTION SHARES.

         6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except that the Company may at any time accept payment pursuant to Section 6.2 or 6.3.

         6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

         6.3 EXERCISE/SALE. To the extent this Section 6.3 is applicable, payment may be made by the delivery (in a manner prescribed by the Company) of an irrevocable direction to Charles Schwab & Co., Inc. to sell Common Shares (including the Common Shares to be issued upon exercise of the Options) and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


ARTICLE 7.  RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS.

         7.1 TIME, AMOUNT AND FORM OF AWARDS. The Committee may grant Restricted Shares or Performance Share Awards with respect to an Award Year during such Award Year or at any time thereafter. Each such Award shall be evidenced by a Stock Award Agreement between the Award recipient and the Company. The amount of each Award of Restricted Shares or Performance Share Awards shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares or Performance Share Awards or in any combination thereof, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Performance Share Awards may also be awarded in combination with NQSOs, and such an Award may provide that the Restricted Shares or Performance Share Awards will be forfeited in the event that the related NQSOs are exercised.

         7.2 PAYMENT FOR RESTRICTED SHARE AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.

         7.3 VESTING OR ISSUANCE CONDITIONS. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. Common Shares shall be issued pursuant to Performance Share Awards in full or in installments upon satisfaction of the issuance conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions in the case of Restricted Shares, or issuance conditions in the case of Performance Share Awards, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt; provided that, in the case of an Award of Restricted Shares where vesting is based entirely on the Participant's service (except to the extent otherwise specified by the Committee at the time of grant), (i) vesting shall be accelerated in the event of the Participant's death or Disability; (ii) in the case of Retirement, vesting shall be accelerated for all Restricted Shares that had been granted more than two years prior to the date of the Participant's Retirement; and (iii) vesting shall be suspended when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company. The Committee, in its sole discretion, may determine, at the time of making an Award of Restricted Shares, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. The Committee, in its sole discretion, may determine, at the time of making a Performance Share Award, that the issuance conditions set forth in such Award shall be waived in the event that a Change in Control occurs with respect to the Company.

         7.4 FORM OF SETTLEMENT OF PERFORMANCE SHARE AWARDS. Settlement of Performance Share Awards shall only be made in the form of Common Shares. Until a Performance Share Award is settled, the number of Performance Share Awards shall be subject to adjustment pursuant to Article 10.

         7.5 DEATH OF RECIPIENT. Any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, in its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 8.  CLAIMS PROCEDURES.

         Claims for benefits under the Plan shall be filed in writing with the Committee on forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If the claim is denied, the notice of disposition shall set forth the specific reasons for the denial, citations to the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim. If the claimant wishes further consideration of his or her claim, the claimant may appeal a denied claim to the Committee (or to a person designated by the Committee) for further review. Such appeal shall be filed in writing with the Committee on a form supplied by the Committee, together with a written statement of the claimant's position, no later than 90 days following receipt by the claimant of written notice of the denial of his or her claim. If the claimant so requests, the Committee shall schedule a hearing. A decision on review shall be made after a full and fair review of the claim and shall be delivered in writing to the claimant no later than 60 days after the Committee's receipt of the notice of appeal, unless special circumstances (including the need to hold a hearing) require an extension of time for processing the appeal, in which case a written decision on review shall be delivered to the claimant as soon as possible but not later than 120 days after the Committee's receipt of the appeal notice. The claimant shall be notified in writing of any such extension of time. The written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall specifically refer to the pertinent Plan provisions on which it is based. All determinations of the Committee shall be final and binding on Participants and their beneficiaries.

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS.

         9.1 RESTRICTED SHARES. All holders of Restricted Shares shall have the same voting, dividend, and other rights as the Company's other stockholders.

         9.2 PERFORMANCE SHARE AWARDS. The holders of Performance Share Awards shall have no voting or dividend rights until such time as any Common Shares are issued pursuant thereto, at which time they shall have the same voting, dividend and other rights as the Company's other stockholders.

ARTICLE 10.  PROTECTION AGAINST DILUTION; ADJUSTMENT OF AWARDS.

         10.1 GENERAL. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Performance Share Awards available for future Awards under Article 3, (b) the maximum number of Common Shares which may be granted under Article 3 to any one Participant in any one fiscal year either subject to an Option or as Restricted Shares or Performance Share Awards, (c) the number of Performance Share Awards included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option or (e) the Exercise Price under each outstanding Option.

         10.2 REORGANIZATIONS. Subject to the provisions of Section 5.7, in the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Performance Share Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

         10.3 RESERVATION OF RIGHTS. Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS.

         11.1 EMPLOYMENT RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

         11.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of such Common Shares, whether by issuance of a certificate, book entry or other procedure. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 7, 9 and 10.

         11.3 CREDITORS' RIGHTS. A holder of Performance Share Awards shall have no rights other than those of a general creditor of the Company. Performance Share Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

         11.4 GOVERNMENT REGULATIONS. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

           (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

           (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12.  LIMITATION OF PAYMENTS.

         12.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer in the nature of compensation to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         12.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan, and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         12.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         12.4 RELATED CORPORATIONS. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

         13.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

         13.2 NONSTATUTORY OPTIONS, RESTRICTED SHARES OR PERFORMANCE SHARE AWARDS. The Committee may permit an Optionee who exercises NQSOs, or who receives Awards of Restricted Shares, or who receives Common Shares pursuant to the terms of a Performance Share Award, to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD.

         14.1 GENERAL RULE. Any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except to the extent specifically permitted by Section 14.2.

         14.2 EXCEPTIONS TO GENERAL RULE. Notwithstanding Section 14.1, this Plan shall not preclude (i) a Participant from designating a beneficiary to succeed, after the Participant's death, to those of the Participant's Awards (including without limitation, the right to exercise any unexercised Options) as may be determined by the Company from time to time in its sole discretion, (ii) a transfer of any Award hereunder by will or the laws of descent or distribution, or (iii) a voluntary transfer of an Award (other than an ISO) to a trust, partnership or limited liability company for the benefit of one or more members of the Participant's family, subject to the prior approval of the Committee or its designee; provided that, in the case of an Award granted prior to September 25, 2002, such approval shall not be required for a transfer to a trust or partnership if the Participant has sole investment control over such trust or partnership

ARTICLE 15.  FUTURE OF PLANS.

         15.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on May 7, 2001. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after May 6, 2011.

         15.2 AMENDMENT OR TERMINATION. The Committee may, at any time and for any reason, amend or terminate the Plan; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

         15.3 EFFECT OF AMENDMENT OR TERMINATION. No Award shall be made under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Performance Share Award previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.

         16.1 "Award" means any award of an Option, a Restricted Share or a Performance Share Award under the Plan.

         16.2 "Award Year" means a fiscal year beginning January 1 and ending December 31 with respect to which an Award may be granted.

         16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

         16.4 "Change in Control" means the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1:

           (a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

           (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

           (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital

           Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         16.5 "Code" means the Internal Revenue Code of 1986, as amended.

         16.6 "Committee" means the Compensation Committee of the Board, as constituted from time to time.

         16.7 "Common Share" means one share of the common stock of the Company.

         16.8 "Company" means The Charles Schwab Corporation, a Delaware corporation.

         16.9 "Disability" means the inability to engage in any substantial gainful activity considering the Participant's age, education and work experience by reason of any medically determined physical or mental impairment that has continued without interruption for a period of at least six months and that can be expected to be of long, continued and indefinite duration. All determinations as to whether a Participant has incurred a Disability shall be made by the Employee Benefits Administration Committee of the Company, the findings of which shall be final, binding and conclusive.

         16.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         16.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         16.12 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         16.13 "Fair Market Value" means the market price of a Common Share, determined by the committee as follows:

           (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

           (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

           (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

           (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         16.14 "ISO" means an incentive stock option described in section 422(b) of the Code.

         16.15 "Key Employee" means (1) a key common-law employee of the Company or any Subsidiary, as determined by the Committee, or (2) a non-employee director of any Subsidiary, as determined by the Committee.

         16.16 "Named Executive Officer" means a Participant who, as of the date of vesting of an Award is one of a group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

         16.17 "Non-Employee Director" means a member of the Board who is not a common-law employee.

         16.18 "NQSO" means an employee stock option not described in sections 422 through 424 of the Code.

         16.19 "Option" means an ISO or NQSO or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, an option qualifying for favorable tax treatment under the laws of such jurisdiction, including a Replacement Option, granted under the Plan and entitling the holder to purchase one Common Share.

         16.20 "Optionee" means an individual, or his or her estate, legatee or heirs at law that holds an Option.

         16.21 "Participant" means a Non-Employee Director or Key Employee who has received an Award.

         16.22 "Performance Share Award" means the conditional right to receive in the future one Common Share, awarded to a Participant under the Plan.

         16.23 "Plan" means this 1992 Stock Incentive Plan of The Charles Schwab Corporation, as it may be amended from time to time.

         16.24 "Replacement Option" means an Option that is granted when a Participant uses a Common Share held or to be acquired by the Participant to exercise an Option and/or to satisfy tax withholding requirements incident to the exercise of an Option.

         16.25 "Restricted Share" means a Common Share awarded to a Participant under the Plan.

         16.26 "Retirement" shall mean any termination of employment of an Optionee for any reason other than death at any time after the Optionee has attained Retirement Age. For this purpose, Retirement Age shall mean age fifty
(50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service under the SchwabPlan Retirement Savings and Investment Plan; provided, however, that if at the time of grant of an Option an Optionee is a Participant in a qualified retirement plan maintained by a Subsidiary (other than the SchwabPlan Retirement Savings and Investment Plan), then Retirement Age shall have the same meaning as the Normal Retirement Date as defined in such plan.

         16.27 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Performance Share Award which contains the terms, conditions and restrictions pertaining to such Restricted Share or Performance Share Award.

         16.28 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her option.

         16.29 "Subsidiary" means any corporation or other entity, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation (or ownership interest of such other entity). A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                                    ADDENDUM

               THE UNITED KINGDOM 2001 OFFICER SHARE OPTION SCHEME

                        OF THE CHARLES SCHWAB CORPORATION


This Addendum to The Charles Schwab Corporation 2001 Stock Incentive Plan (the "2001 Plan") shall constitute the rules of the United Kingdom 2001 Officer Share Option Scheme ("Scheme") of The Charles Schwab Corporation (the "Company"), as approved by the United Kingdom's Board of Inland Revenue ("Inland Revenue") under Schedule 9 to the United Kingdom's Income and Corporation Taxes Act 1988 (the "Act").


DEFINITIONS


1 Except as specifically set forth in this Addendum, the terms and conditions of the 2001 Plan shall apply to the scheme. In addition, the following definitions will apply to this Scheme:


       1.1 References to the "Act" are to the United Kingdom's Income and Corporation Taxes Act 1998.


       1.2 The expression "New Option" means an Option over shares in the Acquiring Company (as defined in rule 5.2) or some other company falling within paragraph 10(b) or 10(c) of Schedule 9 to the Act, meeting the requirements of sub-paragraphs 15(3)(a) to (d) of
           Schedule 9 to the Act, granted in consideration of the release of a subsisting Option within the "appropriate period" (as defined by paragraph 15(2) of Schedule 9 to the Act).


       1.3 The expression "Option-holder" means the person to whom an option has been granted under this Scheme and references to "Optionee " in the 2001 Plan shall be construed accordingly.


       1.4 The expression "Participating Company" means the Company and any company which is under the control of the Company, within the meaning of section 840 of the Act, and to which the Committee shall have resolved that this Scheme shall for the time being extend.


       1.5 References to "Qualifying Shares" in this Addendum are references to Shares which satisfy the requirements of paragraphs 10 to 14 of
           Schedule 9 to the Act.


       1.6 References to "Shares" in this addendum are references to shares or shares of Common Stock in the Company.


ELIGIBILITY AND GRANT

2.1 Options may only be granted under the Scheme to a Key Employee who is an employee (other than one who is a director) or a full-time director of a Participating Company, and for this purpose a person shall be treated as a full-time director of a Participating Company if he is obliged to devote not less than 25 hours a week, excluding meal breaks, to the performance of the duties of his office or employment with that company (or with that company and any other company which is a Participating Company). References in the 2001 Plan to "employee" shall be construed accordingly.


2.2 No Options under this Scheme may be granted to, or exercised by, a person who is not eligible to participate by virtue of paragraph 8 of
       Schedule 9 to the Act, as modified by section 187 (3) (a) of the Act.


2.3 No Option may be granted at a time when the Shares over which it is granted are not Qualifying Shares.


2.4    For the purposes of Article 5.4 of the 2001 Plan, the Fair Market
       Value, as determined by the Committee in respect of any Option under this Scheme, shall be as defined in Article16.13(a) of the 2001 Plan if the Stock Exchange referred to in that Article is the New York Stock Exchange and the closing price referred to in that Article is the closing price on the New York Stock Exchange and in any other case shall be not less than the market value of the shares on the date of grant(or such earlier date as may be agreed with the Board of the Inland Revenue) and agreed in advance with the United Kingdom Inland Revenue Shares Valuation Division.


2.5 Only Options (as defined in the 2001 Plan) shall be granted under this Scheme and no Replacement Options, Restricted Shares or Performance Share Awards as outlined in Articles 5.9 and 7 of the 2001 Plan shall be granted under this Scheme. Articles 5.9, 7, 9 and 12 of the 2001 Plan shall not apply for the purposes of this Scheme and an Option granted under the Scheme need not comply with the requirement in the second sentence of Article 5.3. No Options shall be granted under this Scheme pursuant to Articles 4.6 or 4.7 of the 2001 Plan.


2.6 No Option granted under this Scheme shall be exercisable more than ten years after the date the Option is granted.


LIMITATION ON AWARDS


3. For the purposes of Article 3 of the 2001 Plan, any Option granted under this Scheme to any person shall be limited and take effect so that the sterling equivalent of the amount payable on the exercise of such Option, when added to the aggregate sterling equivalent of amounts payable on the exercise of options over Shares which are capable of being acquired under subsisting rights obtained by the Participant under this Scheme or any other share option scheme established by the Company or any associated company (within the meaning contained in section 416 of the Act) of the Company and approved under Schedule 9 to the Act (but excluding any rights obtained under a savings related share option scheme) shall not exceed the limit set out in paragraph 28 of Schedule 9 to the Act.

       For the purposes of this Scheme, the sterling equivalent of any amount payable on the exercise of an option shall be the amount converted into pounds sterling at the highest buying rate shown in the day's spread as published in the Financial Times for the date of grant of such option or at such other rate as may be agreed from time to time with the United Kingdom Inland Revenue Shares Valuation Division.


EXERCISE


4.1 No Option may be exercised whilst this Scheme is and is intended to remain approved by the Inland Revenue unless the Shares which would be acquired are Qualifying Shares.


4.2 Any terms and conditions imposed by the Committee under Article 5.1 of the 2001 Plan for the exercise of Options granted under this Scheme shall be factual and objective and laid down at the time of grant. Any such terms or conditions shall not be amended or waived after the time of grant unless they relate to performance targets and event or events have occurred such that the Committee reasonably believes that the original conditions as amended or waived will be a fairer measure and would not be more difficult to satisfy than the original condition. Any other terms determined by the Company may only be imposed if they otherwise comply with the requirements set out in Schedule 9 to the Act.


4.3 Notwithstanding Article 5.2 of the 2001 Plan, no Option may be transferred by will, and on the death of the Option-holder any subsisting Option may be exercised by his personal representatives not later than one year after the date of his death. Article 14.2 of the 2001 Plan shall not apply.


4.4 Article 5.5 of the 2001 Plan shall not apply to this Scheme. Each Stock Option Agreement shall specify when issued on grant the date when all or any instalment of the Option is to become exercisable including whether there shall be any acceleration of vesting on certain events (the vesting of the Option). The Stock Option Agreement shall also specify the term of the Option. Any subsisting Options may be exercised by the Participant or, if deceased, by his personal representatives in whole or in part (including any unvested part) at the time of or, subject to rule 4.5, at any time following the occurrence of the earliest of the following events:


       (i)    the death of the Participant; and


       (ii) upon the Participant ceasing to be a director or employee of a Participating Company or the Company or any Subsidiary as defined in Article 16.29 of the 2001 Plan where that cessation was by reason of Disability or injury (in the latter case on the production of such evidence as the Committee shall reasonably require to show the Option-holder has ceased to exercise by reason of injury and is incapable of exercising that employment and is likely to remain so incapable for the foreseeable future) or redundancy as defined in the Employment Rights Act 1996 or Retirement.


4.5 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

       (i)    the tenth anniversary of the date the Option is granted;


       (ii) where a Participant ceases to be a director or employee of a Participating Company or the Company or any Subsidiary as defined in Article 16.29 of the 2001 Plan by reason of death or Disability, or injury the first anniversary following such cessation;

       (iii) where a Participant ceases to be a director or employee of a Participating Company or the Company or any Subsidiary as defined in Article 16.29 of the 2001 Plan by reason of Retirement, the second anniversary following such cessation; and

       (iv) where a Participant ceases to be a director or employee of a Participating Company or the Company or any Subsidiary as defined in Article 16.29 of the 2001 Plan for any reason other than those set out above, including redundancy, three months following such cessation; and


       (v) the end of the period of exercisability determined in accordance with rule 5.


4.6 Payment for Shares on the exercise of Options granted under this Scheme shall be in cash and not through the delivery of Shares of Common Stock or otherwise as described in Articles 6.2 and 6.3 of the 2001 Plan.


4.7 Shares shall be issued and the Option-holder registered as a shareholder within 30 days of receipt of a valid exercise notice.


4.8 Notwithstanding the provisions of Article 5.8 or 6.2 of the 2001 Plan, any Shares issued upon the exercise of an Option under this Scheme shall not be subject to any forfeiture conditions, rights of repurchase, rights of first refusal or any other transfer restrictions that do not apply to all holders of Shares.


4.9 Article 13 shall apply so that it is a condition of exercise that the obligations are satisfied.


4.10 The Company shall keep available sufficient unissued Shares or Shares in the Treasury to satisfy the exercise in full of all Options granted under this Scheme and for the time being remaining capable of being exercised.


TAKEOVER, CHANGE OF CONTROL


5.1 If any person obtains control of the Company (within the meaning of section 840 of the Act) as a result of making:

       (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

       (ii) a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a subsisting Option,


       then the Committee shall notify all Participants as soon as is practicable after the change of control. Any subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied.


5.2 If as a result of the events specified in rule 5.1 an "Acquiring Company" (as defined in paragraph 15 of Schedule 9 to the Act) has obtained control of the Company, the Participant may, if the Acquiring Company so agrees, release any subsisting Option he holds in consideration for the grant of a New Option.


5.3 Where the circumstances noted in rule 5.2 apply, New Options may be granted within the terms of paragraph 15(1) of Schedule 9 to the Act in consideration for the release of Options previously granted under this Scheme. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Scheme, provided the New Options satisfy the conditions in paragraph 15(3) of Schedule 9 to the Act and the release of the Option takes place within six months of the date the Acquiring Company obtains control of the Company. A New Option issued in consideration of the release of an Option shall be evidenced by an option certificate or agreement which shall import the relevant provisions of this Scheme.


5.4 A New Option shall, for all other purposes of this Scheme, be treated as having been acquired at the same time as the corresponding released Option.


5.5 If any person obtains control of the Company other than as a result of the events specified in rule 5.1, then the Committee shall notify all Participants as soon as practicable after the change of control. Any subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person obtains control of the Company.


5.6 If, as a result of the events specified in rules 5.1 or 5.3, a company has obtained control of the Company, the Committee shall be entitled at any time to require all holders of subsisting Options to exercise those Options within 30 days by notice in writing to the Participant to this effect.


5.7 The periods of exercisability under this rule 5 and the date of lapse under rule 4.5 are those of whichever of the pre-conditions of rules 5.1,
       5.3 or 5.4 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

5.8 For the purpose of this rule 5 other than rule 5.2, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.


5.9 The exercise of an Option pursuant to the preceding provisions of this rule 5 shall not be subject to any conditions imposed pursuant to Article
       5.1 of the 2001 Plan as amended by rule 4.2.


EMPLOYMENT RELATIONSHIP


6. With respect to Options granted pursuant to the Scheme, Article 11 of the 2001 Plan shall be subject to the following: "Any Participant or Employee shall waive any and all rights to compensation or damages on the termination of his office or employment with any past or present Participating Company or Subsidiary for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under this Scheme as a result of the termination. Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant's remuneration entitlement from his office or employment, nor shall the grant of an Option create any right or entitlement on the Participant to have any further Options granted to him under this Scheme if at all."


PROTECTION AGAINST DILUTION: VARIATION OF SHARE CAPITAL


7.1 With respect to Options granted pursuant to the Scheme, Article 10.1 of the 2001 Plan shall apply, but (i) with the omission of the following words and phrases : "a declaration of a dividend payable in Common Shares", "a declaration of a dividend payable in a form other than Common Shares", "a spin-off or similar occurrence;" and (ii) as if the following words were added "or any other variation of the issued Common Shares" before the words "the Committee". Adjustments to Options, as described in
       Article 10 of the 2001 Plan, shall be at the discretion of the Committee and shall not be effective under this Scheme until approved by the United Kingdom Inland Revenue.

7.2 Article 10.2 of the 2001 Plan shall apply for the purposes of this Scheme with the exclusion of the words "for accelerated vesting or for settlement in cash".


WITHHOLDING TAXES


7.3 Article 13.1 of the 2001 Plan shall apply for the purposes of this scheme with the exclusion of the last sentence.


ALTERATION OF SCHEME RULES


8. The Committee may make such alterations to the provisions of this Scheme as may be permitted by Article 15.2 of the 2001 Plan, provided that any such alteration made at a time when this Scheme is to remain approved by the United Kingdom Inland Revenue shall not have effect unless and until the alteration has the prior approval in writing of the United Kingdom Inland Revenue.

                                                                    ATTACHMENT 3


                         THE CHARLES SCHWAB CORPORATION
                            LONG TERM INCENTIVE PLAN


SECTION 1.        PURPOSE

The Charles Schwab Corporation Long Term Incentive Plan (the "Plan") is intended to provide financial incentives to selected management employees to contribute to the long-term success of The Charles Schwab Corporation and its affiliated companies (collectively the "Company").


SECTION 2.        DEFINITIONS

As used in this Plan, the following capitalized terms shall have the meanings set forth below:

a) "Administrative Committee" means the committee of the Plan, which shall consist of the individuals occupying the following three offices of the
     Corporation:

     Chief Executive Officer or President and Co- Chief Executive Officer Chief Financial Officer
     Chief Administrative Officer

b) "Award" means the cash amount payable to a Participant pursuant to the provisions of this Plan.

c)   "Board" means the Board of Directors of The Charles Schwab Corporation.

d) "Change in Control" means the occurrence of any of the following events after the effective date of the Plan:

           (1) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

           (2) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

          (3) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

e) "Committee" means the Compensation Committee of the Board of Directors of The Charles Schwab Corporation.

f) "Determination Date" means the date on which the Participants, Performance Goals and Target Awards are determined for any Performance Period.

g) "Disability" means the inability to engage in any substantial gainful activity considering the Participant's age, education and work experience by reason of any medically determined physical or mental impairment that has continued without interruption for a period of at least six months and that can be expected to be of long, continued and indefinite duration. All determinations as to whether a Participant has incurred a Disability shall be made by the Employee Benefits Administration Committee of the Company, the findings of which shall be final, binding and conclusive.

h) "Named Executive Officer" means a Participant who, as of the date of payment of an Award is one of a group of "covered employees," as defined in the Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, or any successor statute.

i) "Participant" means an eligible employee of the Company who has been designated as a Participant in accordance with section 3 hereof.

j) "Performance Goal" shall mean a measure of corporate performance (such as cumulative earnings per share), that shall be selected by the Committee to be used as the basis for determining the amounts payable pursuant to the Plan for a Performance Period. Performance goals shall be selected from among the following: revenue growth, net revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, consolidated after-tax profit margin, consolidated after-tax operating profit margin, customer net new asset growth, stockholder return, return on assets, earnings per share, return on equity, and return on investment.

k) "Performance Period" means a period of four fiscal years of the Company, or such other period as may be specified by the Committee, which has been designated by the Committee as a period for which Awards may be paid pursuant to the Plan. The Committee may authorize more than one Performance Period to be in effect at any one time.

l) "Retirement" shall mean any termination of employment of a Participant for any reason other than death at any time after the Participant has attained Retirement Age. For this purpose, Retirement Age shall mean age fifty (50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service under the SchwabPlan Retirement Savings and Investment Plan.

m)      "Target Award" has the meaning assigned thereto in Section 5 (a) hereof.


SECTION 3.        ELIGIBILITY

a) Participation in the Plan is limited to officers (and officer equivalents) of the Company, as may be selected for participation in the Plan by the Committee as of each Determination Date.

b) Participants generally shall be selected at the beginning of the Performance Period. After the Performance Period has commenced, the Committee shall have the authority to designate additional Eligible Participants under this Plan, and the amount of the Award payable to such individuals who become Participants after the Determination Date for that Performance Period shall be pro-rated to reflect the portion of the Performance Period during which such Eligible Participant was a Participant in the Plan.


SECTION 4.        PLAN TERM

The Plan shall become effective as of January 1, 2003, and shall continue in effect until terminated by the Committee.


SECTION 5.        PERFORMANCE CRITERIA AND TARGET AWARDS

A) PERFORMANCE PERIOD AND TARGET AWARDS. The length of each Performance Period shall be the four year period commencing as of any Determination Date, or such other period as may be specified by the Committee. On the Determination Date for a Performance Period, the Committee shall determine for each Participant an amount, which may be expressed in Plan Units, that shall be payable to the Participant as an Award for that Performance Period if the Performance Goal for that Performance Period is achieved (the "Target Award"). The Committee shall have the authority to delegate to the Company's executive management the authority to issue Target Awards to Participants, other than executive officers.

B) PERFORMANCE GOALS. As of the Determination Date for a Performance Period, the Committee shall establish a Performance Goal for the Performance Period. The Committee may specify that the Performance Goal may include a threshold level of performance below which no Award shall be payable, levels of performance at which specified percentages or multiples of the Target Award shall be payable, and a maximum level of performance above which no additional Award shall be paid; provided that in calculating the value of an Award, the maximum multiple shall be 400% of the Target Award.

C) EQUITABLE ADJUSTMENT. The Committee shall have the discretion to make equitable adjustments to Performance Goals in recognition of unusual or non-recurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

D) CERTIFICATION AND RESTRICTIONS ON AMOUNT OF AWARDS. Following the end of each Performance Period, the Committee shall be required to certify whether and the extent to which the Performance Goal for the Performance Period was satisfied before any Award is paid to any Participant.

     With respect to any Performance Period, at any time before an Award for such Performance Period is paid, the Committee may establish a ceiling on the aggregate amount which may be paid out in Awards for such Performance Period. In the event that such a limit is established for any Performance Period, the Awards otherwise payable to all Participants for such Performance Period shall be reduced pro-rata.

     The amount of any Award may be pro-rated for any period of time during which the Participant was not an active employee of the Company or any of its Subsidiaries, including leaves of absence and other periods as may be determined by the Company in its discretion.

E) MAXIMUM TARGET AWARD. In no event shall the total amount of Target Awards granted to any Participant pursuant to the Plan in any calendar year exceed $3,000,000.

F) DELEGATION TO MANAGEMENT. The Committee shall have the authority to delegate to the executive officers of the Company the authority to issue Target Awards to Participants, other than executive officers.


SECTION 6.        CALCULATION OF AMOUNT OF AWARDS

The amount of Awards payable for a Performance Period will be calculated as soon as practicable following the close of each Performance Period, in accordance with the provisions of Section 8 of this plan.


SECTION 7.        VESTING

Subject to the remaining provisions of the Plan, and subject to the authority of the Committee to authorize a different vesting schedule at the time it authorizes the granting of a Target Award, Awards shall become vested only if the Participant remains continuously employed with the Company from the date the Participant receives a Target Award, in accordance with on the following schedule:

                                                         Vested Percentage % of
                               Vesting Date              Award (Cumulative)
                _______________________________________________________________
                1st Anniversary of Target Award                       0%
                2nd Anniversary of Target Award                       25%
                3rd Anniversary of Target Award                       50%
                4th Anniversary of Target Award                      100%


SECTION 8.        PAYMENT OF AWARDS

Awards will be paid in cash as soon as practicable after the end of a Performance Period, but not prior to certification of the Company's results by its independent auditors for all years of the Performance Period. Subject to the provisions of Section 9, a Participant will be entitled to payment of an Award only if the Participant has been continuously employed by the Company throughout the Performance Period and is still in the employ of (and has not delivered notice of resignation to) the Company on the date of payment of the Award). The Company will withhold from payments all applicable taxes as may be required by applicable law.


SECTION 9.        TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a) DEATH OR DISABILITY. If a Participant's employment is terminated as a result of death or disability at any time after the first two years of a Performance Period (and before completion of the Performance Period), such Participant or Participant's estate shall be entitled to receive the Award such Participant would have been entitled to receive, pro-rated to reflect the actual amount of time that such person was a Participant in the Plan for such Performance Period, valued and payable as determined by the Administrative Committee as soon as practicable following the end of the calendar quarter that includes the date of the Participant's date of death.

(b) RETIREMENT AFTER FIRST TWO YEARS OF A PERFORMANCE PERIOD. If a Participant's employment is terminated on account of Retirement at any time after the first two years of a Performance Period (and before completion of the Performance Period), such Participant shall be entitled to receive the entire Award such Participant would have been entitled to, based on Company performance and payable at the time Awards are paid to all other Participants for such Performance Period.

(c) OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason other than death, disability or Retirement at any time after the first two years of a Performance Period (and before completion of the Performance Period), such Participant shall be entitled to receive the Award such Participant would have been entitled to, multiplied by the Participant's vested percentage at the time of termination, based on Company performance and payable at the time Awards are paid to all other Participants for such Performance Period.

(d) TERMINATION OF EMPLOYMENT AFTER THE END OF A PERFORMANCE PERIOD BUT PRIOR TO PAYMENT. If, after the completion of a Performance Period and before the payment of an Award, a Participant's termination terminates by reason of the Participant's death, Disability or Retirement, the Participant shall be entitled to the payment of any Award for such Performance Period. Any Award payable to a deceased Participant shall be paid to the Participant's estate.


SECTION 10.       AMENDMENTS, MODIFICATIONS, AND TERMINATION OF THE PLAN

The Committee may terminate, modify or amend the Plan at any time, provided that such action shall not affect the rights of the Plan Participants to awards that were granted prior to the date of such termination, modification or amendment.


SECTION 11.       NO RIGHT  TO CONTINUED EMPLOYMENT

The designation of an employee as a Participant for any Performance Period or the receipt of an award by a Participant shall not give the Participant any right to continued employment by the Company for any period of time, and the right to dismiss any employee is specifically reserved by the Company.


SECTION 12.       CHANGE IN CONTROL

In the event of a Change in Control, all Awards shall become fully payable as soon as practicable following such Change in Control, and the value of all Awards shall be determined by the Committee as soon as practicable following the end of the calendar quarter immediately preceding the Change in Control.


SECTION 13.       GOVERNING LAW

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California.

                                                                    ATTACHMENT 4



                         EXECUTIVE EMPLOYMENT AGREEMENT

                  This Executive Employment Agreement (the "Agreement") is entered into as of this ___ day of __________, 2002 (the "Effective Date") by and among The Charles Schwab Corporation, a Delaware corporation ("TCSC"), Schwab Capital Markets, L.P., a New Jersey limited partnership ("SCM") and Lon Gorman, an individual ("Executive").

                                 R E C I T A L S

      A. Executive commenced employment with TCSC as Executive Vice President on June 10, 1996 and since then has been serving TCSC and SCM in various capacities, including but not limited to serving as Vice Chairman - Enterprise President of SCM (the "SCM President") since August 1, 1999.

      B. Executive desires to continue to serve TCSC and SCM and TCSC and SCM desire to continue to so employ Executive and secure Executive's agreement, inter alia, not to compete with TCSC, SCM and/or their affiliates or subsidiaries for the period and on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

                                    AGREEMENT

               1. EMPLOYMENT. TCSC hereby employs Executive as Vice Chairman and Executive Vice President and SCM hereby employs Executive as SCM President and Executive hereby agrees to serve in those positions or in such other comparable or higher officer position to which he may be appointed or assigned by the Co-Chief Executive Officers of TCSC during the Employment Term (as defined below). Executive shall report to the President & Co-Chief Executive Officer of TCSC, or to such other more senior person or persons within SCM, Charles Schwab & Co. ("Schwab") or TCSC as may be designated by the Board of Directors of TCSC ("the Board").

               2. EMPLOYMENT TERM. The term of Executive's employment under this Agreement shall be for a period of five (5) years commencing on the Effective Date, unless earlier terminated pursuant to Section 7 of this Agreement (the "Employment Term").

               3. DUTIES AND RESPONSIBILITIES. During the Employment Term, Executive shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice Chairman and Executive Vice President by TCSC and responsibilities, duties and authority reasonably accorded to and expected of the SCM President by SCM. During the Employment Term, Executive shall devote all of his business time, ability, attention, energy, knowledge and skill to performing all such duties and responsibilities as are reasonably assigned or delegated to him by the Co-Chief Executive Officers of TCSC, including but not limited to serving as the chief executive officer of SCM. Executive agrees to use his best efforts to perform such duties and responsibilities. Executive further agrees that during the Employment Term he shall not, without the prior written consent of the Co-Chief Executive Officers of TCSC and the Compliance Department of TCSC: (i) render to any other person or entity services of any kind or engage in any other business activity, whether for compensation or otherwise (except for services provided to Executive's friends and/or family members or non-profit, educational, charitable or religious organizations), or (ii) serve on any board of directors; provided that Executive may serve on the boards of directors of non-profit, educational, charitable or religious organizations without such prior written consent, so long as the fact of any such board service is disclosed by Executive in writing to the Co-Chief Executive Officers of TCSC and so long as the extent of any such service does not violate any material SCM, Schwab or TCSC policy applicable to such practices, or materially interfere with Executive's performance of his duties and responsibilities under this Agreement, or conflict in any way with the business of SCM, Schwab, TCSC and/or any of their respective affiliates and subsidiaries.

               4. COMPENSATION. For all services rendered by Executive during the Employment Term in any capacity to SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, including, without limitation, services as an officer, director, or member of any committee (including, without limitation, services as a member of the Executive Committee of TCSC), Executive shall be compensated as follows:

                  (a) BASE SALARY. During the Employment Term, Executive shall receive a gross base salary of $560,000 on an annualized basis to be paid in equal installments twice every month (or otherwise in accordance with changes to SCM's payroll practices), from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws ("Base Salary"). Executive's Base Salary shall be reviewed and is subject to adjustment annually by the Co-Chief Executive Officers of TCSC and the Compensation Committee of the Board, in their sole and absolute discretion, provided that Executive's Base Salary shall not be reduced below $560,000 except to the extent consistent with adjustments made to the base salaries of the other current Vice Chair-level members of the Executive Committee of TCSC.

                  (b) EXECUTIVE COMMITTEE BONUS. During the Employment Term, Executive shall be eligible to participate in TCSC's Corporate Executive Bonus Plan and Annual Individual Incentive Performance Plan (collectively, the "Executive Committee Bonus Plans"), as such plans may be amended from time to time by TCSC in its sole and absolute discretion, on a basis comparable to the other Vice Chair-level members of the Executive Committee of TCSC. Pursuant to the terms and conditions of the current Executive Committee Bonus Plans, true and correct copies of which are attached hereto as EXHIBITS A-1 AND A-2, respectively, Executive shall be eligible to earn an aggregate annual bonus under such plans with a current target of 125% of his Base Salary, from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws (the "Executive Committee Bonus"). The amount of the Executive Committee Bonus, if any, awarded to Executive for any calendar year during the Employment Term will be determined by the Co-Chief Executive Officers of TCSC and the Compensation Committee of the Board, in their sole and absolute discretion, on the basis of:
(A) Executive's performance in managing the non-SCM business units for which he is responsible and (B) Executive's contribution to the overall management of TCSC as a member of the Executive Committee. The Executive Committee Bonus paid to Executive, if any, for any calendar year during the Employment Term will be paid on or before February 28th of the following year, on the condition Executive is actively employed with TCSC and SCM on that date, except as otherwise specifically provided in Section

7, below. Executive acknowledges and agrees that nothing in the Executive Committee Bonus Plans, this Section 4(b) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries is intended to or does guarantee Executive any minimum Executive Committee Bonus during the Employment Term (except as otherwise specifically provided in Section 7, below) and nothing in the Executive Committee Bonus Plans, this Section 4(b) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries is intended to or does affect the manner in which Executive's Executive Committee Bonus is determined under the Executive Committee Plans, other than to specify a current target bonus of 125% of Executive's Base Salary for purposes of the Executive Committee Bonus Plans. In no event shall Executive's target bonus percentage of base salary be reduced below 125% unless the other current Vice-Chair-level member of the Executive Committee of TSCS receive comparable reductions.

                  (c) SCM INCENTIVE. Subject to the TCSC stockholder approval described in Section 4(f), below, during the Employment Term Executive shall be eligible to participate in the Schwab Capital Markets Incentive Plan ("SCM Incentive Plan"), which shall be reviewed on an annual basis and which may be amended by TCSC with the written consent of Executive, which shall not be unreasonably withheld, to reflect SCM's current business plan, financial goals or other business objectives. TCSC agrees to submit the SCM Incentive Plan for the Employment Term to the 2003 annual meeting of TCSC stockholders for their approval. Pursuant to the terms and conditions of the current SCM Incentive Plan, a summary of which is attached hereto as EXHIBIT B, Executive shall be eligible to earn additional annual incentive compensation based on the financial performance of SCM and other related capital markets businesses for which Executive is responsible, from which SCM shall withhold and deduct all applicable federal and state taxes and authorized deductions as required or permitted by applicable laws (the "SCM Incentive"). The SCM Incentive, if any, awarded to Executive in any calendar year during the Employment Term will be awarded by the Compensation Committee of the Board, currently calculated in the manner described on EXHIBIT C on the basis of SCM's financial performance as measured by its Actual Adjusted Pre-Tax Contribution Margin for the combined performance of all related capital markets businesses for which Executive is responsible. For purposes of illustration and for calendar year 2002 only (as baselines necessarily will change, upwards or downwards, as reasonably determined by the parties hereto, for purposes of calculating Actual Adjusted Pre-Tax Contribution Margins in subsequent years), an SCM Incentive Illustration is attached hereto as EXHIBIT C. As set forth more fully on EXHIBIT C, Executive's current target SCM Incentive is $3 million; PROVIDED, HOWEVER, THAT:
(i) no SCM Incentive will be paid to Executive with respect to any calendar year in which SCM fails to attain the applicable threshold percentage of its financial goal (currently, 80% of its Adjusted Pre-Tax Contribution Margin goal of $138.8 million); (ii) any SCM Incentive paid to Executive shall be pro-rated by the Compensation Committee of the Board in its sole and absolute discretion for Actual Adjusted Pre-Tax Contribution Margin between stated levels and for partial years worked by Executive, except that 2002 shall not be considered a partial year and should not be pro-rated as a result of this Agreement's execution date; and, (iii) the maximum gross amount of SCM Incentive payable to Executive in any calendar year during the Employment Term is $7 million. The SCM Incentive payable to Executive, if any, with respect to any calendar year during the Employment Term shall be paid and/or granted on or before February 28th of the following year, on the condition Executive is actively employed with TCSC and SCM on that date, except as otherwise specifically provided in Section 7, below. The initial $1 million gross of any SCM Incentive payable to Executive in any calendar year during the Employment Term shall be paid entirely in cash; any amount of SCM Incentive payable to Executive in any calendar year during the Employment Term above $1 million gross shall be paid 50% in cash and 50% in equivalent grants of restricted shares of TCSC common stock. The number of restricted shares so granted to Executive, if any, shall be determined by TCSC on the date of grant by dividing the applicable gross dollar value of Executive's SCM Incentive by the average of the high and low price of TCSC common stock on the date of grant. Fifty percent (50%) of the restricted shares subject to any such grant shall vest on the second anniversary of the date of the grant and the remaining 50% shall vest on the third anniversary of the date of the grant, provided in each case that Executive is actively employed by TCSC and SCM on such date, except as otherwise specifically provided in Section 7, below. SCM, TSCS and Executive hereby acknowledge and agree that if SCM's financial performance attains the applicable threshold percentage of the adjusted pre-tax contribution margin goal specified in the SCM Incentive Plan, as it may be amended during the Employment Term in accordance with this Section 4(c), then he shall be entitled to the corresponding SCM Incentive amount specifically allocated thereto; PROVIDED, HOWEVER, that, except as provided in this sentence or in Section 7 below, nothing in the SCM Incentive Plan, this Section 4(c) or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries otherwise is intended to or does guarantee him any minimum SCM Incentive during the Employment Term. Notwithstanding any other provision of this Agreement, in no event shall the SCM Incentive Plan, the manner in which the SCM Incentive Bonus is calculated (as described in Exhibit
C), including the threshold percentages listed on Exhibit C, or the Executive's target SCM Incentive be altered, amended, terminated or changed in any way without the Executive's written consent (which shall not be unreasonably withheld).

                  (d) PARTICIPATION IN THE CHARLES SCHWAB CORPORATION STOCK PROGRAMS. Subject to the approval of, and on the terms and conditions set out by, the Compensation Committee of the Board, Executive may be granted options to purchase common stock of TCSC from time to time during the Employment Term pursuant to the stock plans, agreements and programs applicable to Executive Committee members at the same corporate title and grade level. Any such option granted shall have a ten-year term, an exercise price equal to the closing price of TCSC common stock on the date of grant, and a vesting schedule consistent with similar options granted to other Executive Committee members. Any options granted shall be pursuant to and governed by the terms of the stock plans, agreements and programs then in effect and applicable to Executive Committee members at the same corporate title and grade level.

                  (e) REIMBURSEMENT OF EXPENSES. During the Employment Term, Executive shall be entitled to receive prompt reimbursement for all properly documented travel, entertainment and other expenses properly incurred by him in connection with his employment by TCSC and SCM in accordance with their policies.

                  (f) SCM INCENTIVE SUBJECT TO TCSC STOCKHOLDER APPROVAL. Executive acknowledges and agrees that notwithstanding anything to the contrary in the SCM Incentive Plan, this Section 4 or elsewhere in this Agreement, or in any other agreement between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, the Executive's eligibility for and/or receipt of (and any obligation of SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries to pay or otherwise provide to Executive) any SCM Incentive pursuant to Section 4(c) above with respect to any calendar year after 2002 is expressly contingent upon the approval by a majority of TCSC's stockholders at TCSC's 2003 annual meeting, of a proposal to approve the SCM Incentive Plan and payments for the Employment Term which may become payable to Executive as described in Section 4(c) above. SCM, TCSC and Executive also acknowledge and agree that, if a majority of TCSC's stockholders fails to approve such a proposal at the TCSC 2003 annual meeting, then, other than with respect to the payments provided in Section 7 below, the SCM Incentive Plan and Section 4(c), above, shall be null and void and of no further force and effect with respect to any calendar year after 2002 and that the compensation (but not the severance) payable to Executive under this Agreement after 2002 for all services rendered by Executive during the Employment Term in any capacity to SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries shall be determined without regard to the SCM Incentive Plan or Section 4(c), above.


               5. BENEFITS.

                  (a) EMPLOYEE BENEFITS AND PERQUISITES. During the Employment Term, Executive shall be eligible to participate in those employee benefit plans and perquisites of Schwab or TCSC comparable to those available to other Vice Chair-level members of the Executive Committee of TCSC, provided that such benefits and perquisites may be amended, revised or eliminated by Schwab or TCSC from time to time in its sole and absolute discretion.

                  (b) VACATION AND SICK LEAVE. During the Employment Term, Executive shall be entitled to accrue paid vacation and sick leave consistent with policies of Schwab or TCSC applicable to other Vice Chair-level members of the Executive Committee of TCSC, provided that such policies may be amended, revised or eliminated by Schwab or TCSC from time to time in its sole and absolute discretion.

               6. NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT OF DEVELOPMENTS. As a material inducement to cause TCSC and SCM to employ Executive hereunder and in consideration of TCSC's and SCM's employment of Executive hereunder, Executive hereby covenants and agrees as follows:

                  (a) At all times during Executive's employment with SCM and/or TCSC and for a period of one (1) year subsequent to the termination of Executive's employment with SCM and/or TCSC for any reason, Executive shall not, directly or indirectly, alone or with others, on his own behalf or on behalf of another:

                      (i) enter the employ of or render any services to any person, joint venture, partnership, firm, corporation, limited liability company or other entity other than SCM, Schwab, TCSC or any of their respective affiliates or subsidiaries (each, a "Schwab Entity"; collectively, the "Schwab Entities"), engaged in the business or businesses of the trading, sales, research and/or underwriting of equity and/or equity-related instruments, including without limitation option trading, market-making activities and/or electronic program trading, and/or fixed income trading, sales and/or underwriting, including without limitation UIT's and/or exchange-traded funds ("Competitive Business");

                      (ii) engage in, participate in, assist in or otherwise benefit from any Competitive Business; or

                      (iii) continue to be or become interested in any
                  Competitive Business, directly or indirectly, in any capacity or in any relationship with any other person or entity (other than any Schwab Entity) whether as an individual, partner, member, shareholder, director, officer, principal, agent, employee, trustee, or consultant; provided, however, that nothing contained in this Agreement shall be deemed to prohibit Executive from acquiring, solely as an investment, shares of capital stock of any corporation which are publicly traded so long as Executive does not thereby own more than five percent (5%) of the outstanding shares of such corporation.

                  (b) At all times during Executive's employment with TCSC and/or SCM and for a period of one (1) year subsequent to the termination of Executive's employment with TCSC and/or SCM for any reason, Executive shall not, directly or indirectly, alone or with others, on his own behalf or on behalf of another:

                      (i) contact or solicit any person or entity who at such time is or, during the twelve (12) months prior to such time was, employed by or engaged as a consultant under contract to any Schwab Entity for the purpose of hiring that person or entity on behalf of any person or entity other than a Schwab Entity, or otherwise encouraging that person or entity to leave the employment of any Schwab Entity;

                      (ii) hire on behalf of any person or entity other than a Schwab Entity any person or entity who at such time is, or during the 12 months prior to such time was, employed by or engaged as a consultant under contract to any Schwab Entity; or

                      (iii) solicit for the benefit or account of any person or entity other than a Schwab Entity, any person or entity who at such time is, or during the 12 months prior to such time was, a customer of any Schwab Entity.

                  (c) During and at all times following the Employment Term, Executive shall keep secret and retain in the strictest confidence all confidential matters and information relating to the Schwab Entities and/or any of their respective customers, including, without limitation, trade secrets, proprietary information, "know-how", "show-how", customer identities, information or lists, pricing policies, account and pricing valuation methods, operating methods or procedures, marketing plans or strategies, product development techniques or plans, designs or design projects, technical processes, formulae, source codes, inventions and research projects learned by him prior to and during his employment with TCSC and/or SCM ("Confidential Information"). Executive shall not disclose such Confidential Information to anyone other than authorized personnel of the Schwab Entities, or use such Confidential Information for his own benefit or for the benefit of any person or entity other than the Schwab Entities, except as required in the course of performing his duties as an employee of SCM and/or TCSC or as required by law, or if such matters become generally available to the public other than by (i) disclosure by Executive or anyone else owing a duty of confidentiality to any Schwab Entity, provided Executive has or reasonably should have actual or constructive knowledge that such disclosure was made in breach of such other person's duty of confidentiality, or (ii) Executive's failure to put in place adequate protections to prevent disclosure of Confidential Information. In the event that Executive is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, Executive shall provide TCSC and SCM, to the extent permitted by law, with prompt notice of such request or order so that TCSC and SCM or any of the other Schwab Entities may seek to prevent such disclosure. In the case of any disclosure required by law, Executive shall disclose only that portion of the Confidential Information he is required to disclose.

                  (d) Executive agrees that any and all inventions, ideas, discoveries, improvements, processes, developments, designs, "know-how", "show-how", data, computer programs, algorithms, formulae, works of authorship, work modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions and all other intellectual property rights or other developments whatsoever (collectively, "Developments"), whether or not patentable or registrable under copyright, trademark, or similar statutes or subject to analogous protection, made, authored, discovered, reduced to practice, conceived, developed or otherwise obtained by Executive (alone or jointly with others, whether during business hours or otherwise and whether on any Schwab Entity's premises or otherwise) during his employment with TCSC and/or SCM, and arising from or relating to such employment or the business of any Schwab Entity, or made using any Schwab Entity's time, materials or facilities (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) shall be promptly and fully disclosed to TCSC and/or SCM and to no one else and are and shall be the sole property of TCSC and/or SCM and/or its or their nominees or assigns as "works made for hire" (as that term is used under U.S. copyright law) or otherwise, and TCSC and/or SCM and/or its or their nominees or assigns shall be the sole owner of all patents, copyrights, and other rights in or connected with such Developments. Executive agrees that all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any Developments are and shall be the sole and exclusive property of TCSC and/or SCM. To the extent any Developments are not or are deemed not to be works made for hire, Executive hereby assigns to TCSC and SCM without further compensation all right, title and interest he has or may have in any Developments at that time or thereafter and agrees that he shall acquire no rights during the course of his employment with TCSC and SCM with respect to Developments. During and after his employment with TCSC and SCM, Executive shall assist TCSC and SCM and/or their nominees or assigns (without charge but at no expense to Executive) to obtain and maintain or enforce any patents, copyrights, mask works or other rights or protections relating to such Developments in all countries. Executive irrevocably designates and appoints TCSC, SCM and their duly authorized officers and agents as his agent and attorney-in-fact to execute and file any and all applications and other necessary documents and to do all other lawfully permitted acts to further the prosecution, issuance or enforcement of patents, copyrights, trade secrets and similar protections related to such Developments with the same legal force and effect as if Executive had executed them himself. Executive represents and agrees that Exhibit D hereto sets forth all inventions (whether patentable or not), patents, trade secrets, trademarks, trade names, copyrights, and other intellectual property owned by Executive before entering into employment with TCSC and SCM hereunder. Executive will not assert any rights in or to any inventions, patents, trade secrets, trade names, copyrights and other intellectual property unless they are identified on EXHIBIT D.

                  (e) Executive acknowledges and agrees that the restrictions contained in this Section 6 are material inducements to TCSC's and SCM's employment of Executive hereunder. Executive further acknowledges that the restrictions contained in this Section 6 are reasonable in scope and duration, will not prevent him from earning a livelihood during the applicable period of restriction, are necessary to protect the legitimate interests of the Schwab Entities, and that any breach by Executive of any provision contained in this
Section 6 will result in immediate irreparable injury to TCSC, SCM and/or the other Schwab Entities for which a remedy at law would be inadequate. Accordingly, Executive acknowledges that TCSC, SCM and/or such other Schwab Entity, shall be entitled to seek permanent injunctive relief against Executive in the event of any breach or threatened breach by Executive of the provisions of this Section 6, in addition to any other remedy that may be available to TCSC, SCM and/or such other Schwab Entities whether at law or in equity. The provisions of this Section 6 shall remain unmodified and in full force and effect following the termination of Executive's employment. It is the intention of the parties to this Agreement that the covenants and restrictions set forth in this Section 6 be given the broadest interpretation permitted by law.

               7. TERMINATION OF EMPLOYMENT.

                  (a) EXPIRATION OF THE EMPLOYMENT TERM. Unless earlier terminated in accordance with this Section 7, the Employment Term shall automatically terminate on that date which is five (5) years from the Effective Date. In such event, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary through the last day of the Employment Term, (ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC's fiscal year ended prior to Executive's termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) above, properly incurred and documented by Executive, (iv) all unused vacation days accrued through the last day of the Employment Term, and (v) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In addition, if and only if Executive retires effective as of the last day of the Employment Term ("Retirement Date") AND fully complies with the restrictions and covenants set forth in Section 6, above, then TCSC and/or SCM shall: (A) continue to pay Executive his Base Salary in effect on the last day of the Employment Term for a one-year period following the Retirement Date; (B) pay Executive his annual target Executive Committee Bonus as soon as practicable after the one year anniversary of the Retirement Date; and (C) vest all of the then-unvested shares of restricted stock granted to Executive during the Employment Term pursuant to
Section 4(c), above, if any, effective upon the one year anniversary of the Retirement Date. (For the avoidance of doubt, all unvested stock options and equity based awards held by Executive other than the restricted stock granted to Executive during the Employment Term pursuant to Section 4(c), above, if any, shall cease to vest effective as of the Retirement Date, unless otherwise specified in the applicable stock plans, agreements and programs). In the event

Executive fails to retire and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM or any other Schwab Entity shall have any obligation to make any such additional post-employment payments or benefits to Executive but rather shall be entitled to reimbursement by Executive in full for any such additional payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(a) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

                  (b) DEATH. The Employment Term shall terminate upon the death of Executive. In such event, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive's estate: (i) Executive's Base Salary through the last day of the month in which the death of Executive occurs,
(ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC's fiscal year ended prior to Executive's death and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in
Section 4(e) above, properly incurred and documented by Executive, (iv) all unused vacation days accrued to the date of Executive's death, (v) full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable by the legal representative of Executive's estate for one (1) year following the date of Executive's death (but not beyond their original term) or as otherwise specified in the applicable stock plans, agreements and programs, and (vi) any other benefits to which Executive, his beneficiaries, or his estate is entitled under applicable employee benefit plans in which Executive participated including, but not limited to payments under any plan providing life insurance benefits to Executive, his beneficiaries or his estate. All payments and benefits provided to Executive pursuant to this Section 7(b) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

                  (c) DISABILITY. If Executive is deemed to be disabled within the meaning of The Charles Schwab Disability Plan, then TCSC/SCM and/or Executive may terminate Executive's employment and their obligations hereunder. TCSC/SCM and/or Executive shall provide the other written notice of their intent to terminate Executive's employment pursuant to this Section 7(c) at least fourteen (14) days before the effective date of such termination. In the event of such a termination, subject to and in consideration of Executive's execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary through the effective date of termination, (ii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC's fiscal year ended prior to Executive's termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c), above, as determined by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members, (iii) all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) above incurred by Executive prior to the effective date of Executive's termination, (iv) all unused vacation days accrued up to and including the effective date of Executive's termination, (v) full and immediate vesting of all then outstanding stock options, restricted stock grants and other equity-based awards, which, in the case of stock options, shall remain exercisable by the Executive or the legal representative of Executive for one
(1) year following the date of Executive's termination (but not beyond their original term) or as otherwise specified in the applicable stock plans, agreements and programs, and (vi) any other benefits to which Executive is entitled under applicable employee benefits plans in which he participated including, but not limited to, payments under any plan providing disability insurance benefits to Executive. In the event Executive fails to execute the waiver of liability and general release described above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (i), (iii), (iv), (v) and (vi) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(c) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

                  (d) TERMINATION OF EXECUTIVE FOR CAUSE. TCSC and SCM may terminate Executive's employment and their obligations hereunder at any time during the Employment Term for Cause (as defined below), provided that TCSC and SCM have given Executive written notice of the event or events constituting Cause and a reasonable opportunity (not to exceed fourteen (14) calendar days) for Executive to cure such event or events, provided such event or events are capable of being cured. In the event of such a termination, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary through the effective date of termination, (ii) payment of all unreimbursed out-of-pocket business expenses of the type described in
Section 4(e) incurred by Executive prior to the effective date of Executive's termination, (iii) all unused vacation days accrued up to and including the effective date of Executive's termination, and (iv) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. The effect of a termination under this Section 7(d) on Executive's outstanding stock options, restricted stock grants and other equity-based awards shall be determined in accordance with the applicable stock plans, agreements and programs. For purposes of this Agreement, an event or occurrence constituting "Cause" shall mean any one or more of the following:

                      (i) Executive's failure or refusal to substantially perform his duties, responsibilities, agreements or covenants as set forth or referenced herein, or Executive's continued neglect to perform such duties, responsibilities, agreements or covenants to the full extent of his abilities for reasons other than death, physical or mental incapacity;

                      (ii) Executive's gross negligence or willful misconduct in the performance of his duties, responsibilities, agreements and covenants as set forth or referenced herein, or conduct which is materially adverse, monetarily or otherwise, to SCM or its shareholders;

                      (iii) A finding by a court or other governmental body that an act or acts of Executive constituted a felony or other crime involving theft or fraud under the laws of the United States or any state thereof, or any other event that would operate as a statutory disqualification under applicable securities laws, rules or regulations;

                      (iv) Executive's violation of federal or state laws or regulations, or Executive's violation of the regulations of any self-regulatory organization, and a good faith determination by the Co-Chief Executive Officers of TCSC that the continued employment of Executive would be seriously detrimental to TCSC, SCM or their respective businesses;

                      (v) Executive's refusal, unwillingness or failure to substantially comply with compliance or risk management rules, policies, directions and/or restrictions of SCM, Schwab or TCSC, or Executive's refusal, unwillingness or failure to substantially comply with human resources rules, policies, directions and/or restrictions of SCM, Schwab or TCSC relating to harassment and/or discrimination, as such rules, policies, directions and/or restrictions are and/or may be established by SCM, Schwab or TCSC from time to time;

                      (vi) An uncurable loss by Executive of any license or registration that is necessary for Executive to perform the duties of SCM President, or the imposition by a self-regulatory organization of special supervision or other special requirements as prerequisites for maintaining any license or registration that is necessary for Executive to perform the duties of SCM President, or the commission of any act or occurrence of any event that could result in the statutory disqualification of Executive from being employed or otherwise associated with a broker-dealer; or

                      (vii)  a material breach by Executive of this Agreement.

                  (e) TERMINATION OF EXECUTIVE WITHOUT CAUSE. TCSC and SCM may terminate the employment of Executive and their obligations hereunder at any time during the Employment Term without Cause upon not less than fourteen (14) days written notice to Executive. In the event of such a termination, subject to and in consideration of Executive's execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM AND Executive's full compliance with the restrictions and covenants set forth in
Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary for the three-year period immediately following the effective date of Executive's termination, payable at TCSC/SCM's option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) an additional $10 million,
(iii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC's fiscal year ended prior to Executive's termination and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c) above, calculated by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive Committee members; (iv) an amount equivalent to three years of bonuses payable to Executive under Section 4(b) above, based on Executive's target bonus levels under the plans described in Sections 4(b) above, (v) continued vesting of all of Executive's then outstanding stock options, restricted stock grants and other equity-based awards for the three-year period commencing on the effective date of Executive's termination (TCSC agrees that notwithstanding any provision in the applicable stock plans, agreements or programs to the contrary regarding when a vested stock option may be exercised, Executive shall be treated as having his employment terminated on the third anniversary of the date of termination permitting him to exercise any vested stock options for up to three (3) years and three (3) months following the effective date of Executive's termination under this Section 7(e), and Executive acknowledges and agrees that any such exercise by him more than three (3) months after the effective date of his termination shall preclude the treatment of any such stock option as an incentive stock option for tax purposes), (vi) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the effective date of Executive's termination for the three-year period commencing on the effective date of Executive's termination, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto; (vii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive's termination, (viii) all unused vacation days accrued up to and including the effective date of Executive's termination, and (ix) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under
Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (vii), (viii) and (ix) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(e) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

                  (f) TERMINATION BY EXECUTIVE WITH GOOD REASON. Executive may resign his employment with TCSC and SCM with Good Reason (as defined below), provided that Executive has given TCSC and SCM written notice of the event or events constituting Good Reason and a reasonable opportunity (not to exceed fourteen (14) calendar days) for TCSC and SCM to cure such event or events, provided such event or events are capable of being cured. In the event of such a resignation, subject to and in consideration of Executive's execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM AND Executive's full compliance with the restrictions and covenants set forth in Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary for the three-year period immediately following the effective date of Executive's resignation, payable at TCSC/SCM's option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) an additional $10 million, (iii) any bonuses not yet paid to Executive, if any, under Sections 4(b) and 4(c), above, in respect of TCSC's fiscal year ended prior to Executive's resignation and any pro-rated bonus payable to Executive under Sections 4(b) and 4(c) above, calculated by the Compensation Committee of the Board in a manner consistent with TCSC policies applicable to Executive

Committee members; (iv) an amount equivalent to three years of bonuses payable to Executive under Section 4(b) above, based on Executive's target bonus levels under the plans described in Section 4(b) above, (v) continued vesting of all of Executive's then outstanding stock options, restricted stock grants and other equity-based awards for the three-year period commencing on the effective date of Executive's resignation (TCSC agrees that notwithstanding any provision in the applicable stock plans, agreements or programs to the contrary regarding when a vested stock option may be exercised, Executive shall be treated as having his employment terminated on the third anniversary of the date of termination permitting him to exercise any vested stock options for up to three
(3) years and three (3) months following the effective date of Executive's termination under this Section 7(f), and Executive acknowledges and agrees that any such exercise by him more than three (3) months after the effective date of his termination shall preclude the treatment of any such stock option as an incentive stock option for tax purposes), (vi) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the effective date of Executive's resignation for the three-year period commencing with the effective date of resignation, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto; (vii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive's termination, (viii) all unused vacation days accrued up to and including the effective date of Executive's termination, and (ix) any other benefits to which Executive is entitled under applicable employee benefit plans in which he participated. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (vii), (viii) and (ix) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(f) shall be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law. For purposes of this Agreement, an event or occurrence constituting "Good Reason" shall mean any one or more of the following:

                      (i)  a material breach of this Agreement by TCSC or SCM;

                      (ii) a substantial diminution in the title, duties or responsibilities of Executive as SCM President, or a substantial diminution in the titles of Executive as Vice Chairman and/or Executive Vice President of TCSC;

                      (iii) the relocation of Executive's principal place of business to a location more than 25 miles from Jersey City, New Jersey without his consent, which shall not be unreasonably withheld;

                      (iv) (A) a reduction in Executive's bonus opportunity as described in Section 4(c) above, and Exhibits B and C hereto, or (B) the failure of the Board to recommend for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of TCSC's stockholders, or the taking of any action by the Board, after having recommended for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of

TCSC's stockholders, to rescind such recommendation; (C) the failure of the Board to recommend or present for approval the SCM Incentive Plan for the Employment Term at the 2003 annual meeting of TCSC's stockholders, or (D) the failure of a majority of TCSC's stockholders to approve the SCM Incentive Plan at that 2003 annual meeting;

                      (v) a reduction in Executive's Base Salary or bonus opportunity as described in section 4(b), above, and Exhibit A hereto, unless such reduction similarly affects all other Vice-Chair level members of the Executive Committee of TCSC; or

                      (vi) the failure by TCSC or SCM to obtain the express written assumption of this agreement by an successor to TCSC or SCM.

                  (g) RESIGNATION BY EXECUTIVE. Executive may resign from his employment without Good Reason during the Employment Term and effective upon fourteen (14) days written notice to TCSC and SCM. In the event of such a resignation, subject to and in consideration of Executive's execution of a waiver of liability and general release of all claims against the Schwab Entities and their respective officers, directors, employees and agents in a form acceptable to TCSC and SCM AND Executive's full compliance with the restrictions and covenants set forth in Section 6, above, the sole liability (other than as provided in Section 7(i) below) of TCSC, SCM and the other Schwab Entities shall be to pay (or, as the case may be, provide) to Executive: (i) Executive's Base Salary for the one-year period immediately following the effective date of Executive's resignation, payable at TCSC/SCM's option in a lump sum discounted to present value by a compounded six percent (6%) interest rate or in substantially equal installments biweekly, from which TCSC/SCM shall withhold and deduct in either event all applicable federal, state and city income, social security and disability taxes as required by applicable law, (ii) continuation of the medical, dental and life insurance coverage provided to Executive immediately prior to the date of Executive's resignation for the one-year period immediately following the effective date of resignation, at the end of which period Executive shall be entitled to group health continuation coverage in accordance with Section 4980B of the Code or other benefits equivalent thereto, (iii) payment of all unreimbursed out-of-pocket business expenses of the type described in Section 4(e) incurred by Executive prior to the effective date of Executive's resignation, (iv) all unused vacation days accrued up to and including the effective date of Executive's resignation; and
(v) any other benefits to which Executive is entitled under applicable employee benefit plans in which is participated. The effect of a resignation under this
Section 7(g) on Executive's outstanding stock options, restricted stock grants and other equity-based awards shall be determined in accordance with the applicable stock plans, agreements and programs. In the event Executive fails to execute the waiver of liability and general release described above and/or fails to comply in any respect with his obligations under Section 6, above, then neither TCSC, SCM nor any other Schwab Entity shall have any obligation to make any such post-employment payments or benefits to Executive, with the exception of those payments or benefits described in subsections (iii), (iv) and (v) herein, but rather shall be entitled to reimbursement by Executive in full for any such payments or benefits already made. All payments and benefits provided to Executive pursuant to this Section 7(g) will be in lieu of any and all other compensation, benefits, perquisites and claims of any kind, excepting only such additional amounts as may be required by law.

                  (h) RESIGNATION OF POSITIONS. Upon the effective date of any termination or resignation of Executive's employment for any reason whatsoever, Executive shall be deemed to have resigned from any and all offices and directorships then held with SCM, Schwab, TCSC, and/or any of their respective affiliates or subsidiaries.

                  (i) RETIREMENT ELIGIBILITY. TCSC acknowledges and agrees that Executive will have satisfied the requisite criteria for retirement eligibility under the terms and conditions of the SchwabPlan Retirement Savings and Investment Plan, the TCSC Deferred Compensation Plan, the TCSC 1992 Stock Incentive Plan, and the TCSC 2001 Stock Incentive Plan as of June 1, 2002, because he was actively employed by SCM and TCSC on that date. As a result, Executive is entitled to have all options granted become fully exercisable and all restricted shares granted become fully vested, but only if such retirement occurs at least two (2) years after the date of grant. For purposes of this retirement eligibility, his "retirement" shall be deemed to be on the date on which his base salary payments cease, calculated assuming the company does not elect to pay the Executive in a lump sum. Nothing in this Agreement shall limit Executive's ability to "retire" for purposes of these plans upon any termination of his employment and his "retiring" for purposes of these plans shall not affect his entitlement to any severance resulting from his termination of employment.

               8. EFFECT OF TERMINATION OF EMPLOYMENT. Upon the termination of Executive's employment, the parties' obligations under this Agreement shall terminate, except for those rights and obligations set forth in Sections 6, 7, 8, 10, 11, 12, 16, 20 and 23 hereof, which shall survive such termination. The benefits and payments provided to Executive under Section 7 are expressly in lieu of any eligibility for or entitlement to severance benefits under any severance plan or policy of SCM, Schwab, TCSC, or any of their respective affiliates or subsidiaries.


               9.     REPRESENTATIONS AND WARRANTIES.

                      (a) TCSC and SCM represent and warrant that they have the requisite corporate power to enter into this Agreement and to carry out the obligations hereunder. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of TCSC and SCM.

                      (b) Executive represents and warrants that he has the legal capacity to enter into this Agreement, is under no employment contract, bond, confidentiality agreement, non-competition agreement, or any other obligation that would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by SCM or TCSC. Executive further represents and warrants that he has not signed or committed to any employment or consultant duties or other obligations that would divert his full attention or conflict with from the duties assigned to him by SCM or TCSC under this Agreement.

               10. INDEMNIFICATION. Executive shall be indemnified by TCSC for his acts or omissions occurring during the Employment Term to the same extent TCSC indemnifies all other employees at the Executive Committee level.

               11. GOVERNING LAW/JURISDICTION. Any and all actions arising out of this Agreement or Executive's employment with TCSC and/or SCM, including, without limitation, tort and contract claims, shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the choice of law principles thereof. Subject to Section 12 below, any and all actions arising out of this Agreement or Executive's employment with TCSC and/or SCM shall be brought only and heard in the state and federal courts of the State of New Jersey, and Executive hereby irrevocably submits to the exclusive jurisdiction of such courts. Executive hereby irrevocably consents to the jurisdiction and proper venue of any such courts in any such suit, action or proceeding and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EXECUTIVE AND SCM AND TCSC EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

               12.    DISPUTE RESOLUTION.

                      (a) Except as otherwise provided herein, Executive and TCSC and SCM agree that any and all disputes between Executive and SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries, or their respective employees, officers, directors, agents or assigns, which relate to, arise out of or pertain to Executive's employment, separation from employment or the construction or interpretation of this Agreement shall be submitted to and resolved by final and binding arbitration. The arbitration shall be instead of any civil litigation; this means that Executive, SCM and TCSC are each WAIVING ANY RIGHTS TO A JURY TRIAL. Executive and TCSC and SCM expressly understand and agree that consistent with the foregoing, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under or in connection with this Agreement.

                      (b) Executive and SCM and TCSC expressly understand and agree that there will be no court or jury trial of disputes between them arising out of or in connection with this Agreement, Executive's employment or separation from employment, including, but not limited to, claims under federal, state or local laws prohibiting employment discrimination. The only disputes not covered by this agreement to arbitrate are actions for injunctive relief brought by either the Executive or SCM, Schwab, TCSC and/or any of their respective affiliates or subsidiaries concerning the rights and obligations set forth in
Section 6 above. Furthermore, claims for unemployment insurance benefits, for workers' compensation insurance benefits, and for benefits under any ERISA-governed employee benefit plan(s), shall be resolved pursuant to the claims procedures under such benefit plans.

                      (c) All disputes between the parties which are covered by the agreement to arbitrate and which cannot be resolved within two weeks after a demand for direct negotiation between the parties shall be settled exclusively by binding arbitration in Newark, New Jersey under the Commercial Arbitration Rules of the American Arbitration Association before a panel of three (3) neutral arbitrators selected under said Rules. The arbitrators shall award the prevailing party its attorneys fees, arbitration costs, expert fees, and all other costs and expenses incurred in connection with the arbitration, including any fees and costs incurred in confirming and enforcing the award. In the event a dispute concerning or arising out of this Agreement involves regulatory matters or compliance with applicable securities laws, rules or regulations, SCM and/or TCSC or Executive at its or his option may elect to pursue arbitration of all issues between the parties under the arbitration rules of the National Association of Securities Dealers ("NASD") or the New York Stock Exchange ("NYSE") in accordance with the applicable rules. Executive and SCM and TCSC expressly understand and agree that any limitations in the NASD or NYSE arbitration rules excluding statutory discrimination from the scope of the arbitration clause shall not apply and that it is the parties' desire to include statutory discrimination claims within the scope of arbitration. Executive and SCM and TCSC knowingly and voluntarily agree to this arbitration provision. A decision in arbitration shall be final and binding.

                      (d) Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration filing fee expenses shall be borne according to the rules of the NASD or NYSE, as the case may be; provided that if and only if the arbitration involves statutory discrimination claims, SCM and/or TCSC shall pay all types of costs that are unique to arbitration, such as the arbitrator's fees.

               13. NONWAIVER OF RIGHTS OF PARTIES. No right or power of any party under this Agreement shall be deemed to have been waived by any act or conduct on the part of such party, or by any neglect to exercise that right or power, or by any delay in so doing; and, except as otherwise provided herein, every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by such party.

               14. HEADINGS. The headings of the several sections of this Agreement are inserted for reference only and not intended to affect the meaning or interpretation of this Agreement.

               15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, executors, administrators, distributes, devisees and legatees and to the benefit of TCSC, SCM and their successors and assigns. With respect to the obligations, representations and warranties of Executive under Sections 6 and 9(b) this Agreement shall also inure to the benefit of all of the Schwab Entities and their respective successors and assigns.

               16. ASSIGNMENT. This Agreement is a personal contract and the rights and interests of Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of TCSC, SCM and the other Schwab Entities, as applicable, hereunder shall be binding upon and run in favor of the successors and permitted assigns of TCSC, SCM and/or the other Schwab Entities, as applicable. This Agreement may not be assigned by either party without the prior written consent of the other; except that, without such prior written consent, TCSC and/or SCM may assign their rights and obligations hereunder to any entity owned, directly or indirectly, by SCM, Schwab or TCSC on the condition that TCSC remains liable to perform the obligations of any such assignee in the event such assignee fails to so perform. TCSC and/or SCM shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets of TCSC and/or SCM, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that TCSC and/or SCM is required to perform it.

               17. ENTIRE AGREEMENT. This Agreement, together with its Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing signed by Executive, on the one hand, and by the President & Co-Chief Executive Officer of TCSC and the Executive Vice-President, General Counsel and Corporate Secretary of TCSC on the other hand.

               18. NO MITIGATION. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement.

               19. FURTHER ASSURANCES. Each party hereto shall, whenever and as often as reasonably requested to do so by any party hereto, do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, delivered, filed or recorded, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, instruments, and assurances as such other party may reasonably request in order to carry out fully the terms and provisions of this Agreement.

               20. SEVERABILITY AND ENFORCEABILITY. If any one or more of the provisions contained in this Agreement should be held to be invalid, illegal or unenforceable as to any party or in any jurisdiction, then such provision or provisions only shall be deemed invalid, illegal or unenforceable without affecting or otherwise impairing the enforceability of the remaining provisions contained herein and without affecting or otherwise impairing the enforceability of the same provisions in this Agreement with respect to any other party or in any other jurisdiction. If any of the covenants contained in Sections 6 or 12 of this Agreement are held to be invalid, illegal or unenforceable for any reason, the parties agree that the judicial body making such determination shall have the power to reform that provision only to the limited extent required to make the provision enforceable, and as reformed, such provision shall then be enforceable and shall be enforced.

               21. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

               22. LEGAL FEES. SCM and/or TCSC shall promptly pay, or if Executive has already paid such amounts reimburse Executive for all properly documented attorneys fees and expenses, including disbursements, reasonably incurred by Executive in connection with the review and negotiation of this Agreement, subject to a maximum of $25,000.

               23. NOTICES. Any notice or other communication to be given hereunder by any party to another shall be in writing and delivered to the following addresses personally, by facsimile transmission, by postage prepaid registered or certified mail, or by a national overnight carrier:

                      (a)  Schwab Capital Markets, L.P. and The Charles Schwab
Corporation:

                                    David S. Pottruck
                                    President & Co-Chief Executive Officer
                                    The Charles Schwab Corporation
                                    120 Kearny Street
                                    San Francisco, Ca 94108
                                    Facsimile No.:  (415) 636-5431
                                    with copies to:

                                    Carrie E. Dwyer, Esq.
                                    Executive Vice President, General Counsel
                                      and Corporate Secretary
                                    The Charles Schwab Corporation
                                    120 Kearny Street
                                    San Francisco, Ca  94108
                                    Facsimile No.:  (415) 667-3596

                                    and

                                    Lawrence B. Rabkin, Esq.
                                    Howard, Rice, Nemerovski, Canady, Falk &
                                    Rabkin, A Professional Corporation
                                    3 Embarcadero Center, 6th Floor
                                    San Francisco, CA  94111
                                    Facsimile:  415/217-5910



               Executive:           Lon Gorman
                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

                                    Facsimile No.: (___) __________

                                    with a copy to:

                                    Charles J. Conroy, Jr.
                                    Milbank, Tweed, Hadley & McCloy, LLP
                                    1 Chase Manhattan Plaza
                                    New York, NY 10005
                                    Facsimile No.: (212) 530-5219


or such other persons or such other addresses as may be designated in writing by the parties, by a notice given as aforesaid.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          Schwab Capital Markets L.P.:


                          By:
                             ___________________________________________________

                          Its:
                              __________________________________________________



                          The Charles Schwab Corporation:


                          By:
                             ___________________________________________________

                          Its:
                              __________________________________________________



                          EXECUTIVE:



                          ______________________________________________________
                          Lon Gorman

                                   EXHIBIT A-1











                         THE CHARLES SCHWAB CORPORATION

                         CORPORATE EXECUTIVE BONUS PLAN

                         (AS AMENDED FEBRUARY 27, 2002)

I.       PURPOSES

         The purposes of this Corporate Executive Bonus Plan (the "Plan") are:
         (a) to provide greater incentive for key executives continually to exert their best efforts on behalf of The Charles Schwab Corporation (the "Company") by rewarding them for services rendered with compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further the identity of interests of such employees with those of the Company's stockholders through a strong performance-based reward system.

II.      FORM OF AWARDS

         1. Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Committee may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock. The number of shares and stock options granted in any year, when added to the number of shares and stock options granted for such year pursuant to the Company's Annual Executive Individual Performance Plan, shall in no event exceed .5% of the outstanding shares of the Company.

III.     DETERMINATION OF AWARDS

         1. Incentive awards for participants other than the President/ Co-Chief Executive Officer shall be determined quarterly according to a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the "Committee"). The Executive Committee Corporate Performance Payout Matrix shall be based on corporate performance criteria to be selected by the Committee from among the following: revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, customer net new asset growth, stockholder return, return on net assets, earnings per share, return on equity, and return on investment. Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee. Payouts described in this subsection shall be calculated and paid on a quarterly basis, based on year-to-date performance compared with the comparable period in the preceding year.

         2. With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 2000. In addition, for all participants other than the President/Co-Chief Executive Officer, (i) the maximum target incentive percentage shall be 100% of base salary and (ii) the maximum award shall be 400% of the participant's target award.

         3. Incentive awards for the President/Co-Chief Executive Officer shall be determined in accordance with a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Committee. The Committee shall determine the President/Co-Chief Executive Officer's award each year, up to the maximum amount defined by the matrix for a given level of performance. This matrix may, if the Committee deems appropriate, differ from that described in Subsection III.1. However, the performance criteria shall be the same as referred to above. Payouts for the President/Co-Chief Executive Officer shall be made on an annual basis, based on the Company's results for the full year.

4. The maximum award payable for the President/Co-Chief Executive Officer under this plan shall be no more than 500% of his target incentive award. The target incentive amount shall be determined each year by the Committee, but may not exceed 500% of base salary. The amount of base salary taken into account for purposes of computing the target incentive award may not exceed 250% of the President/Co-Chief Executive Officer's base salary as of March 31, 2000.

5. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan.

IV.      ADMINISTRATION

         1. Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

         2. The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.       ELIGIBILITY FOR AWARDS

         1. Awards under the Plan may be granted by the Committee to those employees who have contributed the most in a general way to the Company's success by their ability, efficiency, and loyalty, consideration being given to ability to succeed in more important managerial responsibility in the Company. This is intended to include the President/Co-Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and from time to time, certain other officers having comparable positions.

               No award may be granted to a member of the Company's Board of Directors except for services performed as an employee of the Company.

         2. Except in the event of retirement, death, or disability, to be eligible for an award an employee shall be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

         3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.      AWARDS

         1. The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of each calendar quarter (or, in the case of the President/Co-Chief Executive Officer, as soon as practicable after the close of each calendar year).

         2. Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII.     DEFERRAL OF AWARDS

         1. A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VIII.    RECOMMENDATIONS AND GRANTING OF AWARDS

         1. Recommendations for awards shall be made to the Committee by the Co-Chief Executive Officers, except that, with respect to the President/Co-Chief Executive Officer, recommendations for awards shall be made solely by the Chairman/Co-Chief Executive Officer.

         2. Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.      AMENDMENTS AND EXPIRATION DATE

         While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be awarded as hereinabove provided.

X.       MISCELLANEOUS

         All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

                                   EXHIBIT A-2










                         THE CHARLES SCHWAB CORPORATION

                  ANNUAL EXECUTIVE INDIVIDUAL PERFORMANCE PLAN

                         (AS AMENDED FEBRUARY 27, 2002)

I.       PURPOSES

         The purposes of this Annual Executive Individual Performance Plan (the "Plan") are: (a) to provide greater incentive for key executives to continually exert their best efforts on behalf of The Charles Schwab Corporation (the "Company") by rewarding them for services rendered with incentive compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further align the interests of such employees with those of the Company's stockholders through a strong performance-based reward system.

II.      FORM OF AWARDS

         Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Committee may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock. The number of shares and stock options granted in any year, when added to the number of shares and stock options granted for such year pursuant to the Company's Corporate Executive Bonus Plan, shall in no event exceed .5% of the outstanding shares of the Company.

III.     DETERMINATION OF AWARDS

         1. Incentive awards for participants shall be determined annually. The participants in the Plan shall be the executive officers who are selected by the Compensation Committee of the Board of Directors (the "Committee") to participate in the Charles Schwab Corporate Executive Bonus Plan (the "CEB Plan"), except that the President and Co-Chief Executive Officer shall not be eligible to participate in the Plan. Payouts under the CEB Plan are defined by reference to a target percentage of base salary determined, from time to time, by the Committee and pursuant to a payout matrix, adopted from time to time by the Committee, that uses corporate performance criteria, to be selected by the Committee from among the following: revenue growth, operating revenue growth, consolidated pretax profit margin, consolidated pretax operating margin, customer net new asset growth, stockholder return, return on net assets, earnings per share, return on equity, and return on investment. Each participant shall have a bonus target under the Plan equal to such Participant's bonus target under the CEB Plan, multiplied by 160%. Payouts described in this subsection shall be calculated and paid on an annual basis.

         2. With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards pursuant to the CEB Plan shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 2000. In addition,
               (i) the maximum target incentive percentage pursuant to the CEB Plan shall be 100% of base salary and (ii) the maximum award pursuant to the CEB Plan shall be 400% of the participant's target award.

         3. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan.

IV.      ADMINISTRATION

         1. Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

         2. The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.       ELIGIBILITY FOR AWARDS

         1. Awards under the Plan shall be granted by the Committee to those employees who are eligible to participate in the CEB Plan. This is intended to include the Vice Chairmen, Executive Vice Presidents, and other officers having comparable positions.

               No award may be granted to a member of the Company's Board of Directors except for services performed as an employee of the Company.

         2. Except in the event of retirement, death, or disability, to be eligible for an award an employee must be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

         3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.      AWARDS

         1. The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of the calendar year.

         2. Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII.     DEFERRAL OF AWARDS

         1. A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VIII.    RECOMMENDATIONS AND GRANTING OF AWARDS

         1. Recommendations for awards shall be made to the Committee by the Co-Chief Executive Officers.

         2. Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.      AMENDMENTS AND EXPIRATION DATE

         While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall increase the maximum amount which may be awarded as hereinabove provided.

X.       MISCELLANEOUS

         All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

                                    EXHIBIT B


                          SUMMARY OF SCM INCENTIVE PLAN


SCHWAB CAPITAL MARKETS INCENTIVE ("SCM INCENTIVE")

As a participant in the SCM Incentive Plan, Mr. Gorman will be eligible for annual incentive compensation on the basis of the performance of Schwab Capital Markets and other related capital markets businesses under his authority. The SCM Incentive will fund on the basis of the financial performance of SCM as measured by the actual adjusted pretax contribution margin for the combined performance of all capital markets-related businesses that report to Mr. Gorman. The target SCM Incentive for Mr. Gorman is $3 million and the maximum SCM Incentive payable to Mr. Gorman is $7 million. No bonus payment from this plan will be made unless SCM attains the threshold of 80% of its financial goals and Mr. Gorman is employed by SCM on the date of payment.

SCM performance vs. plan and the resulting SCM Incentive, if any, will be pro-rated for performance between levels ( e.g., performance at 110% of goal would result in a bonus of between $3 million and $4 million, as calculated by Corporate Finance based on the matrix in Exhibit C (which matrix may be revised each year as specified in Section 4(c) of the Agreement)) and for partial years worked by Mr. Gorman.

FORM OF SCM INCENTIVE PAYMENT

The first $1 million in annual SCM Incentive payable under this Plan, if any, shall be paid entirely in cash. Any amount earned above $1 million will be paid 50% in cash and 50% in restricted shares (e.g., if an SCM Incentive of $3 million is payable, $2 million will be paid in cash and $1 million in restricted shares).

The restricted share grant amount will be determined by TCSC on the date of grant, so that the total dollar value of restricted shares is converted into TCSC shares by dividing the total dollar value by the average of the high and low price of TCSC stock on the date of grant. E.g., if a $1 million value is to be granted in restricted shares, an average TCSC stock price of $13 on the date of grant, would result in a restricted share grant of 76,923 shares (rounded).

Restricted shares grants in lieu of cash incentive will vest following the below vesting schedule:

      TIME              ANNUAL          CUMULATIVE
     PERIOD           VESTING %          VESTING %
    ________          _________         __________

    1st year              0%                0%
    2nd year             50%                50%
    3rd year             50%               100%

TIMING OF SCM INCENTIVE PAYMENT

The cash portion of any SCM Incentive will be paid by the end of February of each year, based on performance for the prior year (e. g., incentive for year 2002 will be paid in February, 2003), unless Mr. Gorman elects to defer the payment under Schwab's Officer Deferred Compensation Plan. Assuming that the cash portion of any SCM Incentive is determined prior to the February Compensation Committee meeting of TCSC Board of Directors, then any restricted grant portion of the SCM Incentive payable to Mr. Gorman will be granted at the February meeting of the Committee. In 2002, this meeting was held February 27.

SCM INCENTIVE PLAN SUBJECT TO TCSC STOCKHOLDER APPROVAL IN 2003

The SCM Incentive Plan (and any payments payable to Mr. Gorman under said plan) with respect to any calendar year after 2002 are expressly contingent upon the approval by a majority of TCSC's stockholders at TCSC's 2003 annual meeting, of a proposal to approve the potential SCM Incentive payments which may be payable to Mr. Gorman under said plan. If a majority of TCSC's stockholders fails to approve such a proposal at the TCSC 2003 annual meeting the SCM Incentive Plan shall be null and void and of no further force and effect with respect to any calendar year after 2002.


                                    EXHIBIT C


                        SCM INCENTIVE MATRIX ILLUSTRATION


                                                         SCM BONUS

                                                                                                 BONUS PAID AS:
                                                                                    _______________________________________

 IF ACTUAL ADJUSTED PRETAX                                      PAYOUT AS % OF                                      SHARES
  CONTRIBUTION MARGIN IS:    SCM PERFORMANCE     SCM BONUS       TARGET BONUS          CASH       SHARES $ VALUE   $13.00*
___________________________________________________________________________________________________________________________

    LESS THAN $111.1MM             <80%         $     0                 0%          $       0       $        0            0

         $111.1 MM                  80%         $1,000,000             33%          $1,000,000      $        0            0

         $124.9 MM                  90%         $2,000,000             67%          $1,500,000      $  500,000       38,462

         $138.8 MM                 100%         $3,000,000            100%          $2,000,000      $1,000,000       76,923

         $156.2 MM               112.5%         $4,000,000            133%          $2,500,000      $1,500,000      115,385

         $173.5 MM                 125%         $5,000,000            167%          $3,000,000      $2,000,000      153,846

         $190.9 MM               137.5%         $6,000,000            200%          $3,500,000      $2,500,000      192,308

         $208.2 MM               150%**        $7,000,000             233%          $4,000,000      $3,000,000      230,769


* In this example, the dollar amount represents the number of shares granted by dividing the shares' dollar value by the appropriate SCH stock price.
**150% or greater; the plan payout is capped at $7 million



The plan is based on a SCM 2002 revenue goal of $437 million and an adjusted 2002 pretax contribution margin goal of $138.8 million, or 31.77%. These figures do not include AMPS. The adjusted pretax contribution margin goal is derived by starting with an unadjusted pretax contribution margin of 34.3% and subtracting the cost of equity applied to the equity capital maintained in SCM and the equity capital required by the Securities Lending business. At the end of 2001, SCM's equity capital was $66.9 million and the equity implied in the Securities Lending business was $7.5 million (i.e., loan balance of $602 million multiplied by an equity requirement of 1.25%). TCSC's cost of equity at the end of 2001 was about 15%; thus, the pretax contribution margin has been adjusted down by $11.2 million, or 15% of $74.4 million (i.e., $66.9 million plus $7.5 million).

The adjusted actual pretax contribution margin calculated to determine the achieved performance measure will also include an adjustment to cover the cost of equity required to support any acquisition by SCM.

                                    EXHIBIT D

                             EXECUTIVE'S INVENTIONS

                                [TO BE INSERTED]

                             SUPPLEMENTAL AGREEMENT


This Supplemental Agreement (the "Agreement") is entered into as of August 30, 2002 by and among the Charles Schwab Corporation, a Delaware corporation ("TCSC"), Schwab Capital Markets, L.P., a New Jersey Limited partnership ("SCM") and Lon Gorman, an individual ("Executive").

WHEREAS TCSC, SCM and Executive entered into an Executive Employment Agreement (the "Employment Agreement") in July, 2002 but inadvertently failed to fill in the Effective Date for the Employment Agreement when executing it; and

WHEREAS, TCSC, SCM and Executive wish to avoid any misunderstanding and confirm the Effective Date of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:



                                    AGREEMENT

1.       DEFINED TERMS

         Any term used in this Agreement that is defined in the Employment Agreement shall have the same meaning as set forth in the Employment Agreement.

2.       EFFECTIVE DATE

         The parties acknowledge and agree that the Effective Date of the Employment Agreement is July 16, 2002.

3.       NO OTHER ADDITION OR DELETION

         Except as set forth herein, no addition or deletion to the Employment Agreement has been made.

4.       OTHER PROVISIONS

         Sections 11, 12, 13, 14, 15(other than second sentence), 16, 17, 19, 20(other than reference to Sections 6 and 12) , 21, 22(other than reference to $25,000) and 23 of the Employment Agreement shall be deemed to be set forth in this Agreement mutatis mutandis.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first written above.

                          Schwab Capital Markets, L.P.:



                          By: _____________________

                          Its: _____________________



                          The Charles Schwab Corporation:



                          By: _____________________

                          Its: _____________________



                          By: _____________________
                              Carrie E. Dwyer


                          Its:   _____________________
                                 Executive Vice-President,
                                 General Counsel and Corporate Secretary


                          Executive:



                          __________________________
                          Lon Gorman

                         THE CHARLES SCHWAB CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                               FRIDAY, MAY 9, 2003
                                2:00 P.M. (PST)

                             NOB HILL MASONIC CENTER
                             1111 CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA






  THE ANNUAL MEETING OF STOCKHOLDERS WILL BE BROADCAST OVER THE INTERNET. FOR
     INFORMATION ABOUT THE REAL-TIME WEBCAST, VISIT WWW.SCHWABEVENTS.COM.








================================================================================



THE CHARLES SCHWAB CORPORATION
101 MONTGOMERY STREET
SAN FRANCISCO, CA 94104                                                    PROXY
________________________________________________________________________________

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 9, 2003.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment and Stock Purchase Plan, The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

IF YOU SIGN AND RETURN YOUR PROXY CARD AND NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1, 2 3, 4 AND 5, AND "AGAINST" Item 6.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab and David S. Pottruck, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.












                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            COMPANY #

                                                            CONTROL #


THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT), on May 8, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.
o  Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/SCH/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT) on May 8, 2003.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Charles Schwab Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


                                       Account Number
                                                      __________________________

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND AGAINST
ITEM 6.


1. Election of directors:

01 Nancy H. Bechtle    02 C. Preston Butcher
03 David S. Pottruck   04 George P. Shultz

[ ]  Vote FOR all nominees       [ ]  Vote WITHHELD
     (except as marked)               from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
 ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE  ___________________________
 NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     [___________________________]


                                PLEASE FOLD HERE

--------------------------------------------------------------------------------

2. To approve an amendment to the 2001
   Stock Incentive Plan regarding grants
   to non-employee directors.                 [ ] For  [ ] Against   [ ] Abstain

3. To approve the Long-Term Incentive
   Plan.                                      [ ] For  [ ] Against   [ ] Abstain

4. To approve the annual bonus provisions
   contained in Charles R. Schwab's
   amended Employment Agreement.              [ ] For  [ ] Against   [ ] Abstain

5. To approve an incentive plan for
   Lon Gorman.                                [ ] For  [ ] Against   [ ] Abstain

6. To vote on a stockholder proposal
   regarding the expensing of stock
   options.                                   [ ] For  [ ] Against   [ ] Abstain


WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED;
(2) IF NO DIRECTION IS GIVEN, FOR PROPOSALS 1, 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB AND
DAVID S.  POTTRUCK IF ANY OTHER  MATTER  COMES  BEFORE THE ANNUAL  MEETING FOR A
VOTE.


Address Change? Mark Box   [ ]  Indicate changes below:


Date _______________________________________________________


____________________________________________________________
Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                         THE CHARLES SCHWAB CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                               FRIDAY, MAY 9, 2003
                                2:00 P.M. (PST)

                             NOB HILL MASONIC CENTER
                             1111 CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA






  THE ANNUAL MEETING OF STOCKHOLDERS WILL BE BROADCAST OVER THE INTERNET. FOR
     INFORMATION ABOUT THE REAL-TIME WEBCAST, VISIT WWW.SCHWABEVENTS.COM.








================================================================================



THE CHARLES SCHWAB CORPORATION
101 MONTGOMERY STREET
SAN FRANCISCO, CA 94104                                                    PROXY
________________________________________________________________________________

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 9, 2003.

The shares of stock you hold in your account, as well as any shares you hold under the U.S. Trust Corporation 401(k) Plan will be voted as you specify on the reverse side.

IF YOU SIGN AND RETURN YOUR PROXY CARD AND NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1, 2 3, 4 AND 5, AND "AGAINST" Item 6.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab and David S. Pottruck, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

The voting procedures that apply to shares attributable to your interest in the U.S. Trust Corporation 401(k) plan are explained in the enclosed materials.










                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            COMPANY #

                                                            CONTROL #


THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT), on May 8, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o  Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/SCH-EMPL/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., (CT) on May 8, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Charles Schwab Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND AGAINST
ITEM 6.


1. Election of directors:

01 Nancy H. Bechtle    02 C. Preston Butcher
03 David S. Pottruck   04 George P. Shultz

[ ]  Vote FOR all nominees       [ ]  Vote WITHHELD
     (except as marked)               from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
 ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE  ___________________________
 NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     [___________________________]


                                PLEASE FOLD HERE

--------------------------------------------------------------------------------

2. To approve an amendment to the 2001
   Stock Incentive Plan regarding grants
   to non-employee directors.                 [ ] For  [ ] Against   [ ] Abstain

3. To approve the Long-Term Incentive
   Plan.                                      [ ] For  [ ] Against   [ ] Abstain

4. To approve the annual bonus provisions
   contained in Charles R. Schwab's
   amended Employment Agreement.              [ ] For  [ ] Against   [ ] Abstain

5. To approve an incentive plan for
   Lon Gorman.                                [ ] For  [ ] Against   [ ] Abstain

6. To vote on a stockholder proposal
   regarding the expensing of stock
   options.                                   [ ] For  [ ] Against   [ ] Abstain


WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED;
(2) IF NO DIRECTION IS GIVEN, FOR PROPOSALS 1, 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB AND
DAVID S.  POTTRUCK IF ANY OTHER  MATTER  COMES  BEFORE THE ANNUAL  MEETING FOR A
VOTE.

The proxy also constitutes your voting instructions to the Purchasing Agent regarding shares held by the U.S. Trust Corporation 401(k) Plan. If you wish, you may decline to provide any voting instructions for undirected shares by checking the box immediately below.

[ ] I decline to provide any voting instructions at this time to the Purchasing
    Agent regarding any undirected shares under the U.S. Trust Corporation 401(k) Plan. (Check here only if you wish to opt out of having your vote applied pro rata to shares in the U.S. Trust Corporation 401(k) Plan for which the Purchasing Agent receives no direction.)


Address Change? Mark Box   [ ]  Indicate changes below:


Date _______________________________________________________


____________________________________________________________
Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.